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                        PROJECT ISLAND

                   ASSET PURCHASE AGREEMENT

                         JULY 15, 2002

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ARTICLE 1 DEFINITIONS AND CONSTRUCTION.........................................2
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         2.5      Treatment of Consent Required Contracts After Closing Date..20

ARTICLE 3 CLOSING AND PURCHASE PRICE..........................................21
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         4.15     Title to Property; Condition of Property; Absence of Liens..31

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         5.17     Form S-3 Eligibility; Compliance with Nasdaq Listing

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         8.1      Survival....................................................71
         8.2      General Indemnification of Buyer and Seller.................71

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EXHIBITS

Exhibit A         Form of Convertible Cash Note issuable by Catapult Ireland
Exhibit B         Form of Convertible Cash Note issuable by Buyer
Exhibit C         Form of Convertible Stock Note
Exhibit D         Form of Seller's Counsel Legal Opinion
Exhibit E         Form of Buyer's Counsel Legal Opinion

SCHEDULES

1.1(kk)           Consent Required Contracts
1.1(fff)          Excluded Employees
1.1(aaaa)         Key Employees
1.1(iiii)         Licensed Intellectual Property
1.1(jjjj)         Licensed Technology
1.1(pppp)         Offered Employees
1.1(wwww)         Products Under Development
1.1(ppppp)        Tangible Assets
1.1(uuuuu)        Tekelec Japan Contracts
1.1(bbbbbb)       Transferred Contracts
1.1(cccccc)       Transferred Intellectual Property Rights
1.1(dddddd)       Transferred Technology
2.1(j)            Trademarks
2.2(a)            Excluded Assets
4.8               Governmental Authorizations
4.10              Customer Support Contracts
4.15(a)           Leased Real Property
4.16(a)(i)        Registered Intellectual Property Rights
4.16(a)(ii)       Proceedings Related to Registered Intellectual Property Rights
4.16(h)           Tekelec Software
4.16(i)           Third Party Technology
4.16(j)(i)        Ownership or Licensing of Transferred Technology or
                  Intellectual Property Rights
4.16(j)(ii)       Non-exclusive Software Licenses
4.16(o)           Third Parties Access to Transferred or Licensed Technology
4.16(p)           Software Modules
4.16(q)           Form of Tekelec Proprietary Rights and Confidentiality
                  Agreement
4.16(t)           Customer Encryption Keys
4.17              Accounts Receivable Reserves
4.23              Customers

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4.24              Standard Form of Warranty
4.27(a)           Business Employees
4.29(a)           Transactions with Affiliates
5.3               Capitalization
6.10(d)           Severance Pay Plan
6.15(a)           Allocation of Purchase Price
6.16(a)           Amended Agreements
6.16(b)           Terminated Agreements
6.20              Usage of Tekelec Name
7.2(e)            Identified Tekelec Third Party Consents
7.2(f)            Required Amendment of Agreements
7.2(g)            Agreements Required to be Terminated
7.2(h)            Agreements Required to be Assigned
7.2(i)            Liens Required to be Released

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                   ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of July 15, 2002 by and between Catapult Communications Corporation, a
Nevada corporation ("BUYER"), and Tekelec, a California corporation ("SELLER").
Certain capitalized terms used herein shall have the meanings given to them in
ARTICLE 1.

                           RECITALS

         A.    Seller is engaged in the Business.

         B.    Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, as described herein, all of the assets used or held for use by Seller primarily in or necessary for the operation of the Business other than the
Excluded Assets, and Seller desires to license to Buyer, as described herein, certain assets used by Seller in the operation of the Business, all in consideration for the Purchase Price and the assumption by Buyer of certain liabilities of Seller related to the Business and on the terms and conditions set forth herein and in the Ancillary Agreements (the "ACQUISITION").

         C.    Concurrently with the execution and delivery of this Agreement,
Seller and Buyer are entering into the Registration Rights Agreement, the
Sublease Agreement, the Transitional Services Agreement and the Subordinated
Guaranty, and the Key Employees are entering into the Employment Agreements, all of which agreements shall be effective upon the Closing.

         D.    Concurrently with the execution and delivery of this Agreement,
Seller, Buyer and Catapult Ireland are entering into the License Agreement, which agreement shall be effective upon the Closing.

         E.    Concurrently with the execution and delivery of this Agreement,
Seller and Catapult Ireland are entering into the International Rights License
Agreement, which agreement shall be effective immediately prior to the Closing.

         F.    In connection with the Acquisition, Buyer on the one hand, and
Seller on the other hand, desire to make certain representations, warranties, covenants and other agreements as set forth herein.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties, covenants, conditions and other agreements herein contained and contained in the Ancillary
Agreements and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

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                                   ARTICLE 1

                          DEFINITIONS AND CONSTRUCTION
                          ----------------------------

         1.1   DEFINITIONS. The following capitalized terms shall have the meanings set forth below:

               (a)    "ACCOUNTS RECEIVABLE" shall mean all amounts owed by
customers of the Business to Tekelec for the purchase of products and/or services of the Business.

               (b)    "ACQUIRED ASSETS" shall have the meaning set forth in
SECTION 2.1.

               (c)    "ACQUISITION" shall have the meaning set forth in the
recitals.

               (d)    "ADJUSTMENT BALANCE SHEETS" shall have the meaning set
forth in SECTION 3.5(A).

               (e)    "AGREEMENT" shall have the meaning set forth in the
preamble.

               (f)    "ALLOCATION NOTICE" shall have the meaning set forth in
SECTION 6.15.

               (g)    "ANCILLARY AGREEMENTS" shall mean the General Assignment
and Bill of Sale, the Subordinated Guaranty, the International Rights License
Agreement, the Sublease Agreement, the Registration Rights Agreement, the
License Agreement, the Convertible Notes and the Transitional Services
Agreement.

               (h)    "ASSUMED LIABILITIES" shall have the meaning set forth in
SECTION 2.3.

               (i)    "AVERAGE WORKING CAPITAL" shall have the meaning set forth in SECTION 3.5(G).

               (j)    "BALANCE SHEET DATE" shall mean March 31, 2002.

               (k)    "BASKET AMOUNT" shall mean $1,500,000 in the aggregate.

               (l)    "BENEFITS LIABILITIES" shall have the meaning set forth in
SECTION 6.10(D).

               (m)    "BOOKS AND RECORDS" shall mean all material papers and
records (in physical, electronic, magnetic or optical format) in Seller's care, custody, or control relating directly or primarily to the Business, including all purchasing and sales records, customer and vendor lists, accounting and financial records, product documentation, product specifications, marketing requirement documents, software release notes or orders and documentation relating to maintenance obligations or other Assumed Liabilities, but excluding minute books, stock transfer records and tax returns (other than those of
Tekelec Japan which shall be deemed to be included within the definition of
Books and Records).

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               (n)    "BUSINESS" shall mean (a) the business of Seller's Network
Diagnostics Division as presently conducted, including the business of developing, manufacturing, selling, marketing, supporting, and providing services related to, the Products, and (b) the business of Tekelec Japan.

               (o)    "BUSINESS EMPLOYEES" shall mean all individuals employed
by Seller who as of the date of this Agreement or as of the Closing Date, as applicable, are primarily dedicated to providing services to the Business including, as of the date of this Agreement, those employees identified on
SCHEDULE 4.27(A).

               (p)    "BUSINESS FACILITY" shall have the meaning set forth in
SECTION 4.28(A).

               (q)    "BUSINESS FINANCIAL STATEMENTS" shall mean the audited
consolidated statements of income and cash flows for the years ended December
31, 2001, 2000 and 1999 for the Business and the audited balance sheets as of
December 31, 2001 and 2000 for the Business and the unaudited consolidated statements of income and cash flows for the period between January 1, 2002 and the Balance Sheet Date for the Business and the unaudited balance sheet for the
Business as of the Balance Sheet Date.

               (r)    "BUYER" shall have the meaning set forth in the preamble
of this Agreement.

               (s)    "BUYER COMMON STOCK" shall mean the common stock of Buyer,
$0.001 par value per share.

               (t)    "BUYER COMPETITIVE BUSINESS" shall mean a business of
developing, manufacturing, selling, marketing or supporting any product capable of protocol analysis or of simulating, diagnosing, analyzing or testing communications networks, or any product otherwise having substantially similar functionality to that of any Product (including products which include a superset of a Product's functionality), or providing any service which replaces the need for any such product; PROVIDED, HOWEVER, that in no event shall a Buyer
Competitive Business include developing, manufacturing, selling, marketing or supporting signaling or network infrastructure products, packet telephony network products, products used for network maintenance, surveillance or revenue assurance (including fraud prevention and billing and including, without limitation, Tekelec's Sentinel product or any successor or enhancements thereto)
or products providing planning, management and call routing and control tools for contact center environments.

               (u)    "BUYER CONSIDERATION" shall mean (i) if the International
Value is less than $27,500,000, then a Convertible Cash Note issued by Buyer with a principal amount equal to $7,500,000 less the principal amount of the
Convertible Cash Note included in the Ireland Consideration, if any and (ii) the
Cash Consideration less any amount of cash included in the Ireland
Consideration.

               (v)    "BUYER CONTRACT" shall have the meaning set forth in
SECTION 5.5.

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               (w)    "BUYER FINANCIAL STATEMENTS" shall mean the financial
statements of Buyer contained in the Buyer SEC Documents.

               (x)    "BUYER RESTRICTION" shall mean any lien, claim, charge,
security interest, lease, license, encumbrance, requirement, royalty or other restriction or obligation of any kind whatsoever, to which Buyer or any subsidiary of Buyer may be subject or by which any of their respective properties may be bound as a result of Buyer's conduct unrelated to the operation of the Business and other than solely as a result of this Agreement, the Ancillary Agreements or the transactions contemplated herein and therein.
Without limiting the generality of the foregoing, such lien, claim, charge, security interest, lease, license, encumbrance, requirement, royalty or other restriction or obligation may arise by virtue of (i) any Contract between Buyer or any subsidiary of Buyer and a third party, other than Transferred Contracts or Consent Required Contracts, or (ii) any law, rule, regulation, order, judgment or decree of any Governmental Entity in the United States, Japan or any
other country.

               (y)    "BUYER SEC DOCUMENTS" shall mean each annual report,
quarterly report, current report, registration statement, and definitive proxy statement filed by Buyer with the SEC since December 31, 2000.

               (z)    "BUYER'S DISCLOSURE SCHEDULE" shall mean the schedule,
dated the date hereof, of exceptions to the representations and warranties made, and the listings of information provided, by Buyer hereunder.

               (aa)   "CASH CONSIDERATION" shall mean the cash amount of
$42,500,000.

               (bb)   "CATAPULT IRELAND" shall mean Catapult Communications
International Limited, an Irish company and a wholly owned subsidiary of Buyer.

               (cc)   "CLOSING" shall have the meaning set forth in SECTION 3.1.

               (dd)   "CLOSING BALANCE SHEET" shall have the meaning set forth
in SECTION 3.5(A) BELOW.

               (ee)   "CLOSING DATE" shall mean the date on which the Closing
occurs.

               (ff)   "COBRA" shall mean the continuation coverage requirements
for "group health plans" under Title X of the Consolidated Omnibus Budget
Reconciliation Act of 1985, as amended from time to time, and as codified in
Code Section 4980B and ERISA Section 601 through 608 and the regulations issued thereunder.

               (gg)   "CODE" shall mean the Internal Revenue Code of 1986, as
amended, or any successor thereto.

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               (hh)   "COMPARISON BALANCE SHEETS" shall have the meaning set
forth in SECTION 3.5(A) BELOW.

               (ii)   "CONFIDENTIAL INFORMATION" shall mean (i) any information
disclosed by a party, including present employees, third party contractors or agents of that party (the "DISCLOSING PARTY"), to the other party (the
"RECEIVING PARTY") and which such Disclosing Party has marked as confidential or has otherwise identified as being confidential or, if disclosed verbally, which such Disclosing Party has indicated prior to such disclosure is confidential;
PROVIDED that Confidential Information shall exclude information that the
Receiving Party can demonstrate: (i) was independently developed by the
Receiving Party without any use of or reference to the Disclosing Party's confidential information; (ii) becomes known to the Receiving Party, without restriction, from a source (other than the Disclosing Party) that had a right to disclose it without breach of this Agreement or any other contractual obligation; (iii) was in the public domain at the time it was disclosed or enters the public domain through no act or omission of the Receiving Party; or
(iv) was rightfully known to the Receiving Party, without restriction, at the time of disclosure; and PROVIDED FURTHER that after the Closing, confidential information that has been disclosed by Seller relating to the Business, the
Acquired Assets or the Assumed Liabilities, other than the Excluded Assets, shall be deemed the confidential information of Buyer for purposes of this
Agreement.

               (jj)   "CONFIDENTIALITY AGREEMENT" shall mean those certain
Nondisclosure Agreements dated as of December 7, 2001 between Buyer and Seller.

               (kk)   "CONSENT REQUIRED CONTRACTS" shall mean the Contracts
identified on SCHEDULE 1.1(KK) (which schedule shall be updated at the Closing by Seller to reflect the removal of Contracts originally identified as of the date of this Agreement on SCHEDULE 1.1(KK), but which have been moved to
SCHEDULE 1.1(BBBBBB) as a Transferred Contract pursuant to SECTION 6.8) which either (i) are Contracts (A) to which Seller is a party or is otherwise bound,
(B) which are related to the Business and (C) which Seller is willing to assign or transfer to Buyer, but which are not transferable or assignable without the consent of the other party or parties to such Contracts, which consent has not been obtained as of the date of this Agreement or the Closing, as applicable, or
(ii) are Tekelec Japan Contracts which would be breached by or otherwise provide for a loss of rights in the event of, the consummation of the transactions contemplated herein (including the acquisition by Buyer of the Tekelec Japan
Stock) without the consent of the other party or parties to such Contracts, which consent has not been obtained as of the date of this Agreement or the
Closing, as applicable.

               (ll)   "CONTINUING EMPLOYEES" shall mean any Business Employee
who becomes an employee of Buyer as a result of the Closing.

               (mm)   "CONTRACT" shall mean any agreement, contract, indenture,
instrument, guarantee or other similar agreement.

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               (nn)   "CONVERSION SHARES" shall mean the shares of Buyer Common
Stock acquired by Seller pursuant to the conversion of the Convertible Notes including any repayment of the Convertible Stock Note by delivery of shares of
Buyer Common Stock.

               (oo)   "CONVERTIBLE CASH NOTE" shall mean the unsecured 2%
Convertible Subordinated Note or Notes Due 2004, with an aggregate principal amount of $7,500,000 issued at the Closing to Seller, in the form attached hereto as EXHIBIT A if issued by Catapult Ireland or in the form attached hereto as EXHIBIT B if issued by Buyer.

               (pp)   "CONVERTIBLE STOCK NOTE" shall mean the unsecured 2%
Convertible Subordinated Note Due 2004, in the principal amount of $10,000,000 issued at the Closing by Catapult Ireland to Seller, in the form attached hereto as EXHIBIT C.

               (qq)   "CONVERTIBLE NOTES" shall mean the Convertible Cash Notes
and the Convertible Stock Note.

               (rr)   "COPYRIGHTS" shall mean all copyrights, copyrights
registrations and applications therefor and all other rights corresponding thereto throughout the world.

               (ss)   "CURRENT BALANCE SHEET" shall mean the balance sheet dated as of the Balance Sheet Date included in the Business Financial Statements.

               (tt)   "CUSTOMER INFORMATION" shall mean all customer lists,
customer contact information, customer correspondence and customer licensing and purchasing histories relating primarily to the current and former customers of the Business.

               (uu)   "DELIVERY DATE" shall have the meaning set forth in
SECTION 3.5(A).

               (vv)   "DISCLOSING PARTY" shall have the meaning set forth in
SECTION 1.1(II) ABOVE.

               (ww)   "DOJ" shall mean the antitrust division of the United
States Department of Justice, or any successor thereto.

               (xx)   "EMPLOYEE PLAN" shall mean any plan, program, policy,
practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each "employee benefit plan" within the meaning of Section 3(3) of
ERISA, which is or has been maintained, contributed to, or required to be contributed to, by Seller or any ERISA Affiliate for the benefit of any Business
Employee, or with respect to which Seller has or may have any Liability to any
Business Employee.

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               (yy)   "EMPLOYMENT AGREEMENTS" shall mean those certain
employment agreements by and between Buyer and each of the Key Employees executed prior to or on the date of this Agreement and dated as of the date of this Agreement.

               (zz)   "ENVIRONMENTAL LAWS" shall mean all applicable laws,
rules, regulations, orders, treaties, statutes, and codes promulgated by any
Governmental Entity which prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the
Comprehensive Environmental Response, Compensation, and Liability Act of 1980,
the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution
Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the
Clean Water Act, the Occupational Safety and Health Act (insofar as it relates to Hazardous Materials or Hazardous Materials Activities), comparable laws, rules, regulations, ordinances, orders, treaties, statutes, and codes of other
Governmental Entities, the regulations promulgated pursuant to any of the foregoing, and all amendments and modifications of any of the foregoing.

               (aaa)  "ENVIRONMENTAL PERMITS" shall have the meaning set forth in SECTION 4.28(C).

               (bbb)  "ERISA" shall mean the Employee Retirement Income Security
Act of 1974, as amended.

               (ccc)  "ERISA AFFILIATE" shall mean each other person or entity under common control with Seller within the meaning of Section 414(b), (c), (m)
or (o) of the Code and the regulations thereunder.

               (ddd)  "EXCHANGE ACT" shall mean the Securities Exchange Act of
1934, as amended, or any successor thereto.

               (eee)  "EXCLUDED ASSETS" shall have the meaning set forth in
SECTION 2.2.

               (fff)  "EXCLUDED EMPLOYEES" shall mean those employees of Seller identified on SCHEDULE 1.1(FFF).

               (ggg)  "EXCLUDED LIABILITIES" shall have the meaning set forth in
SECTION 2.4.

               (hhh)  "FINAL CLOSING BALANCE SHEET" shall have the meaning set forth in SECTION 3.5(C).

               (iii)  "FINAL COMPARISON BALANCE SHEETS" shall have the meaning set forth in SECTION 3.5(C).

               (jjj)  "FTC" shall mean the United States Federal Trade
Commission, or any successor thereto.

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               (kkk)  "GAAP" shall mean United States generally accepted
accounting principles.

               (lll)  "GENERAL ASSIGNMENT AND BILL OF SALE" shall mean that certain agreement executed by Seller and delivered to Buyer at the Closing, in a form reasonably acceptable to Buyer, pursuant to which the Acquired Assets will be assigned and transferred by Seller to Buyer.

               (mmm)  "GOVERNMENTAL AUTHORIZATION" shall mean each consent, license, permit, grant or other authorization issued to Seller by a Governmental
Entity and which Seller currently operates or holds solely or primarily in connection with an interest in the Acquired Assets.

               (nnn)  "GOVERNMENTAL ENTITY" shall mean any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission.

               (ooo)  "HAZARDOUS MATERIAL" shall mean any amount of any
substance that is prohibited or regulated by any Environmental Law or that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment, including PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of
1980, as amended, or defined as a hazardous waste pursuant to the United States
Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, other than office and janitorial supplies properly and safely maintained.

               (ppp)  "HAZARDOUS MATERIALS ACTIVITIES" shall have the meaning set forth in SECTION 4.28(B).

               (qqq)  "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended, or any successor thereto.

               (rrr)  "INDEBTEDNESS" shall mean (i) any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or other similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances, (ii) capital lease obligations, (iii) any balance deferred and unpaid for the purchase price of any property, (iv) all indebtedness of others secured by a lien on any asset, (v)
outstanding checks that will be funded by borrowed money, whether current or long-term, secured or unsecured, and (vi) to the extent not otherwise included in the immediately preceding clauses, any guaranty of any indebtedness of any other Person.

               (sss)  "INDEMNIFIED PARTIES" shall mean, in the case of Buyer,
Buyer and its officers, directors, affiliates and agents and, in the case of
Seller, Seller and its officers, directors, affiliates and agents.

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               (ttt)  "INDEMNIFYING PARTY" shall mean a party against whom indemnification is sought pursuant to SECTION 8.2.

               (uuu)  "INTELLECTUAL PROPERTY RIGHTS" shall mean any or all of the following and all statutory and/or common law rights throughout the world, excluding any and all moral rights of authors which are incapable of assignment or transfer under applicable law, in, arising out of, or associated therewith:
(i) all Patents; (ii) all inventions (whether patentable or not), invention disclosures and improvements, all trade secrets, proprietary information, know how and technology; (iii) all works of authorship, Copyrights, mask works, copyright and mask work registrations and applications; (iv) all industrial designs and any registrations and applications therefor; (v) all Trademarks;
(vi) all databases and data collections (including knowledge databases, customer lists and customer databases); (vii) all rights in Software; (viii) all other rights in or to any Technology; (ix) any similar, corresponding or equivalent rights to any of the foregoing; and (x) all goodwill associated with any of the foregoing.

               (vvv)  "INTERNATIONAL RIGHTS LICENSE AGREEMENT" shall mean that certain international rights license agreement between Catapult Ireland and
Seller dated the date of this Agreement and effective immediately prior to the
Closing.

               (www)  "INTERNATIONAL VALUE" shall mean the value of the rights to be acquired by Catapult Ireland pursuit to the License Agreement and the
International Rights License Agreement as determined by an independent appraisal to be commissioned by Buyer, at its expense, and completed prior to Closing.

               (xxx)  "INVENTORY" means all inventory, wherever located, of raw materials, work in progress, finished products, inventoriable supplies, and parts and non-capital spare parts owned by Seller and used or held for use primarily in the operation or conduct of the Business.

               (yyy)  "IRELAND CONSIDERATION" shall mean the (i) Convertible
Stock Note; (ii) if the International Value exceeds $10,000,000, then cash in the amount of the International Value less $10,000,000, not to exceed
$10,000,000; (iii) if the International Value exceeds $20,000,000, then a
Convertible Cash Note with a principal amount equal to the International Value less $20,000,000, not to exceed $7,500,000; and (iv) if the International Value exceeds $27,500,000, then additional cash in the amount equal to the
International Value less $27,500,000, which consideration is being delivered by or issued by Catapult Ireland pursuant to the terms of this Agreement in consideration of the rights it is receiving under the International Rights
License Agreement and under the License Agreement.

               (zzz)  "IRS" shall mean the United States Internal Revenue
Service.

               (aaaa) "KEY EMPLOYEES" shall mean those employees identified on
SCHEDULE 1.1(AAAA).

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               (bbbb) "KNOWLEDGE" shall mean the actual knowledge, without independent investigation and inquiry, of the current officers and employees of
Buyer or Seller, as the case may be, as of the date of this Agreement and the
Closing, as applicable.

               (cccc) "LATENT LIABILITY" shall mean any Liability arising out of violations of law or breach of Contract existing (and to the extent continuing after), or other facts or circumstances, actions taken or products delivered or services rendered, prior to the Closing.

               (dddd) "LEASE AGREEMENTS" shall have the meaning set forth in
SECTION 4.15(A).

               (eeee) "LEASED REAL PROPERTY" shall have the meaning set forth in
SECTION 4.15(A).

               (ffff) "LEGAL REQUIREMENT" shall mean any law, rule, regulation, order, judgment or decree currently in effect in any jurisdiction in the United
States, Japan and any other countries in which the Business is currently and actively conducted and, for purposes of ARTICLES 5, 6, 7 and 9, in Ireland.

               (gggg) "LIABILITY" shall mean any and all debts, liabilities and obligations, whether accrued, unaccrued, fixed, absolute, contingent, matured, unmatured, determined, determinable, including those arising under any U.S.
federal, state, local or non-U.S. law, claim, action, suit, arbitration, inquiry, proceeding or investigation by any national, federal, state, municipal or local law or other government, governmental, regulatory or administrative authority, agency or commission of any court, tribunal or judicial or arbitral body and those arising under any Contract or undertaking.

               (hhhh) "LICENSE AGREEMENT" shall mean that certain license agreement executed and delivered by the parties and Catapult Ireland on the date of this Agreement and effective upon the Closing.

               (iiii) "LICENSED INTELLECTUAL PROPERTY" shall mean the
Intellectual Property Rights owned or otherwise licensable by Seller, other than the Transferred Intellectual Property Rights, which were, prior to the Closing, used by Seller in the operation of the Business, or which would otherwise be infringed by the operation of the Business by Buyer after Closing as conducted by, or as contemplated (as evidenced by a written business plan, written development plan or computer software code) to be conducted by, Seller prior to
Closing, including developing, manufacturing, selling, marketing and supporting of, and providing services related to, any products capable of simulating, diagnosing, analyzing, testing or protocol analysis of communications networks.
The "Licensed Intellectual Property" shall include without limitation the items listed in SCHEDULE 1.1(IIII).

               (jjjj) "LICENSED TECHNOLOGY" shall mean the Technology owned or otherwise licensable by Seller, other than the Transferred Technology, which was, prior to the Closing, used by Seller in the operation of the Business, or which would be used by or otherwise be infringed by the operation of the
Business by Buyer after Closing as conducted by, or as contemplated (as evidenced by a written business plan, written development plan or computer software code) to be conducted by,

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Seller prior to Closing, including developing, manufacturing, selling, marketing and supporting of, and providing services related to, any products capable of simulating, diagnosing, analyzing, testing or protocol analysis of communications networks. The "Licensed Technology" shall include without limitation the items listed in SCHEDULE 1.1(JJJJ).

               (kkkk) "LIENS" shall mean any mortgage, lien, pledge, charge, security interest or encumbrance of any kind whatsoever in respect of any asset, other than liens for Taxes not yet due and payable.

               (llll) "LOSS" shall mean any claim, loss, Liability, damage, deficiency, cost or expense, including reasonable attorneys' fees and expenses of investigation and defense.

               (mmmm) "MATERIAL ADVERSE EFFECT" shall mean any change, event or effect that is materially adverse to the Acquired Assets, financial condition of the Business or results of operations of the Business in the case of the
Business, or to the consolidated financial condition or results of operations of
Buyer, in the case of Buyer; PROVIDED, HOWEVER, that no change, event or effect, individually or in the aggregate, shall be deemed to comprise a Material Adverse
Effect if such change, event or effect results from or arises out of (a) changes in general economic conditions, (b) conditions affecting the telecommunications industry generally, (c) any action contemplated by and not resulting in a violation of this Agreement or the Ancillary Agreements or (d) the announcement or pendency of the transactions contemplated by this Agreement or any of the
Ancillary Agreements.

               (nnnn) "NOTICE OF DISAGREEMENT" shall have the meaning set forth in SECTION 3.5(C).

               (oooo) "OFFER LETTER" shall mean a letter that offers "at-will"
employment with Buyer.

               (pppp) "OFFERED EMPLOYEES" shall mean those Business Employees identified on SCHEDULE 1.1(PPPP).

               (qqqq) "OFFICER'S CERTIFICATE" shall mean a certificate signed by any Indemnified Party (or in the case of an Indemnified Party that is not a natural person, an officer thereof): (i) stating that such Indemnified Party has sustained, incurred, or accrued, or reasonably anticipates that it will have to sustain, incur, or accrue Losses, and (ii) specifying in reasonable detail the individual items of Losses included in the amount so stated and the basis for such Losses or anticipated Losses, and the nature of the misrepresentation or breach of warranty to which such item is related.

               (rrrr) "PATENTS" shall mean patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof.

               (ssss) "PERMITTED LIENS" shall have the meaning set forth in
SECTION 4.15(B).

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               (tttt)    "PERSON" shall mean an individual, a partnership, a
limited liability company, a corporation, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization, or a
Governmental Entity.

               (uuuu)    "PRE-EXISTING CONTAMINATION" shall have the meaning set
forth in SECTION 1.1(LLLLL).

               (vvvv)    "PRE-CLOSING HAZARDOUS MATERIALS ACTIVITIES" shall have
the meaning set forth in SECTION 1.1(LLLLL).

               (wwww)    "PRODUCTS" shall mean (i) the MGTS i2000, MGTS i3000,
MGTS UMTS, MGTS GPRS, MGTS SS7, MGTS IP, MGTS Companion, MGTS Test Automation,
MGTS X-Stream Packet Generator, Chameleon, Flex, Inspector and any subfamilies thereof and (ii) all products of the Business currently under development by
Seller and consisting of all products listed on SCHEDULE 1.1(WWWW).

               (xxxx)    "PTO" shall mean the United States Patent and Trademark
Office, or any successor thereto.

               (yyyy)    "PURCHASE PRICE" shall mean the Buyer Consideration and
the Ireland Consideration.

               (zzzz)    "RECEIVING PARTY" shall have the meaning set forth in
SECTION 1.1(II).

               (aaaaa)   "REGISTERED INTELLECTUAL PROPERTY RIGHTS" shall mean
all United States, international and foreign: (i) Patents; (ii) registered
Trademarks; (iii) registered copyrights and applications for copyright registration; (iv) domain name registrations; and (v) any other Intellectual
Property Rights that are the subject of an application, certificate, filing, registration or other document issued, filed with or recorded by any
Governmental Entity.

               (bbbbb)   "REGISTRATION RIGHTS AGREEMENT" shall mean that certain
registration rights agreement executed and delivered by the parties on the date of this Agreement and effective upon the Closing.

               (ccccc)   "RETURNS" shall have the meaning set forth in SECTION
4.22(A).

               (ddddd)   "SEC" shall mean the United States Securities and
Exchange Commission, or any successor thereto.

               (eeeee)   "SECURITIES ACT" shall mean the Securities Act of 1933,
as amended, or any successor thereto.

               (fffff)   "SELLER" shall have the meaning set forth in the
preamble.

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               (ggggg)   "SELLER'S LETTER" shall have the meaning set forth in
SECTION 3.5(D).

               (hhhhh)   "SELLER FINANCIAL STATEMENTS" shall mean the financial
statements of Seller contained in the Seller SEC Documents.

               (iiiii)   "SELLER RETAINED BUSINESS" shall mean all business of
Seller and its subsidiaries (other than Tekelec Japan), including, without limitation, Seller's Network Systems Division (including without limitation
Seller's business relating to its Sentinel product line) and Seller's Contact
Center Division, but excluding the Business.

               (jjjjj)   "SELLER SEC DOCUMENTS" shall mean each annual report,
quarterly report, current report, registration statement, and definitive proxy statement filed by Seller with the SEC since December 31, 2000.

               (kkkkk)   "SELLER'S DISCLOSURE SCHEDULE" shall mean the schedule,
dated the date hereof, of exceptions to the representations and warranties made and the listings of information provided by Seller hereunder.

               (lllll)   "SELLER'S RETAINED ENVIRONMENTAL LIABILITIES" shall
mean any liability, obligation, judgment, penalty, fine, cost or expense, of any kind or nature, or the duty to indemnify, defend or reimburse any Person with respect to: (i) the presence on or before the Closing Date of any Hazardous
Materials in the soil, groundwater, surface water, air or building materials of any Business Facility which Seller, any subsidiary of Seller, or their employees, agents, invitees or licensees caused or allowed or is otherwise liable for by contract ("Pre-Existing Contamination"); (ii) the migration at any time prior to or after the Closing Date of Pre-Existing Contamination on the
Business Facility or to any other real property, or the soil, groundwater, surface water, air or building materials thereof; (iii) any Hazardous Materials
Activity conducted on any Business Facility prior to the Closing Date or otherwise occurring prior to the Closing Date in connection with or to benefit the Business ("Pre-Closing Hazardous Materials Activities"); (iv) the exposure of any person to Pre-Existing Contamination or to Hazardous Materials in the
course of or as a consequence of any Pre-Closing Hazardous Materials Activities,
without regard to whether any health effect of the exposure has been manifested as of the Closing Date; (v) the violation of any Environmental Laws by the
Seller or any of its subsidiaries or any of its agents, employees, corporate or other legal predecessors in interest, contractors, invitees or licensees prior to the Closing Date or in connection with any Pre-Closing Hazardous Materials
Activities prior to the Closing Date; and (vi) the violation by the Seller of any Environmental Law (unrelated to Pre-Existing Contamination) which first occurs prior to the Closing Date and continues to occur after the Closing Date until that date which is six (6) months following the Closing Date; provided however, that upon discovery, Buyer shall act reasonably to mitigate any such continuing violation.

               (mmmmm)   "SOFTWARE" shall mean any and all computer software and
code, including assemblers, applets, compilers, source code, object code, data
(including image and sound

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data), design tools and user interfaces, in any form or format, however fixed including source code listings and documentation.

               (nnnnn)   "SUBLEASE AGREEMENT" shall mean those certain sublease
agreements relating to a portion of Seller's Morrisville, North Carolina facility executed and delivered by the parties on or after the date of this
Agreement and effective upon the Closing.

               (ooooo)   "SUBORDINATED GUARANTY" shall mean that certain
subordinated guaranty executed and delivered by the parties on the date of this
Agreement and effective upon the Closing.

               (ppppp)   "TANGIBLE ASSETS" shall mean all equipment, machinery,
furniture, fixtures and tangible personal property identified on SCHEDULE
1.1(PPPPP).

               (qqqqq)   "TAX" and "TAXES" shall mean (i) any and all federal,
state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes as well as public imposts, fees and social security charges (including health, unemployment and pension insurance), together with all interest, penalties and additions imposed with respect to such amounts (ii)
any Liability for the payment of any amounts of the type described in clause (i)
as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any Liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other Person or as a result of any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any Liability for taxes of a predecessor entity.

               (rrrrr)   "TECHNOLOGY" shall mean all information related to,
constituting or disclosing, and all tangible copies, implementations and embodiments in any media of, technology, including all know-how, show-how, techniques, trade secrets, inventions (whether or not patented or patentable), ideas, concepts, designs, algorithms, routines, Software, files, databases, works of authorship, methods or processes.

               (sssss)   "TEKELEC GROUP" shall mean Tekelec and Tekelec Japan.

               (ttttt)   "TEKELEC JAPAN" shall mean Tekelec Ltd., a Japanese
corporation wholly owned by Tekelec.

               (uuuuu)   "TEKELEC JAPAN CONTRACTS" shall mean all Contracts of
Tekelec Japan or to which Tekelec Japan is a party or otherwise bound.

               (vvvvv)   "TEKELEC JAPAN INTELLECTUAL PROPERTY RIGHTS" shall mean
all Intellectual Property Rights of Tekelec Japan.

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               (wwwww)   "TEKELEC JAPAN STOCK" shall mean all outstanding
capital stock of Tekelec Japan.

               (xxxxx)   "TEKELEC JAPAN TECHNOLOGY" shall mean all Technology of
Tekelec Japan.

               (yyyyy)   "THIRD PARTY TECHNOLOGY" shall mean any Technology of a
third party or in the public domain, including open source, public source or freeware Technology or any modification or derivative thereof, including any version of any Software licensed pursuant to any GNU general public license or limited general public license.

               (zzzzz)   "TOTAL CLOSING WORKING CAPITAL" shall have the meaning
set forth in SECTION 3.5(G).

               (aaaaaa)  "TRADEMARKS" shall mean trademarks, service marks, trade names, logos and registrations and applications for registration thereof.

               (bbbbbb)  "TRANSFERRED CONTRACTS" shall mean the Contracts identified on SCHEDULE 1.1(BBBBBB) (which schedule shall be updated at the
Closing by Seller to reflect the addition of Contracts originally identified as of the date of this Agreement on SCHEDULE 1.1(KK) as a Consent Required Contract
but which have been moved to SCHEDULE 1.1(BBBBBB) pursuant to SECTION 6.8) which do not require consent to assignment from a third party or for which consent to assignment from a third party has been obtained prior to the Closing.

               (cccccc)  "TRANSFERRED INTELLECTUAL PROPERTY RIGHTS" shall mean
(a) all Intellectual Property Rights of Seller used primarily in the operation by Seller of the Business as conducted prior to Closing or as contemplated to be conducted (as evidenced by a written business plan, written development plan or computer software code) by Seller prior to Closing, and (b) all Tekelec Japan
Intellectual Property Rights. The "Transferred Intellectual Property Rights"
shall include without limitation the items listed in SCHEDULE 1.1(CCCCCC). For purposes of the foregoing sentence, "used primarily in the operation by Seller of the Business" means that the Intellectual Property Rights were used in the operation of the Business proportionately more than such Intellectual Property
Rights were used in the operation of the Seller Retained Business or were developed or invented by Business Employees for use primarily in the Business.

               (dddddd)  "TRANSFERRED TECHNOLOGY" shall mean (a) all Technology of Seller used primarily in the operation by Seller of the Business as conducted prior to Closing or as contemplated to be conducted (as evidenced by a written business plan, written development plan or computer software code) by Seller prior to Closing, and (b) all Tekelec Japan Technology. The "Transferred
Technology" shall include without limitation the items listed in SCHEDULE
1.1(DDDDDD). For purposes of the foregoing sentence, "used primarily in the operation by Seller of the Business" means that the Technology was used in the operation of the Business proportionately more than such Technology

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was used in the operation of the Seller Retained Business or was developed or invented by Business Employees for use primarily in the Business.

               (eeeeee)  "TRANSFER TAXES" shall mean all sales, use,
value-added, gross receipts, excise, registration, stamp, duty, transfer and other similar taxes and governmental fees.

               (ffffff)  "TRANSITIONAL SERVICES AGREEMENT" shall mean that certain transitional services agreement executed and delivered by the parties on the date of this Agreement and effective upon the Closing.

               (gggggg)  "WARN" shall mean the Worker Adjustment and Retraining
Notification Act.

               (hhhhhh)  "WORKING CAPITAL" shall mean current assets (excluding cash and Excluded Assets) less (i) for the purposes of the Closing Balance
Sheet, only current liabilities that are Assumed Liabilities and (ii) for the purposes of the Comparison Balance Sheets, only current liabilities in the same categories as the Assumed Liabilities, as calculated pursuant to the Working
Capital Instructions.

               (iiiiii)  "WORKING CAPITAL INSTRUCTIONS" means the instructions set forth in SCHEDULE 3.5(A) attached hereto for use in the preparation of the
Closing Balance Sheet.

               (jjjjjj)  "YEAR 2000 COMPLIANT" shall have the meaning set forth in SECTION 4.16(W).

1.2   INTERPRETATION AND CONSTRUCTION.

               (a)       All references in this Agreement to "ARTICLES,"
"SECTIONS," "SCHEDULES" and "EXHIBITS" refer to the articles, sections, schedules and exhibits of this Agreement, unless otherwise indicated.

               (b)       As used in this Agreement, neutral pronouns and any
variations thereof shall be deemed to include the feminine and masculine and all terms used in the singular shall be deemed to include the plural, and vice versa, as the context may require.

               (c)       The words "HEREOF," "HEREIN" and "HEREUNDER" and other
words of similar import refer to this Agreement as a whole, as the same may from time to time be amended or supplemented, and not to any subdivision contained in this Agreement.

               (d)       The word "INCLUDING" when used herein is not intended
to be exclusive and means "INCLUDING, WITHOUT LIMITATION."

               (e)       The parties agree that they have been represented by
counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Legal

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Requirement or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                           ARTICLE 2

                    ASSETS AND LIABILITIES

         2.1   ACQUIRED ASSETS. Subject to the other terms and conditions set forth in this Agreement, Seller hereby agrees at the Closing to sell, convey, transfer and assign to Buyer, and Buyer hereby agrees to purchase from Seller, all of Seller's rights, title and interest in and to the assets used or held for use by Seller primarily in or necessary for the Business, as the same shall exist at and as of the Closing (whether or not any of such assets have any value for accounting purposes or are reflected on the Business Financial Statements), free and clear of any and all Liens except Permitted Liens, including the following assets (collectively, the "ACQUIRED ASSETS"):

               (a)       the Tangible Assets;

               (b)       the Transferred Intellectual Property Rights (except
for those Transferred Intellectual Property Rights indirectly acquired by Buyer by buying the Tekelec Japan Stock);

               (c)       the Transferred Technology (except for the Tekelec
Japan Technology indirectly acquired by Buyer by buying the Tekelec Japan
Stock);

               (d)       the Transferred Contracts;

               (e)       the Inventory;

               (f)       the Accounts Receivable (other than any Accounts
Receivable arising out of the sale of the Sentinel product by Tekelec Japan);

               (g)       the Tekelec Japan Stock;

               (h)       originals of the Books and Records, provided that
Seller may retain copies of such Books and Records;

               (i)       any insurance proceeds or any claim to any insurance
proceeds relating to any damage to, or loss or destruction of, any asset which occurs on or after the date of this Agreement and prior to the Closing, provided such damaged asset is, or such lost or destroyed asset would have been, included in the assets being transferred to Buyer hereunder;

               (j)       the Trademarks listed on SCHEDULE 2.1(J);

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               (k)       any other assets which would be reflected on a
consolidated balance sheet of the Business as of the Closing Date if such balance sheet was prepared using the same principles and accounting policies under which the balance sheets included in the Business Financial Statements were prepared; and

               (l)       all rights to recover past, present and future damages
from third parties for the breach, infringement or misappropriation, as the case may be, of any of the foregoing other than any such rights that Tekelec Japan may have against Seller or its subsidiaries for breach, infringement or misappropriation, as the case may be, occurring prior to the Closing.

         2.2   EXCLUDED ASSETS. Notwithstanding anything in SECTION 2.1 to the contrary, the following assets of Seller (collectively, the "Excluded Assets")
related to the Business shall not be deemed to be Acquired Assets and shall be excluded from the assets delivered by Seller to Buyer at the Closing:

               (a)       those assets identified on SCHEDULE 2.2(A);

               (b)       all furniture, furnishings and fixtures located in
Building 2 and in the laboratory space in Building 1, all as identified in the
Sublease Agreement;

               (c)       any claim, cause of action, chose in action, right of
recovery of any kind, to the extent primarily related to any Excluded Liability;

               (d)       all interests in any real property, other than as
contemplated by the Sublease Agreement or leases entered into by Tekelec Japan;

               (e)       all Licensed Intellectual Property (which shall be
licensed to Buyer and Catapult Ireland pursuant to the terms of the License
Agreement);

               (f)       all Licensed Technology (which shall be licensed to
Buyer and Catapult Ireland pursuant to the terms of the License Agreement);

               (g)       all right, title and interest in and to any Trademarks
of Seller other than those listed on SCHEDULE 2.1(J);

               (h)       all Technology and Intellectual Property Rights other
than the Transferred Intellectual Property Rights and the Transferred
Technology, and all rights to Uniform Resource Locators, Web site addresses and domain names;

               (i)       the Employee Plans, including the assets thereof;

               (j)       all life insurance policies on officers and other
employees of Seller and all other insurance policies relating to the operation of the Business and rights arising from any refunds

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due (including, but not limited to, retrospective premium adjustments) with respect to insurance premium payments;

               (k)       to the extent attributable to Taxes referred to in
SECTION 2.4(E), (A) all refunds or credits, if any, of Taxes due to or from
Seller, (B) all deposits of Seller with any taxing authority, including without limitation, tax deposits, prepayments and estimated payments, and (C) any deferred tax assets of Seller;

              (l)        Seller's tax returns, tax and financial records and
reports and other documents and records, including without limitation, audit work papers, pertaining to Seller's or its subsidiaries' operation of the
Business that Seller is required by law to retain, though Seller shall provide copies of such documents as reasonably requested by Buyer;

               (m)       rights arising from prepaid expenses, if any, with
respect to assets not included in the Acquired Assets; and

               (n)       any assets described in SECTION 2.1 that are
transferred or otherwise disposed of by Seller or otherwise consumed, liquidated or used up prior to the Closing in the ordinary course of business without violation of this Agreement or, in the case of the Transferred Contracts, that expire or are terminated prior to the Closing in the ordinary course of business without violation of this Agreement.

         2.3   ASSUMED LIABILITIES. As of the Closing, Buyer hereby agrees to assume, pay or discharge when due only the following obligations or liabilities of Seller (collectively, the "ASSUMED LIABILITIES"):

               (a)       all obligations of Seller under the Transferred
Contracts, except to the extent such obligations arise out of or result from a breach of Seller's obligations thereunder prior to Closing;

               (b)       certain obligations as described in the Sublease
Agreement;

               (c)       all accounts payable and other current liabilities
(other than the current portion of any long term debt and any Benefit
Liabilities) of the Business included in the Final Closing Balance Sheet; and

               (d)       all warranty and customer support and service
obligations of Seller relating to the Products, whether arising before or after
Closing.

Buyer shall remain solely responsible for satisfying, discharging and performing all such Assumed Liabilities on a timely basis in accordance with their terms, provided Buyer shall have the ability to contest, in good faith, any such claim of liability asserted in respect thereof by any Person.

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         2.4   EXCLUDED LIABILITIES. Other than the Assumed Liabilities, Buyer shall not assume by virtue of this Agreement, and shall have no liability or obligation for, any Liabilities of Seller (collectively, the "EXCLUDED
LIABILITIES"), including:

               (a)       any Indebtedness;

               (b)       any Latent Liability other than the warranty and
support obligations described in SECTION 2.3(D);

               (c)       any Benefits Liabilities;

               (d)       Seller's Retained Environmental Liabilities;

               (e)       any Liability for Taxes (other than certain Transfer
Taxes as provided in SECTION 6.14 imposed upon Seller) and all Taxes attributable to the Acquired Assets or Business for any taxable period or portion thereof ending on or prior to the Closing;

               (f)       any Liability arising from or related to the Excluded
Assets (including any Liabilities arising out of the sale of the Sentinel product by Tekelec Japan); and

               (g)       any Liability under a Transferred Contract arising out
of any breach of such Transferred Contract prior to the Closing Date.

         2.5   TREATMENT OF CONSENT REQUIRED CONTRACTS AFTER CLOSING DATE. To
the extent permitted by applicable Law, all Contracts which are Consent Required
Contracts as of the Closing shall be held, from the Closing Date and until the appropriate consents to transfer are obtained, by Seller or the applicable subsidiary of Seller in trust for Buyer and the covenants and obligations thereunder shall be performed by Buyer, at its sole cost and expense, in
Seller's or such subsidiary's name and all benefits and obligations existing thereunder shall be for Buyer's account. Seller shall take or cause to be taken at Buyer's sole cost and expense such actions in its name or otherwise as Buyer may reasonably request so as to provide Buyer with the benefits of such Consent
Required Contracts and to effect collection of money or other consideration that becomes due and payable under such Consent Required Contracts, and Seller or the applicable subsidiary shall promptly pay over to Buyer all money or other consideration received by it after the Closing in respect to all such Consent
Required Contracts. Buyer's obligations under this SECTION 2.5 are in addition to its obligations under SECTION 2.3.

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                                   ARTICLE 3

                           CLOSING AND PURCHASE PRICE
                           --------------------------

         3.1   CLOSING. The closing of the transactions contemplated by this
Agreement (the "CLOSING") shall take place at the offices of Wilson Sonsini
Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto,
California commencing at 10:00 a.m., Pacific Time, on the later of (i) the date that is two (2) business days following the satisfaction or written waiver of the conditions of Closing set forth in ARTICLE 7 hereof (other than those conditions which by their terms are not to be satisfied until the Closing, but subject to the waiver or fulfillment of those conditions) or (ii) August 20,
2002, or such other date or location as the parties may mutually determine.

         3.2   PURCHASE PRICE. At the Closing, Buyer will deliver to Seller the
Buyer Consideration and will cause Catapult Ireland to deliver to Seller the
Ireland Consideration. The Convertible Notes so delivered will be executed by
Buyer or Catapult Ireland, as applicable. The cash will be delivered in the form of a check or checks payable to Seller or via wire transfer pursuant to instructions provided by Seller.

         3.3   CLOSING DATE DELIVERIES OF SELLER. At the Closing, Seller shall deliver, or cause to be delivered, to Buyer:

               (a)       The Acquired Assets, including (i) with respect to the
Transferred Contracts, a complete, accurate and legible copy of each such
Contract (including all amendments and supplements thereto), (ii) with respect to the Transferred Contracts that were Consent Required Contracts as of the date of this Agreement, a written consent in a form reasonably acceptable to Seller by the third parties thereto to the transfer and assignment of such Consent
Required Contract to Buyer and (iii) with respect to the Tekelec Japan Stock, the share certificates representing the Tekelec Japan Stock and any required share transfer forms duly executed by Seller in form reasonably acceptable to counsel for Buyer;

               (b)       The duly executed General Assignment and Bill of Sale,
which shall be in full force and effect against Seller;

               (c)       The duly executed assignments of the Transferred
Intellectual Property Rights (except for those Transferred Intellectual Property
Rights indirectly acquired by Buyer by buying the Tekelec Japan Stock), which assignments shall be in full force and effect against Seller;

               (d)       The duly executed certificates of Seller required by
SECTIONS 7.2(M) and 7.2(N);

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               (e)       The duly executed Ancillary Agreements to which Seller
is a party that were not delivered on the date of this Agreement, which
Ancillary Agreements shall be in full force and effect against Seller;

               (f)       Evidence reasonably satisfactory to Buyer of
termination of those contracts identified on Schedule 7.2(g);

               (g)       The duly executed amendments to those contracts
identified on SCHEDULE 7.2(F), which amendments shall be reasonably acceptable to Buyer and shall be in full force and effect against Seller;

               (h)       Such other duly executed instruments of sale,
conveyance, assignment or transfer as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer's counsel; and

               (i)       Written consents (i) in the form required by the
Sublease Agreement from the owners of the Morrisville, North Carolina facility and (ii) in forms reasonably acceptable to Buyer as to the lessors of the real property occupied by employees of Tekelec Japan.

         3.4   CLOSING DATE DELIVERIES OF BUYER. At the Closing, Buyer shall deliver, or cause to be delivered, to Seller the following:

               (a)       The Buyer Consideration and the Ireland Consideration
as described in SECTION 3.2;

               (b)       The duly executed certificates of Buyer required by
SECTIONS 7.3(G) and 7.3(H);

               (c)       The duly executed Ancillary Agreements to which Buyer
or Catapult Ireland is a party that were not delivered on the date of this
Agreement, which Ancillary Agreements shall be in full force and effect against
Buyer and/or Catapult Ireland, as applicable; and

               (d)       Such duly executed instruments of assumption and
undertakings of liabilities as Seller may reasonably request, in form and substance reasonably acceptable to Seller's counsel.

3.5   CLOSING BALANCE SHEET ADJUSTMENT.

               (a)       Within 60 days after the Closing Date, Seller will
prepare or cause to be prepared and will deliver to Buyer a consolidated audited balance sheet of the Business as of the opening of business on the Closing Date
(the "CLOSING BALANCE SHEET") and unaudited consolidated balance sheets of the
Business as of the end of each of the three calendar months immediately preceding the Closing (the "COMPARISON BALANCE SHEETS"), in each case based upon the assets transferred to, and the liabilities assumed by, Buyer pursuant to this Agreement and the Working

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Capital Instructions. The Closing Balance Sheet and the Comparison Balance
Sheets (collectively, the "ADJUSTMENT BALANCE SHEETS") will be prepared utilizing GAAP and the policies, practices and procedures utilized in the preparation of the December 31, 2001 consolidated balance sheet contained in the
Business Financial Statements (or where GAAP was not utilized in the preparation of such December 31, 2001 balance sheet, utilizing GAAP). Seller will retain the
Los Angeles, California office of PricewaterhouseCoopers LLP to audit the
Closing Balance Sheet and to render its report thereon stating that the Closing
Balance Sheet has been prepared in accordance with the terms of this SECTION
3.5(A). Such report of PricewaterhouseCoopers LLP will be delivered by Seller to
Buyer together with the Adjustment Balance Sheets. The date on which the
Adjustment Balance Sheets and the report thereon of PricewaterhouseCoopers LLP are received by Buyer is referred to herein as the "DELIVERY DATE."

               (b)       Buyer agrees that Buyer will, and will cause its
independent accountants, the San Jose, California office of
PricewaterhouseCoopers LLP, to cooperate in the preparation of the Adjustment
Balance Sheets and in the conduct of the audits, reviews, inventories and inspections to be undertaken in connection with the preparation of the
Adjustment Balance Sheets, including without limitation making available to
Seller and its independent accountants such books and records, documents, work papers, facilities and personnel as may reasonably be requested by Seller or its independent accountants and accessible to or within the possession or control of
Buyer or its independent accountants.

               (c)       The Closing Balance Sheet and the Comparison Balance
Sheets will be deemed to be the final, binding and conclusive Closing Balance
Sheet (the "FINAL CLOSING BALANCE SHEET") and Comparison Balance Sheets (the
"FINAL COMPARISON BALANCE SHEETS"), respectively, for all purposes on the 30th day after the Delivery Date unless Buyer disputes the Adjustment Balance Sheets and delivers to Seller written notice of such disagreement (the "NOTICE OF
DISAGREEMENT") on or prior to such 30th day specifying in reasonable detail the nature of Buyer's objections to the Closing Balance Sheet or one or more of the
Comparison Balance Sheets. To be assertable in the Notice of Disagreement, an objection by Buyer (i) (A) with respect to any individual item on an Adjustment
Balance Sheet must assert that said Adjustment Balance Sheet was not prepared in accordance with the terms of SECTION 3.5(A) (including the Working Capital
Instructions) with respect to such item; (B) must assert that said Adjustment
Balance Sheet has omitted an item which should have been included on the
Adjustment Balance Sheet in accordance with the terms of SECTION 3.5(A)
(including the Working Capital Instructions) or (C) must assert that said
Adjustment Balance Sheet has included an item which should have been omitted on the Adjustment Balance Sheet in accordance with the terms of SECTION 3.5(A)
(including the Working Capital Instructions) and (ii) must relate to an adjustment in any single item on the Closing Balance Sheet or a Comparison
Balance Sheet which is a component in the determination of Working Capital and is in an amount equal to or greater than $150,000. Buyer hereby waives the right to assert any objection with respect to an Adjustment Balance Sheet that is not asserted in the Notice of Disagreement delivered to Seller by Buyer within 30 days after the Delivery Date. If the Notice of Disagreement is delivered to
Seller by Buyer within such 30-day period, then the Adjustment Balance Sheet (as

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adjusted, if necessary) will be deemed to be the Final Closing Balance Sheet or
Final Comparison Balance Sheet, as applicable, for all purposes on the earlier of (i) the date Buyer and Seller resolve in writing all differences they have with respect to such Adjustment Balance Sheet(s) or (ii) the date the disputed matters are resolved in writing by the Unaffiliated Firm (as defined in SECTION
3.5(D)). In the event that disputed matters are resolved by the Unaffiliated
Firm, the Final Closing Balance Sheet or Final Comparison Balance Sheet, as
applicable, will consist of the applicable amounts from such Adjustment Balance
Sheet (or amounts otherwise agreed to in writing by Buyer and Seller) as to items that have not been submitted for resolution to the Unaffiliated Firm, and the amounts determined by the Unaffiliated Firm as to items that were submitted for resolution by the Unaffiliated Firm.

               (d)       During the 30-day period following the delivery of the
Notice of Disagreement, Buyer and Seller will use their diligent good faith efforts to resolve any differences they may have with respect to matters specified in the Notice of Disagreement. If, at the end of such 30-day period,
Buyer and Seller have not reached agreement on such matters, Seller will have an additional 10 days to advise Buyer in writing of Seller's position with respect to each of Buyer's proposed adjustments that are in dispute (the "SELLER'S
LETTER"). Promptly following the delivery to Buyer of Seller's Letter, Buyer and
Seller will jointly engage an accounting firm of nationally recognized reputation which has not had a material relationship with either party during the 5-year period prior to the date of this Agreement (the "UNAFFILIATED FIRM")
to resolve the matters which remain in dispute with respect to the Adjustment
Balance Sheets as an expert and not as an arbitrator in accordance with the procedures set forth in this SECTION 3.5. In connection with such engagement,
Buyer and Seller agree to execute, if requested by the Unaffiliated Firm, a reasonable engagement letter including customary indemnities. Promptly after such engagement of the Unaffiliated Firm, Buyer or Seller will provide the
Unaffiliated Firm with a copy of this Agreement, the Adjustment Balance Sheets and the Notice of Disagreement and Seller's Letter. The Unaffiliated Firm will have the authority to request in writing such additional written submissions from either Buyer or Seller as it deems appropriate, provided that a copy of any such submission will be provided to the other party at the same time as it is provided to the Unaffiliated Firm. Neither Buyer nor Seller will make (nor cause any of its Affiliates to make) any additional submission to the Unaffiliated
Firm except pursuant to such a written request by the Unaffiliated Firm. Neither
Buyer nor Seller will communicate (nor cause any of its Affiliates to communicate) with the Unaffiliated Firm without providing the other a reasonable opportunity to participate in such communication with the Unaffiliated Firm
(other than with respect to written submissions in response to the written request of the Unaffiliated Firm). The Unaffiliated Firm will have 45 days after submission of the dispute to the Unaffiliated Firm to review the documents and information provided to it pursuant to this SECTION 3.5(D). Within such 45-day period, the Unaffiliated Firm will furnish simultaneously to Buyer and Seller its written determination with respect to each of the adjustments in dispute submitted to it for resolution. The Unaffiliated Firm will resolve the differences regarding the Adjustment Balance Sheets based solely on the information provided to the Unaffiliated Firm by Buyer and Seller pursuant to the terms of this Agreement (and not independent review). The Unaffiliated
Firm's authority will be limited to resolving disputes with respect to whether an

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Adjustment Balance Sheet was prepared in accordance with the terms of SECTION
3.5(A) with respect to the individual items on such Adjustment Balance Sheet in dispute (it being understood that the Unaffiliated Firm will have no authority to make any adjustments to any financial statements or amounts other than such
Adjustment Balance Sheet and amounts set forth therein that are in dispute except, HOWEVER, that in the event an adjustment in a disputed item affects any such amounts that are not in dispute, the Unaffiliated Firm will have authority to make adjustments to such other amounts. In resolving any disputed item, the
Unaffiliated Firm may not assign a value to such item greater than the greatest value for such item asserted by either Buyer or Seller or less than the smallest value for such item asserted by either Buyer or Seller.

               (e)       Buyer and Seller agree that each of them will, and will
respectively cause their auditors to, cooperate and assist in the review by the
Unaffiliated Firm in the conduct of any audits, reviews, inventories and inspections to be undertaken in connection with such review, including, but not limited to, making available books and records, documents, work papers, facilities and personnel as may be reasonably required by the Unaffiliated Firm and accessible to or within the possession or control of such party.

               (f)       The decision of the Unaffiliated Firm will be, for all
purposes, conclusive, non-appealable, final and binding upon Buyer and Seller.
The fees and expenses of the Unaffiliated Firm will be borne by Buyer and Seller in the same proportion that the dollar amount of disputed items which are not resolved in favor of Buyer or Seller (as applicable) bears to the total dollar amount in dispute resolved by the Unaffiliated Firm. For illustration purposes only, (X) if the total amount of items in dispute by Buyer is $1,000,000, and
Buyer is awarded $500,000 by the Unaffiliated Firm, Seller and Buyer shall bear the Unaffiliated Firm's fees and expenses equally; or (Y) if the total amount of items in dispute by Buyer is $1,000,000, and Buyer is awarded $250,000 by the
Unaffiliated Firm, Buyer shall bear 75 percent and Seller shall bear 25 percent of the Unaffiliated Firm's fees and expenses. Each of Buyer and Seller will bear the fees, costs and expenses of its own accountants and all of its other expenses in connection with matters contemplated by this SECTION 3.5.

               (g)       In the event that the sum of (i) the Working Capital
reflected on the Final Closing Balance Sheet plus (ii) the cash reflected on the
Final Closing Balance Sheet less (iii) the aggregate amount of vacation accruals of Continuing Employees assumed by Buyer pursuant to SECTION 6.10(C) (such result, the "TOTAL CLOSING WORKING CAPITAL") exceeds the average of the Working
Capital reflected on the Final Comparison Balance Sheets (such average, the
"AVERAGE WORKING CAPITAL"), then Buyer shall remit to Seller the difference between the Total Closing Working Capital and the Average Working Capital; and
in the event that the Total Closing Working Capital is less than the Average
Working Capital, then Seller shall remit to Buyer the difference between the
Average Working Capital and the Total Closing Working Capital. Any payments pursuant to this SECTION 3.5(G) shall be deemed to be an adjustment to the
Purchase Price. Any such payment shall be paid to the party entitled to receive same within ten business days following the final determination of the Final
Closing Balance Sheet and Final Comparison Balance Sheets, by

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wire transfer in immediately available funds to such account as may be designated in writing by such party. Any amounts not paid within such time period shall bear interest at the rate of seven percent per annum, based on a
365-day year.

               (h)       The Purchase Price shall not be adjusted under this
SECTION 3.5 as a result of Seller's breach of any representation or warranty hereunder, and the indemnification provisions of ARTICLE 8 and the provisions of
SECTION 10.16 shall be the exclusive remedy of Buyer with respect to any such breach by Seller. Except for any claim arising from a breach of a representation, warranty or covenant of Seller, Buyer shall not have any right to seek or obtain indemnification pursuant to ARTICLE 8 hereof for any disputed item in an Adjustment Balance Sheet, the Final Closing Balance Sheet or the
Final Comparison Balance Sheets.

                           ARTICLE 4

           REPRESENTATIONS AND WARRANTIES OF SELLER

     Except as set forth or identified in Seller's Disclosure Schedule, Seller hereby represents and warrants to Buyer as follows:

     4.1    ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of and in the State of California.
Seller has all requisite corporate power to own and use the Acquired Assets and to carry on the Business as currently conducted. Seller is duly qualified, licensed or admitted to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of the Business, makes such qualification, licensing or admission necessary, except in those jurisdictions where the failure to be so qualified, licensed or admitted would not have a Material Adverse Effect on the Business. The Business and the
operations of Seller directly relating to the Acquired Assets are not now and to
Seller's Knowledge, have not since January 1, 1999 been conducted under any company name other than "Tekelec" and "Tekelec Japan."

     4.2    AUTHORIZATION. Seller has all requisite power and authority to enter into this Agreement and each of the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller, and no further corporate action is required on the part of
Seller or its shareholders to approve, adopt or authorize this Agreement, any of the Ancillary Agreements or any of the transactions contemplated hereby or thereby. This Agreement and the Ancillary Agreements to which Seller is a party have been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery by Buyer, constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law

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governing specific performance, injunctive relief and other equitable remedies
(regardless of whether enforcement is considered in a proceeding in equity or at law).

     4.3 TEKELEC JAPAN ORGANIZATION AND STOCK OWNERSHIP. Tekelec Japan is a
corporation duly organized, validly existing and in good standing under the laws of Japan. Tekelec Japan has the corporate power to own its properties and to carry on its business as now being conducted. Tekelec Japan is duly qualified to do business and in good standing as foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on
Tekelec Japan. Seller has delivered true and correct copies of each of the articles of incorporation and certified commercial registration of Tekelec
Japan, each as amended to date, to counsel for Buyer. Tekelec Japan does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. Seller owns
100% of the issued and outstanding capital stock of Tekelec Japan, free and clear of encumbrances other than Permitted Liens. Subject to restrictions under applicable securities laws, Buyer shall at Closing acquire all Tekelec Japan
Stock free from liens, encumbrances and defects. All outstanding shares of
Tekelec Japan Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by the articles of incorporation of Tekelec Japan or any agreement to which Seller or Tekelec Japan are a party or by which any of them is bound except for those required under the
Commercial Code of Japan. The share registry required to be maintained by
Tekelec Japan under Japanese law is true and correct. There are no outstanding options or warrants to purchase, indebtedness convertible into or other rights to acquire any Tekelec Japan Stock.

     4.4 NONCONTRAVENTION. The execution and delivery of this Agreement and the
Ancillary Agreements to which Seller is a party does not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with any provision of Seller's charter or bylaws or Tekelec Japan's articles of incorporation or other internal regulations, (ii) conflict with, or result in any violation of, or default under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any material benefit under any Transferred Contract or Consent Required Contract or
any Lease Agreement, or (iii) violate in any material respect any material Legal
Requirement applicable to the Business or the Acquired Assets and would not adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement.

     4.5 CONSENTS. Except for the applicable requirements of the HSR Act and other similar antitrust requirements of foreign government authorities, if any, and the requirements of the Consent Required Contracts, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party to a Transferred Contract or
Consent Required Contract or Lease Agreement, is required by, or with respect to, Seller in connection with the execution and delivery of this Agreement or the Ancillary Agreements to which either

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Tekelec or Tekelec Japan are parties to or the consummation of the transactions contemplated hereby or thereby.

     4.6 SUFFICIENCY OF ASSETS. The Acquired Assets and the rights to be acquired under this Agreement, the License Agreement, the International Rights
License Agreement and the Sublease Agreement include all assets and rights of
Seller as of the Closing, other than the Excluded Assets, that: (i) are used or held for use by Seller primarily in Seller's operation or conduct of the
Business, or (ii) are necessary for, or would otherwise be infringed by, the operation or conduct of the Business by Buyer immediately following the Closing in substantially the same manner as currently conducted or contemplated to be conducted (as evidenced by a written business plan, written development plan or computer software code) by Seller, and such assets and rights, together with the assets and rights acquired by Buyer pursuant to its acquisition of the Tekelec
Japan Stock, are sufficient for the conduct of the Business by Buyer immediately following the Closing in substantially the same manner as the Business is currently conducted. The Offered Employees and the Key Employees include all personnel of Seller other than the Excluded Employees necessary for the conduct of the Business by Buyer immediately following the Closing in substantially the same manner as the Business is currently conducted by Seller other than the conduct of those functions of the Business to be provided by Seller to Buyer pursuant to the Transitional Services Agreement.

     4.7 Contracts. Tekelec Group is in compliance in all material respects with and has not breached, violated or defaulted under, any of the material terms or conditions of any Transferred Contract, Consent Required Contract or Tekelec
Japan Contract. Seller is not aware of any event that would constitute such a breach, violation or default (with or without the giving of notice, lapse of time or both). To Seller's Knowledge, no other party to any Transferred Contract or Consent Required Contract has materially breached, violated or defaulted under any of the material terms or conditions of such contract, nor is Seller aware of any event that would constitute such a breach, violation or default
(with or without the giving of notice, lapse of time or both). SCHEDULE
1.1(uuuuu) lists all Tekelec Japan Contracts which are material to the Business.
SCHEDULE 1.1(bbbbbb) does not contain any Contracts which are not transferable or assignable without the consent of the other party or parties to such
Contracts, unless such consent has been obtained as of the date of this
Agreement or the Closing, as applicable.

     4.8    GOVERNMENTAL AUTHORIZATIONS. SCHEDULE 4.8 lists each material
Governmental Authorization. Each such Governmental Authorization is in full force and effect.

     4.9 BUSINESS FINANCIAL STATEMENTS. The Business Financial Statements are
and the financial statements delivered pursuant to SECTION 6.17 will be: (a) if audited, true and correct in all material respects, (b) fairly present the financial condition and results of operations of the Business as of the dates and for the periods so indicated, (c) derived from and consistent, in all material respects, with the Books and Records, and (d)prepared in accordance with GAAP on a basis consistent throughout the periods indicated and consistent with each other (except that the unaudited quarterly financial statements included in the Business Financial Statements need not contain the

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footnotes required by GAAP and are subject to normal year end audit adjustments which are not material in amount).

     4.10 CUSTOMER SUPPORT CONTRACTS. SCHEDULE 4.10 of the Disclosure Schedule
sets forth a true and complete list of all Contracts under which Seller or any subsidiary of Seller has agreed to provide any maintenance or support for any
Product, and copies of such Contracts have been delivered to Buyer.

     4.11   ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the Balance Sheet Date,
there has not been, occurred or arisen any:

            (a) Transaction by Seller or any of its subsidiaries related to the
Business or the Acquired Assets except in the ordinary course of business as conducted prior to that date and consistent with past practices;

            (b)     Destruction of, damage to, or loss of any material asset,
business or customer of Seller or any of its subsidiaries related to the
Business (whether or not covered by insurance);

            (c) Material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Seller or any of its subsidiaries related to the Business or the Acquired Assets;

            (d) Revaluation by Seller of any of the Acquired Assets (whether tangible or intangible), including write-off of notes or accounts receivable of the Business in any individual amount in excess of $25,000 or in an aggregate amount in excess of $100,000;

            (e) Except as may be required by existing executive and employee compensation plans, mandated by Law or consistent with past practices in the ordinary course of business, increase in the salary or other compensation payable or to become payable by Seller or any of its subsidiaries to any
Business Employee, or the declaration, payment or commitment or obligation of any kind for the payment (whether in cash, stock or otherwise) by Seller or any of its subsidiaries of a severance payment, termination payment, bonus or other additional salary or compensation to any Business Employee;

            (f) Other than in the ordinary course of business consistent with past practices, sale, lease, license or other disposition of any of the material assets (whether tangible or intangible) or properties of Seller or any of its subsidiaries related to the Business, including the sale of any accounts receivable of Seller or any of its subsidiaries related to the Business, or any creation of any material security interest in the Acquired Assets;

            (g) The commencement, settlement or notice or, to Seller's
Knowledge, threat, of any lawsuit, proceeding or other investigation against
Seller or any of its subsidiaries related to the Business or the Acquired
Assets, or, to Seller's Knowledge, any reasonable basis for any of the

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foregoing, in each case which would reasonably be expected to have a Material
Adverse Effect on the Business;

            (h) Sale, license or transfer of any Intellectual Property Rights of
Seller or Tekelec Japan related to the Business, the Acquired Assets, the
Tekelec Japan Intellectual Property, the Tekelec Japan Technology, the Licensed
Intellectual Property or the Licensed Technology, or entering into any agreement with respect to such Intellectual Property Rights with any Person, other than non-exclusive licenses granted to end-user customers in the ordinary course of business consistent with past practices or (ii) purchase or license of any
Intellectual Property Rights or entering into any agreement with respect to the
Intellectual Property Rights of any Person related to the Business or the
Acquired Assets other than in the ordinary course of business and consistent with past practice, (iii) entering into any agreement with respect to the development of any Intellectual Property Rights with a third party related to the Business or the Acquired Assets other than in the ordinary course of business and consistent with past practice, or (iv) material change in pricing or royalties set or charged by Seller to its customers or licensees or in pricing or royalties set or charged by Persons who have licensed Intellectual
Property to Seller related to the Business or the Acquired Assets, other than in the ordinary course of business consistent with past practice or as may be disclosed in the Consent Required Contracts and Transferred Contracts listed in
SCHEDULE 1.1(kk) or SCHEDULE 1.1(bbbbbb), respectively, copies of which have been delivered to Buyer;

            (i) Agreement or material modification to any agreement pursuant to which any other Person was granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of Seller or its subsidiaries related to the Business or the Acquired Assets, other than in the ordinary course of business consistent with past practice or pursuant to any agreement or material modification to any agreement, a copy of which has been provided to Buyer);

            (j)     Any event or condition of any character that has had or, to the Knowledge of Seller, is reasonably likely to have a Material Adverse Effect on the Business;

            (k)     Any material modification of the Lease Agreements for the
Leased Real Property;

            (l) Change or amendment to a Contract or arrangement by which Seller or any of its material assets or properties is bound or subject which is material to Seller and its subsidiaries related to the Business; or

            (m) Agreement by Seller or any of its subsidiaries to do any of the things described in the preceding clauses (a) through (l) of this SECTION 4.11
(other than negotiations with Buyer and its representatives regarding the transactions contemplated by this Agreement and the Ancillary Agreements).

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     4.12 ABSENCE OF UNDISCLOSED LIABILITIES. Neither Seller nor any of its
subsidiaries have any Liability or Indebtedness (whether or not required to be reflected in financial statements in accordance with GAAP) related to the
Business or the Acquired Assets which, individually or in the aggregate, has had, or, to the Knowledge of Seller, is reasonably likely to have, a Material
Adverse Effect on the Business and has not been reflected in the Business
Financial Statements.

     4.13 BROKERS' AND FINDERS' FEES. Tekelec Group has no liability or obligation to pay any fees or commissions to any broker, finder or accountant with respect to the transactions contemplated hereby for which Buyer could become liable or obligated.

     4.14 COMPLIANCE WITH LAWS. Tekelec Group is in compliance in all material respects with all applicable material foreign, federal, state or local Legal
Requirements with respect to the conduct or operation of the Business as it is currently conducted and the Acquired Assets.

4.15   TITLE TO PROPERTY; CONDITION OF PROPERTY; ABSENCE OF LIENS.

            (a) SCHEDULE 4.15(a) sets forth a list of the addresses of all real property currently leased or subleased by or from Seller or any of its subsidiaries or otherwise used or occupied by Seller or any of its subsidiaries for the operation of the Business or any of the Acquired Assets (the "LEASED
REAL PROPERTY"). Seller has provided Buyer with true, correct and complete copies of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to the Leased
Real Property, including all amendments, terminations and modifications thereof
(the "LEASE AGREEMENTS"). There are no other Lease Agreements for real property affecting the Leased Real Property or to which Seller or Tekelec Japan is bound.
All such Lease Agreements are in full force and effect, are valid and enforceable against Seller or Tekelec Japan, as applicable, and, to Seller's
Knowledge, against any other party thereto, in accordance with their respective terms, subject in each such case to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief and other equitable remedies. There is not, under any of such Lease Agreements, any existing default or event of default by Seller or Tekelec Japan or, to Seller's Knowledge, by any other party thereto (or event which with notice or lapse of time, or both, would constitute a default by Seller or any of its subsidiaries or, to Seller's Knowledge, by any other party thereto), except for defaults which would not, individually or in the aggregate, have a Material Adverse Effect on the Business. To Seller's
Knowledge, neither the operations of Seller or Tekelec Japan on the Leased Real
Property nor, to Seller's Knowledge, such Leased Real Property, including the improvements thereon, violate in any material respect any applicable building code, zoning requirement, or classification or statute relating to the particular property or such operations. There are no other parties occupying, or, to Seller's Knowledge, with a right to occupy, the Leased Real Property.
Subject to obtaining the consent of the lessor of the Leased Real Property in
Morrisville, North Carolina to the Sublease Agreement, the Closing will not affect the enforceability against Seller or Tekelec Japan or, to Seller's
Knowledge, against any other party thereto, of any such Lease Agreement or the rights of Seller or Tekelec Japan or Buyer to the continued use and possession of

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the Leased Real Property for the conduct of the Business or the Acquired Assets as it is presently conducted. Seller or Tekelec Japan currently occupies each of the Leased Real Properties for the operation of the Business or Seller's
Retained Business. Neither Seller nor any of its subsidiaries own any real property that is used or occupied by Seller or any of its subsidiaries for the operation of the Business or any of the Acquired Assets.

            (b) Seller has good and valid title to or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, that are included in the
Acquired Assets, free and clear of any Liens, except (i) as reflected in the
Current Balance Sheet, (ii) Liens for Taxes not yet due and payable, which, if required to be reflected, are reflected in the Current Balance Sheet, (iii) such exceptions to title and encumbrances, if any, which do not materially detract from the value or materially interfere with the present use of the property subject thereto or affected thereby, (iv) liens to be retained by Seller or discharged by Seller prior to the Closing, (v) Liens arising as a result of
Buyer's own financing or similar activities, (vi) as to the Leased Real
Property, all liens, encumbrances, conditions, covenants, easements, restrictions and other matters of record affecting the Leased Real Property and
(vii) Liens in favor of Catapult Ireland arising out of the International Rights
License Agreement (the items in clauses (i), (ii), (iii), (iv), (v), (vi) and
(vii) shall be referred to herein as "PERMITTED LIENS").

            (c) The Tangible Assets include all material items of equipment, machinery, furniture, fixtures, and tangible personal property, other than
Excluded Assets, owned or leased by Seller or any of its subsidiaries as of the date of this Agreement for use primarily in the Business. The Tangible Assets are not subject to any Lien or encumbrance, other than Permitted Liens. The
Tangible Assets are in good operating condition, subject to normal wear and tear.

            (d) All inventory reflected on the Current Balance Sheet or acquired since the Balance Sheet Date (i) was acquired and has been maintained in the ordinary course of business of the Business; (ii) is of such quality, quantity and condition as is useable or saleable in the ordinary course of business of the Business; and (iii) is not subject to any material write-downs or write-offs for which appropriate reserves have not been included in the Business Financial
Statements.

            (e) Seller has sole and exclusive ownership, free and clear of any
Liens, other than Permitted Liens, of all Customer Information in its possession. No Person other than Seller possesses any claims or rights with respect to the use of the Customer Information.

4.16   INTELLECTUAL PROPERTY.

            (a) SCHEDULE 4.16(a)(i) lists all Transferred Intellectual \Property
Rights and Licensed Intellectual Property that are Registered Intellectual
Property Rights. All such Registered Intellectual Property Rights are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of use) and are not subject to any unpaid maintenance fees or taxes or actions due within 90 days after the Closing
Date. There are no proceedings or actions known to Seller before any court or tribunal (including the PTO or equivalent

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authority anywhere in the world) related to any such Registered Intellectual
Property Rights other than those set forth in SCHEDULE 4.16(a)(ii). Seller has not claimed any status in the application for or registration of any Registered
Intellectual Property Rights, including "small business status," that, to the
Knowledge of Seller, would not be applicable to Buyer. Seller is not aware of any facts that cause Seller to believe, or any assertions by any third party, that any Registered Intellectual Property Rights are not valid and enforceable.
The Transferred Technology includes all Technology that is necessary or material to the operation of the Business, including for the development, manufacture, sale and distribution of the Products.

            (b) Seller and Tekelec Japan own exclusively, and have good title to all Transferred Intellectual Property Rights and Transferred Technology and, to
Seller's Knowledge, no other party has any rights thereto. Seller has the full and unencumbered right to assign and transfer the Transferred Intellectual
Property Rights and Transferred Technology to Buyer as contemplated herein.
Seller has the full unrestricted right to grant the licenses under the Licensed
Intellectual Property and Licensed Technology to Buyer as set forth in the
License Agreement. Neither the assignments nor the granting of licenses referred to in this SECTION 4.16(b) will cause Seller or Buyer to incur any financial or other obligation to any third party. Each item of Transferred Intellectual
Property Rights and Transferred Technology is free and clear of any Liens, other than any Permitted Lien (except those described in clause (iii) of SECTION
4.15(b)). All Transferred Technology, Transferred Intellectual Property, the
Tekelec Japan Intellectual Property Rights and the Tekelec Japan Technology will be fully transferable, alienable or licensable by Buyer without restriction and without payment of any kind to any third party, other than as a result of any
Buyer Restriction.

            (c) To the extent that any Transferred Intellectual Property Rights,
Licensed Intellectual Property, or item of Transferred Technology or Licensed
Technology was originally owned or created by or for any third party, including any predecessor of Seller or Tekelec Japan: (i) Seller or Tekelec Japan, as the
case may be, has a written Contract with such third party or parties with respect thereto, pursuant to which: (A) in the case of Transferred Intellectual
Property Rights and Transferred Technology, Seller or Tekelec Japan, as the case may be, has obtained complete, unencumbered and unrestricted ownership and is the exclusive owner of, all such Technology and Intellectual Property Rights by valid assignment or otherwise, or (B) in the case of the Licensed Intellectual
Property or the Licensed Technology, Seller has the unrestricted right to grant to Buyer the rights and licenses granted hereunder and under the License
Agreement; (ii) the transfers and licenses from Seller to Buyer hereunder and under the License Agreement do not violate such third party Contracts; (iii)
such third parties have not retained and do not have any rights or licenses with respect to such Transferred Intellectual Property Rights or Transferred
Technology; and (iv) to the Knowledge of Seller, no basis exists for such third party to challenge or object to this Agreement, the License Agreement or the transactions contemplated hereby.

            (d) Seller has the full and unencumbered right to assign and transfer to Buyer all of Seller's rights in and under the Transferred Contracts and, subject to obtaining the consent of the party or parties thereto, the
Consent Required Contracts, and neither such assignments and transfers

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nor the consummation of the transactions contemplated hereby (including the acquisition by Buyer of the Tekelec Japan Stock) will cause Seller or, to the
Knowledge of Seller, Buyer to incur any obligation to any third party, including any royalty obligations, other than those obligations expressly set forth in such Contracts that Seller would have had had such transfer not taken place.
Seller makes no representation with respect to any liability that may arise as a result of Buyer's termination of any Consent Required Contract or any
Transferred Contract (except where such termination automatically results from, or the terms of such Contract expressly permit termination as a result of, assignment or transfer to Buyer hereunder or the transactions contemplated hereby).

            (e) Neither Seller nor Tekelec Japan has transferred ownership of, or granted any license under or right to use, or authorized the retention of any license or right to use, any Transferred Intellectual Property Right or
Transferred Technology to any other Person other than licenses to past and existing distributors and customers of the Business as described in the Consent
Required Contracts and Transferred Contracts listed in SCHEDULE 1.1(kk) or
SCHEDULE 1.1(bbbbbb), respectively, copies of which have been delivered to
Buyer.

            (f) The rights licensed to Buyer under the License Agreement, together with the Transferred Intellectual Property Rights and Transferred
Technology assigned to Buyer under this Agreement, together are sufficient for, and constitute all Intellectual Property Rights and Technology that are used in, necessary for or would otherwise be infringed, misappropriated or otherwise violated by, the conduct of the Business by Buyer immediately following the
Closing in substantially the same manner as currently conducted or contemplated to be conducted by Seller as evidenced by a written business plan, written development plan or computer software code of Seller.

            (g) No government funding or facilities of a university, college, other educational institution or research center was used in the creation or development of the Transferred Technology or the Licensed Technology. To the
Knowledge of Seller, no current or former employee, consultant or independent contractor, who was involved in, or who contributed to, the creation or development of any Transferred Technology or the Licensed Technology, has
performed services for the government, a university, college, or other educational institution, or a research center, during a period of time during which such employee, consultant or independent contractor was also performing services used in the creation or development of the Transferred Technology or the Licensed Technology.

            (h) Tekelec Group has, and as a result of the transactions contemplated hereby, Buyer will have, the right to use, pursuant to valid licenses, all Software development tools, library functions, compilers and all other third-party Software that are material to the Business or that are used in the Business to create, modify, compile, operate or support any Software
(including the Products) that is Transferred Technology or Licensed Technology in substantially the same manner as such Software development tools, library functions, compilers and other third-party Software is used in the Business as currently conducted by Tekelec Group, and all such Software is listed in
SCHEDULE 4.16(h).

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            (i) Except as set forth in SCHEDULE 4.16(i), no Third Party
Technology was or is, used in, incorporated into, integrated or bundled with, or used in the development or compilation (other than generally available commercial compilers) of, any Technology that is or was Transferred Technology,
Licensed Technology or a Product or that is or was used in the Business prior to the Closing.

            (j) SCHEDULE 4.16(j)(i) lists all contracts, licenses or agreements to which Seller or Tekelec Japan is a party with respect to the ownership or licensing of any Transferred Technology or Transferred Intellectual Property
Rights other than non-exclusive Software licenses granted to end-user customers pursuant to Seller's standard customer agreement, a copy of which is attached hereto as SCHEDULE 4.16(j)(ii).

            (k) Neither (i) the operation of the Business, including the making, using, selling, licensing and distribution of the Products, by either Tekelec
Group or, following the Closing, Buyer, nor (ii) the Licensed Technology, the
Acquired Assets, the Tekelec Japan Intellectual Property Rights or the Tekelec
Japan Technology, or the use thereof, did, do, or will: (A) infringe or misappropriate the Intellectual Property Rights of any Person; (B) violate the rights of any Person (including rights to privacy or publicity); or (C)
constitute unfair competition or trade practices under the laws of any jurisdiction. Neither Seller nor Tekelec Japan has received notice from any
Person claiming that any aspect of the Business, the Acquired Assets, the
Tekelec Japan Technology or Licensed Technology infringe or misappropriate the
Intellectual Property Rights of any Person or constitute unfair competition or trade practices under the laws of any jurisdiction (nor does Seller have
Knowledge of any basis therefor).

            (l) There are no Contracts between Seller or Tekelec Japan and any other Person with respect to the Acquired Assets (including the Transferred
Intellectual Property), the Tekelec Japan Intellectual Property Rights or the
Tekelec Japan Technology under which there is, to the Knowledge of Seller, any dispute or any threatened dispute regarding the scope of such Contract or performance under such Contract.

            (m)     To the Knowledge of Seller, no Person is infringing or
misappropriating the Transferred Intellectual Property or the Licensed
Intellectual Property.

            (n) Tekelec Group has exercised reasonable care, including taking all reasonable steps, to protect Seller's rights in confidential information and trade secrets of Seller associated with or related to the Acquired Assets,
Licensed Technology and the Licensed Intellectual Property.

            (o) SCHEDULE 4.16(o) lists all third parties to which Seller or its
Affiliates have provided or disclosed the source code to any Software that is
Transferred Technology (including any Product) or Licensed Technology, and all other third parties that, to Seller's Knowledge, have been provided access to, or have had possession of any such source code, and, for each third party listed in SCHEDULE 4.16(o), such schedule identifies the Software source code that was provided or disclosed; provided that such schedule shall not include any individuals who: (i) are or were

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consultants of Seller, (ii) only received access to such source code under a written obligation of confidentiality to Seller, and (iii) to Seller's
Knowledge, no longer have (as of the date of this Agreement) access to or possession of any copy of such source code. Seller shall have delivered to Buyer all copies, and Seller shall not have retained any copy, of any source code to any Software that is Transferred Technology except to the extent that such source code is licensed by Buyer to Seller in the License Agreement.

            (p) SCHEDULE 4.16(p) lists all Software modules embodied in the
Products that have been incorporated into, or are otherwise a substantial part of, any other Software of Seller, including Software previously owned by Tekelec
Group.

            (q) Tekelec Group has and enforces a policy requiring each employee and consultant of Seller and Tekelec Japan to execute a proprietary rights and confidentiality agreement substantially in the form set forth in SCHEDULE
4.16(q) and all current and former employees and consultants of Seller or
Tekelec Japan who have created or modified any of the Transferred Technology or
Licensed Technology have executed such an agreement assigning all of such employees' and consultants' rights in and to the Transferred Technology, the
Transferred Intellectual Property, the Licensed Technology and the Licensed
Intellectual Property to Seller or Tekelec Japan, as appropriate.

            (r) No Acquired Asset, Tekelec Japan Intellectual Property Right,
Tekelec Japan Technology, Licensed Technology or Licensed Intellectual Property
is subject to any proceeding or outstanding decree, order, judgment, or stipulation that restricts in any manner the transfer or licensing thereof by
Seller to Buyer as contemplated hereby, or, to Seller's Knowledge, that adversely affects the validity, use or enforceability of the Acquired Assets,
Tekelec Japan Intellectual Property Rights, Tekelec Japan Technology, Licensed
Technology or Licensed Intellectual Property. No exclusive rights have been granted by Seller or Tekelec Japan to any third party with respect to any
Transferred Intellectual Property Rights, Transferred Technology, Licensed
Intellectual Property Rights or Licensed Technology.

            (s) Neither Seller nor Tekelec Japan is required to, and after the
Closing Buyer will not be required to (other than as a result of any Buyer
Restriction), as a result of the transactions contemplated hereby, make or accrue any royalty payments or other amounts to any third party in connection with any of the Acquired Assets, Tekelec Japan Intellectual Property Rights,
Tekelec Japan Technology, Licensed Technology or the Licensed Intellectual
Property other than royalty payments and other amounts described in the
Transferred Contracts listed in SCHEDULE 1.1(bbbbbb) or the Consent Required
Contracts listed in SCHEDULE 1.1(kk), copies of which have been delivered to
Buyer.

            (t) To the extent that Seller or Tekelec Japan has distributed or licensed any Product to an end user pursuant to any form of encryption key: (i)
Seller or Tekelec Japan, as the case may be, has a written agreement with each such end user requiring such end user to protect the confidentiality of such key; (ii) SCHEDULE 4.16(t) contains a true and complete list of all third parties

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to whom Seller or Tekelec Japan has disclosed such keys; (iii) to the Knowledge of Seller, no third party has had access to any such keys, except pursuant to clause (ii) above; and (iv) Seller has delivered to Buyer any such keys and the
Technology to generate such keys and has not retained any such keys or such
Technology.

            (u) Neither this Agreement nor the transactions contemplated hereby, including the licenses granted to Buyer in the License Agreement, the acquisition by Buyer of the Tekelec Japan Stock, and the assignment to Buyer, by operation of law or otherwise, of any Contract, license or other agreement to which Seller or Tekelec Japan is a party, will directly result in: (i) Buyer granting to any third party any right to or with respect to any Technology or
Intellectual Property Right owned by or licensed to Buyer; or (ii) Buyer being bound by, or subject to, any non-compete or other restriction on the operation or scope of the Business immediately after the Closing; in each case, other than as a result of any Buyer Restriction.

            (v) The definition of "Products" contains a complete and accurate list of all products developed by, under development by, manufactured, supported, maintained, sold or offered for sale by Seller's Network Diagnostics
Division after January 1, 2002 and prior to the Closing, or otherwise developed by, under development by, manufactured, supported, maintained, sold or offered for sale by Seller after January 1, 2002 and prior to Closing and capable of simulating, diagnosing, analyzing, testing or protocol analysis of communications networks, other than Seller's Sentinel product. The Products comply in all material respects with industry standards and with the feature specifications and performance standards set forth in Seller's product data sheets and other documentation relating to the Products. There are no outstanding claims (nor does Seller have Knowledge of any facts that would reasonably lead to a claim) for breach of warranties by Seller in connection with the Products. All product performance comparisons heretofore furnished by
Seller to customers or Buyer are accurate in all material respects as of the dates so furnished. There is no material problem, defect or issue with respect to any of the Products which, to the Knowledge of Seller, does, or may reasonably be expected to, materially adversely affect the value or functionality of such Product.

            (w) All of the Products, and all of the products currently under development by the Business, record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including)
January 1, 2000, and calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products recorded, stored, processed, calculated and presented calendar dates on or before December 31, 1999, or calculated any information dependent on or relating to such dates (collectively, "YEAR 2000
COMPLIANT"). None of the Products lost functionality with respect to the introduction of records containing dates falling on or after January 1, 2000.

     4.17   ACCOUNTS RECEIVABLE. Seller has provided Buyer with a list of all
Accounts Receivable of Seller and each of its subsidiaries related to the
Business as of March 31, 2002, together with a range of days elapsed since invoice. All of Seller's and each of its subsidiaries'

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Accounts Receivable arose in the ordinary course of business consistent with past practices, are carried at values determined in accordance with GAAP consistently applied, and, to Seller's Knowledge, are collectible, except to the extent of reserves therefor listed on Schedule 4.17. No Person has any Lien on any of Seller's or any of its subsidiaries' Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of
Seller's or any of its subsidiaries' Accounts Receivable.

     4.18 LITIGATION. There is no action, suit or proceeding of any nature pending or, to Seller's Knowledge, threatened, by or against Seller or any of its subsidiaries with respect to or involving the Business or the Acquired
Assets. There is no investigation by a Governmental Entity pending, or to
Seller's Knowledge threatened, by or against Tekelec Group or directly involving or relating to the Business or the Acquired Assets. No Governmental Entity has
provided Seller or Tekelec Japan with written notice challenging or questioning the legal right of Seller or Tekelec Japan to conduct the operations of the
Business or to operate the Acquired Assets.

     4.19 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (not to compete or otherwise), commitment, judgment, injunction, order or decree to which Seller or any of its subsidiaries is a party, relating to the Business or the Acquired Assets or otherwise binding upon the Business or the Acquired
Assets which has or may have the effect of prohibiting or impairing in any material respect any practice of the Business, any acquisition of property
(whether tangible or intangible) by Buyer in connection with the operation of the Business or the Acquired Assets or the conduct of the Business, except in each case as may occur as a result of Buyer Restrictions. Tekelec Group has not entered into nor is it bound by any agreement which places any material restrictions upon Tekelec Group, or which, after the Closing, would place any material restrictions upon Acquired Assets (except as a result of Buyer
Restrictions), with respect to selling, licensing or otherwise distributing any of the Products or the Transferred Intellectual Property Rights and Transferred
Technology to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

     4.20 ABSENCE OF POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of Seller or Tekelec Japan affecting the Business or the Acquired Assets that will not expire by their terms upon the Closing or that will have or are reasonably likely to have a Material Adverse Effect on the
Business.

     4.21 BULK TRANSFER LAWS. There are no current or past creditors of Seller or Tekelec Japan to whom any Legal Requirement requires the delivery of notice or from whom any form of consent is required in conjunction with undertaking the transactions contemplated by this Agreement.

4.22   TAX RETURNS AND AUDITS.

            (a) To the extent relevant to the Acquired Assets or the Business, as of the Closing Date, Tekelec Group will have prepared and timely filed for all periods for which the statute of limitations has not expired all required federal, state, local and foreign returns, estimates,

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information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to Tekelec Group or its operations and that my give rise to transferee tax liability, and such Returns are or will be true, correct and complete in all material respects and have been or will be completed in all material respects in accordance with applicable law.

            (b) As of the Closing Date, Tekelec Japan and Seller (to the extent failure to do so by Seller would adversely impact Buyer, the Acquired Assets,
Buyer's use of the Acquired Assets or operation of the Business) (i) will have paid for all periods for which the statute of limitations has not expired all
Taxes it is required to pay and (ii) will have withheld with respect to its employees all federal, state and foreign income taxes and social security charges and similar fees, Federal Insurance Contribution Act, Federal
Unemployment Tax Act and other Taxes required to be withheld.

            (c) Each of Tekelec Japan and Seller (to the extent failure to do so by Seller would adversely impact Buyer, the Acquired Assets, Buyer's use of the
Acquired Assets or operation of the Business) have not been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against Seller or Tekelec Japan, nor has Seller or Tekelec Japan
executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

            (d) To the extent relevant to the Acquired Assets or the Business, no audit or other examination of any Return of Seller or Tekelec Japan is in progress, nor have Seller or Tekelec Japan been notified in writing of any request for such an audit or other examination.

            (e) Seller does not have and knows of no reasonable basis for the assertion of any claim for any liabilities for unpaid Taxes for which Buyer would become liable as a result of the transactions contemplated by this
Agreement.

            (f) There are (and immediately following the Closing there will be)
no Liens on the Acquired Assets relating to or attributable to Taxes.

            (g) Seller knows of no basis for the assertion of any claim relating or attributable to Taxes that, if adversely determined, would result in any Lien on the Acquired Assets.

     4.23 CUSTOMERS. SCHEDULE 4.23 identifies and sets forth a true and complete list of the ten largest customers of the Business (by dollar volume) for the most recently completed fiscal year of Seller. Since the Balance Sheet Date, no such customer has expressed to Seller in writing its intent to cease purchasing
Products from Tekelec Group. Seller has also delivered to Buyer or to its counsel copies of all significant agreements with the material suppliers of the
Business in effect as of the date of this Agreement, and such copies were true and complete in all material respects when so delivered.

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     4.24 WARRANTIES. Each Product manufactured, sold, leased, licensed or delivered by Seller has in all material respects been manufactured, sold, leased, licensed or delivered by Seller in conformity with all applicable material contractual commitments and all express and implied warranties made by
Seller and, to Seller's Knowledge, Seller has no material liability (and, to
Seller's Knowledge, there is no reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Seller giving rise to any material liability) for replacement or repair thereof or other damages in connection therewith. No product manufactured, sold, leased, distributed, licensed or delivered by the Business is subject to any guaranty, warranty, or other indemnity beyond (i) Seller's applicable standard terms and conditions of sale, lease or license, (ii) the terms and conditions set forth in the Transferred Contracts and the Consent
Required Contracts or (iii) the terms and conditions that are implied or imposed by applicable law. Schedule 4.24 contains a true, correct and complete copy of the standard form of product warranty used in the Business as of the date of this Agreement.

     4.25 INSURANCE. Seller has in full force and effect fire and casualty insurance policies and insurance against other hazards, risks and liabilities to persons and property related to the Business to the extent and in the manner customary for companies in similar businesses similarly situated.

     4.26 BOOKS AND RECORDS. The Books and Records comprise all papers and records (in paper or electronic format) in Seller's care, custody or control relating to or necessary for the operation of the Business or the Acquired
Assets.

4.27   EMPLOYEE MATTERS.

            (a) SCHEDULE 4.27(a) contains a complete and accurate list of the
Business Employees (other than the Excluded Employees) as of the date of this
Agreement, showing for each such Business Employee: (i) the salary and wages payable and other benefits which Seller is bound to provide (whether at present or in the future) to each such employee, or any person connected with any such employee, and including, if any, particulars of all profit sharing, incentive and bonus arrangements to which Seller is a party, (ii) the date of hire, (iii)
leave status (including type of leave), and (iv) visa status to Seller's
Knowledge.

            (b) Except as may be required by existing executive and employee compensation plans, mandated by WARN or consistent with past practices in the ordinary course of business, since March 31, 2002 and as of the date of this
Agreement, none of the Business Employees has given to Seller's Human Resources
Department written, or to the Knowledge of Seller's Human Resources Department
oral, notice of termination of employment and Seller has not given notice of any workforce reduction to any employee or Governmental Entity or started consultations with any trade union pursuant to any statute or regulation.

            (c) No collective bargaining agreement exists that is binding on
Seller with respect to the Business Employees and, to Seller's Knowledge, no
petition has been filed or proceeding instituted, or any action taken in contemplation of any such filing or institution, by an

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employee or group of employees of Seller, with the National Labor Relations
Board seeking recognition of a bargaining representative.

            (d) There is no labor strike, dispute, slow down or stoppage pending or, to Seller's Knowledge, threatened against Seller by any of the Business
Employees, and Seller has received no demand letters, civil rights charges, suits or drafts of suits with respect to any material claims made by any of the
Business Employees.

            (e) Seller is in compliance in all material respects with all applicable foreign, federal, state and local Legal Requirements respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to the Business Employees.

            (f) There are no pending or, to Seller's Knowledge, threatened material claims or actions by any Business Employee against Seller under any worker's compensation policy or long-term disability policy.

            (g) To Seller's Knowledge, no Business Employee is obligated under any agreement or subject to any judgment, decree or order of any court or administrative agency that would materially interfere with such Business
Employee's efforts to promote the interests of the Business or that would materially interfere with the Business. To Seller's Knowledge, neither the execution nor delivery of this Agreement, nor the carrying on of the Business as presently conducted by Seller nor any activity of the Business Employees in connection with the carrying on of the Business as presently conducted by Seller will conflict with or result in a breach of any material term, condition or provision of, or constitute a default under, any agreement under which any of such Business Employees is now bound.

4.28   ENVIRONMENTAL MATTERS.

            (a) HAZARDOUS MATERIAL. Neither Seller nor any current or former subsidiaries of Seller engaged in the Business has: (i) operated any underground storage tanks at any property that the Seller or any current or former subsidiaries of Seller have owned, operated, occupied, or leased, or (ii)
released, in a manner as could result in liability to the Seller, any amount of a Hazardous Material. Except in compliance with Environmental Laws and in a manner that could not reasonably be expected to subject Seller or any subsidiary of Seller to liability, no Hazardous Materials are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Seller or any subsidiary of Seller has at any time owned, operated, occupied or leased in connection with the Business (a "Business
Facility"), which presence Seller or any of its subsidiaries caused or allowed or is otherwise liable for by contract.

            (b)     HAZARDOUS MATERIALS ACTIVITIES. Neither Seller nor any
current or former subsidiaries of Seller engaged in the Business, has transported, stored, used, manufactured, treated, recycled, distributed, sold, disposed of, released or exposed the Business Employees or others to

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Hazardous Materials in violation of any Environmental Law, nor has Seller disposed of, transported, sold, distributed, or manufactured any product containing a Hazardous Material in violation of any Environmental Law (any or all of the foregoing being collectively referred to herein as "HAZARDOUS
MATERIALS ACTIVITIES").

            (c) PERMITS. Seller and Seller's subsidiaries engaged in the
Business currently hold all environmental approvals, permits and licenses (the
"Environmental Permits") necessary for the operation of the Business. All such
Environmental Permits are valid and in full force and effect. Seller and its subsidiaries engaged in the Business are in compliance in all material respects with all covenants and conditions of any Environmental Permit that is or has been in force with respect to its Hazardous Materials Activities.

            (d) ENVIRONMENTAL LIABILITIES. Neither Seller nor any subsidiary of
Seller engaged in the Business has received written notice of any action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim concerning any Environmental Permit, Hazardous Material or any Hazardous
Materials Activity of Seller or any subsidiary of Seller in connection with the
Business. To the Knowledge of Seller and its subsidiaries engaged in the
Business, no action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is threatened concerning any Environmental Permit,
Hazardous Material or any Hazardous Material Activity of Seller or any
subsidiary of Seller with respect to the Business.

            (e) REPORTS AND RECORDS. The Seller and its subsidiaries engaged in the Business have delivered to Buyer or made available for inspection by Buyer or its agents, representatives or employees all records in the Seller's or any subsidiaries of Seller's possession concerning Environmental Permits and violations of Environmental Laws relating to its Business and all environmental audits, assessments, and investigations of any Business Facility in the possession of Seller or any subsidiary of Seller.

4.29   TRANSACTIONS WITH AFFILIATES.

            (a) SCHEDULE 4.29(a) identifies a true and complete list of all agreements, contracts, arrangements, understandings, transfers of assets or liabilities or other commitments or transactions to or by which Seller, a subsidiary, any current or former officer or director of Seller, and/or any shareholder holding more than five percent (5%) of Seller's outstanding capital stock, are parties and that are currently pending or in effect and directly relate to or affect the Business or any of the Acquired Assets or Assumed
Liabilities.

            (b) No director or officer of Seller (i) owns, directly or indirectly, on an individual or joint basis (A) any interest in any Acquired
Asset or (B) any interest (other than a passive investment in less than five percent (5%) of the outstanding voting securities of a company that is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act) in any
Person that is a supplier, customer or competitor of the Business, (ii) serves as an officer, director or employee of any person that is a supplier, customer or competitor of the Business, or (iii) has

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received any loan from or is otherwise a debtor of or has made any loan to or is otherwise a creditor of, Seller where such loan is secured by any of the
Acquired Assets.

     4.30 COMPLETE COPIES OF MATERIALS. All documents that have been provided by
Seller to Buyer and its counsel in connection with this Agreement or the transactions contemplated hereby were true and complete in all material respects at the time they were so provided.

     4.31 NO DISTRIBUTION; INVESTMENT; EXPERIENCE. Seller has no plan or intention to distribute the Conversion Shares to its shareholders by way of dividend or otherwise. Tekelec represents that it will acquire the Conversion
Shares for investment only and not with any intention or view toward selling or otherwise disposing of the Conversion Shares or any portion thereof other than in accordance with this Agreement, the Registration Rights Agreement and pursuant to the exemptions from registration available under applicable securities laws or pursuant to registration under applicable securities laws.
Tekelec also represents that the entire legal and beneficial interest in the
Convertible Notes and any Conversion Shares is being acquired and will be held for Tekelec's account only and neither in whole nor in part for any other person. Tekelec has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the acquisition of the Convertible Notes and any Conversion Shares.

     4.32 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Seller (as modified by the Seller's Disclosure Schedule), nor any statement made in any Schedule (including the Seller's Disclosure Schedule), certificate or instrument furnished by Seller pursuant to this Agreement contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.

     4.33 SELLER INVESTIGATION AND DUE DILIGENCE. SELLER HAS INVESTIGATED THE
BUSINESS, RESULTS OF OPERATION AND FINANCIAL CONDITION OF BUYER, AS WELL AS ALL
MATTERS AFFECTING THE DESIRABILITY OF ENTERING INTO THE TRANSACTIONS HEREUNDER.
SELLER ACKNOWLEDGES THAT SELLER HAS BEEN GIVEN THE OPPORTUNITY TO CONDUCT ITS
OWN DUE DILIGENCE WITH REGARD TO BUYER.

     4.34 RELIANCE; DISCLAIMER OF OTHER WARRANTIES. Seller recognizes and agrees that Buyer is relying upon the representations and warranties made by Seller in this Agreement. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 4 SELLER MAKES NO
REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT
OF ANY OF ITS ASSETS (INCLUDING, WITHOUT LIMITATION, THE ACQUIRED ASSETS),
LIABILITIES OR OPERATIONS, INCLUDING WITHOUT LIMITATION ANY WARRANTY WITH
RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH
OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

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                                    ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

     Except as set forth or identified in Buyer's Disclosure Schedule, Buyer hereby represents and warrants to Seller as follows:

     5.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of and in the State of Nevada. Buyer has all requisite corporate power to own and use the properties owned and used by it and to carry on its business as currently conducted. Buyer is duly qualified, licensed or admitted to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business makes such qualification, licensing or admission necessary. Buyer has delivered a true, correct and complete copy of its certificate of incorporation and bylaws, each as amended to date and in full force and effect on the date hereof, to Seller.

     5.2 AUTHORIZATION. Buyer has all requisite power and authority to enter into this Agreement, the Employment Agreements and each of the Ancillary
Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Employment Agreements and each of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of
Buyer, and no further corporate action is required on the part of Buyer or its stockholders to approve, adopt or authorize this Agreement, the Employment
Agreements, any of the Ancillary Agreements or any of the transactions contemplated hereby or thereby. This Agreement, the Employment Agreements and the Ancillary Agreements (other than the Convertible Cash Note) to which Buyer is a party have been duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery by Seller, constitute the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief and other equitable remedies. Upon delivery at the Closing of the Convertible Cash Note, if any, to which Buyer is a party, such Convertible Cash Note will have been duly executed and delivered by Buyer and will constitute the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief and other equitable remedies.

5.3    CAPITALIZATION

     Set forth on SCHEDULE 5.3 hereto is: (a) the authorized capital stock of
Buyer as of the date hereof; (b) the number of shares of capital stock of Buyer issued and outstanding as of the date hereof; (c) the number of shares of capital stock issuable pursuant to Buyer's stock plans as of the

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date hereof; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of Buyer's capital stock as of the date hereof. All of the issued and outstanding shares of Buyer's capital stock have been duly authorized and validly issued and are fully paid and nonassessable. No Person is entitled to preemptive or similar statutory or contractual rights with respect to any securities of Buyer. Except as set forth on SCHEDULE 5.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which Buyer is or may be obligated to issue any equity securities of any kind and, except as contemplated by this Agreement, Buyer is not currently in negotiations for the issuance of any equity securities of any kind. Except as contemplated by this Agreement
Buyer has no Knowledge of any voting agreements, buy-sell agreements, option or right of first refusal purchase agreements or other agreements of any kind among any of the securityholders of Buyer relating to the securities of Buyer held by them. Buyer has not granted any Person the right to require Buyer to register any securities of Buyer under the Securities Act, whether on a demand basis or in connection with the registration of securities of Buyer for its own account or for the account of any other Person.

5.4    CATAPULT IRELAND.

            (a) Catapult Ireland is a company duly organized, validly existing and in good standing under the laws of Ireland. Catapult Ireland has the corporate power to own its properties and to carry on its business as now being conducted. Catapult Ireland is duly qualified to do business and in good standing as foreign corporation in each jurisdiction in which the conduct of its business makes such qualification, licensing or admission necessary. Buyer has delivered true and correct copies of the certificate of incorporation and memorandum and articles of association of Catapult Ireland, each as amended to date, to counsel for Seller. Catapult Ireland does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of share capital or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. Buyer owns 100% of the issued and outstanding capital stock of Catapult Ireland. All issued shares of capital stock of Catapult Ireland are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by the charter documents or any agreement to which Seller or Catapult Ireland are a party or by which any of them is bound. There are no outstanding options or warrants to purchase, indebtedness convertible into or other rights to acquire any capital stock of Catapult Ireland. The execution and delivery of the
Convertible Notes, the License Agreement and the International Rights License
Agreement by Catapult Ireland will not (i) conflict with any provision of
Catapult Ireland's memorandum and articles of association, (ii) conflict with any material Contract to which Catapult Ireland or any of its subsidiaries is a party or by which any of their respective assets and properties are bound, or
(iii) to Buyer's Knowledge, violate any Legal Requirement.

            (b)     Catapult Ireland has all requisite power and authority to
enter into the License Agreement, the International Rights License Agreement and
the Convertible Notes to which it is a

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party and to consummate the transactions contemplated thereby. The execution and delivery of the License Agreement, the International Rights License Agreement
and the Convertible Notes to which Catapult Ireland is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate or shareholder action on the part of Catapult
Ireland, and no further corporate or shareholder action is required on the part of Catapult Ireland to approve, adopt or authorize the License Agreement, the
International Rights License Agreement or the Convertible Notes or any of the
transactions contemplated thereby. The International Rights License Agreement and the License Agreement have been duly executed and delivered by Catapult
Ireland and constitute the valid and binding obligations of Catapult Ireland, enforceable against Catapult Ireland in accordance with their terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief and other equitable remedies. Upon delivery at the Closing of the
Convertible Notes to which Catapult Ireland is a party, such documents will have been duly executed and delivered by Catapult Ireland and will constitute the valid and binding obligation of Catapult Ireland, enforceable against Catapult
Ireland in accordance with their terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief and other equitable remedies.

            (c) Catapult Ireland is not insolvent or unable to pay its debts within the meaning of section 214 of the Irish Companies Act 1963 and no encumbrancer has taken possession or attempted to take possession or exercised or attempted to exercise any power of sale in respect of the whole or any part of the undertaking, property or assets of Catapult Ireland. No order has been made or petition presented or resolution passed or proceedings or action or ground arisen for the winding up of Catapult Ireland or for or with a view to appointing an examiner, receiver, administrator, trustee or similar officer.

     5.5 NONCONTRAVENTION. The execution and delivery of this Agreement, the
Employment Agreements and the Ancillary Agreements to which Buyer is a party does not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with any provision of Buyer's charter or bylaws,
(ii) conflict with any material Contract to which Buyer or any of its subsidiaries is a party or by which any of their respective assets and properties are bound (each a "BUYER CONTRACT"), or (iii) to Buyer's Knowledge violate any Legal Requirement, except for violations which, individually or in the aggregate, would not have a Material Adverse Effect on Buyer and would not adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement.

     5.6 CONSENTS. Except for the applicable requirements of the HSR Act and other similar antitrust requirements of foreign government authorities, if any, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by, or with respect to, (i) Buyer in connection with the execution and delivery of this
Agreement, the Employment Agreements or the Ancillary Agreements to which Buyer is a party or the consummation of the transactions contemplated hereby or thereby or (ii) Catapult Ireland in

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connection with the execution and delivery of the Ancillary Agreements to which
Catapult Ireland is a party or the consummation of the transactions contemplated thereby.

     5.7 SEC FILINGS. Buyer has filed all required forms, reports and documents with the SEC since January 1, 2000. A true and complete copy of each Buyer SEC
Document is available on the Web site maintained by the SEC at
http://www.sec.gov. As of their respective filing dates, the Buyer SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Buyer SEC Documents, and none of the
Buyer SEC Documents contained on their filing dates any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Buyer SEC Document. Buyer Financial Statements complied as to form in all material respects with the published rules and regulations of the
SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto, except in the case of pro forma statements, or, in the case of unaudited financial statements, except as permitted under Form 10-Q under the
Exchange Act) and fairly presented the consolidated financial position of Buyer and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of Buyer's operations and cash flows for the periods indicated (subject to, in the case of unaudited financial statements, normal and recurring year-end audit adjustments that are not material).

     5.8 BUYER FINANCIAL STATEMENTS. The Buyer Financial Statements: (a) if
audited, are true and correct in all material respects, (b) fairly present the financial condition and results of operations of Buyer as of the dates and for the periods so indicated, (c) are derived from and consistent with the books and records, and (d) have been prepared in accordance with GAAP on a basis consistent throughout the periods indicated and consistent with each other
(except that the unaudited quarterly financial statements included in Buyer
Financial Statements need not contain the footnotes required by GAAP and are subject to normal year end audit adjustments which are not material in amount).

     5.9    ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 2002, there has not been, occurred or arisen any:

            (a) Change in the consolidated assets, liabilities, financial condition or operating results of Buyer from that reflected in the financial statements included in Buyer's most recent Quarterly Report on Form 10-Q as filed with the SEC, except changes in the ordinary course of business which have not had, in the aggregate, a Material Adverse Effect on Buyer;

            (b) Transaction by Buyer or any of its subsidiaries which is material to Buyer and its subsidiaries taken as a whole, except in the ordinary course of business as conducted prior to that date and consistent with past practices;

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            (c) Change or amendment to a Buyer Contract or arrangement by which
Buyer, Catapult Ireland or any of their respective material assets or properties is bound or to which they are subject, which change or amendment is material to
Buyer and its subsidiaries taken as a whole;

            (d)     Material change in accounting methods or practices
(including any change in depreciation or amortization policies or rates) by
Buyer or any of its subsidiaries;

            (e) The commencement, settlement or notice or, to Buyer's Knowledge, threat, of any lawsuit, proceeding or other governmental investigation against
Buyer or any of its subsidiaries which could reasonably be expected to have a
Material Adverse Effect on Buyer;

            (f)     Any event or condition of any character that has had or, to the Knowledge of Buyer, is reasonably likely to have a Material Adverse Effect on Buyer; or

            (g) Agreement by Buyer or any of its subsidiaries to do any of the things described in the preceding clauses (b) through (e) of this SECTION 5.9
(other than negotiations with Seller and its representatives regarding the transactions contemplated by this Agreement and the Ancillary Agreements).

     5.10 ABSENCE OF UNDISCLOSED LIABILITIES. Neither Buyer nor any of its
subsidiaries has any Liability (whether or not required to be reflected in financial statements in accordance with GAAP) which, individually or in the aggregate, is material or is reasonably likely to become material and has not been reflected in the Buyer Financial Statements.

     5.11 COMPLIANCE WITH LAWS. Buyer and its subsidiaries are in compliance in all material respects with all applicable material foreign, federal, state or local Legal Requirements relating to their respective businesses.

5.12   INTELLECTUAL PROPERTY.

            (a) To Buyer's Knowledge, Buyer and its subsidiaries own and have good title to, or has valid licenses or other rights to use, all Intellectual
Property Rights and Technology necessary to permit Buyer and its subsidiaries to conduct their operations as currently conducted and as proposed to be conducted
(as evidenced by a written business plan, written product development plan or computer software code of Buyer). To the Knowledge of Buyer, to the extent that any such Intellectual Property Rights or Technology were originally owned or created by or for any third party, including any predecessor of Buyer, Buyer has a written Contract with such third party or parties with respect thereto, pursuant to which Buyer has obtained complete, unencumbered, unrestricted and exclusive ownership thereof by valid assignment or otherwise.

            (b) Buyer has not transferred ownership of, or granted any license under or right to use, or authorized the retention of any license or right to use, any such Intellectual Property Rights or Technology to any Person which preclude Buyer's use thereof. To the Knowledge of Buyer, no

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government funding or facilities of a university, college, other educational institution or research center was used in the creation or development of such
Technology. To the Knowledge of Buyer, no current or former employee, consultant or independent contractor, who was involved in, or who contributed to, the creation or development of any such Technology, has performed services for the government, a university, college, or other educational institution, or a research center, during a period of time during which such employee, consultant or independent contractor was also performing services used in the creation or development of such Technology.

            (c) To the Knowledge of Buyer, neither (i) the operation of the businesses of Buyer and its subsidiaries, nor (ii) Buyer's use of its
Intellectual Property Rights and its Technologies in the operation of its businesses, as currently conducted or as currently proposed by Buyer to be conducted (as evidenced by a written business plan, written product development plan or computer software code of Buyer): (a) infringe or misappropriate the
Intellectual Property Rights of any Person; (b) violate the rights of any Person
(including rights to privacy or publicity); or (c) constitute unfair competition or trade practices under the laws of any jurisdiction; in each case, except, with respect to the future conduct of Buyer's business as proposed to be conducted, for rights that Buyer intends to acquire in the future. To the
Knowledge of Buyer, Buyer has not received notice prior to the Closing from any
Person claiming that any aspect of Buyer's business, or any Intellectual
Property Rights or Technology of Buyer, infringes or misappropriates the
Intellectual Property Rights of any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does Buyer have
Knowledge of any basis therefor).

            (d) To the Knowledge of Buyer, no Person is infringing or
misappropriating Buyer's or its subsidiaries' Intellectual Property Rights or
Technology necessary to permit Buyer and its subsidiaries to conduct their operations as currently conducted and as proposed to be conducted (as evidenced by a written business plan, written product development plan or computer software code of Buyer). Buyer has exercised reasonable care including taking all reasonable steps to protect its rights in its confidential information and trade secrets. Buyer has and enforces a policy requiring each employee and consultant of Buyer to execute a proprietary rights and confidentiality agreement assigning all of such employees' and consultants' rights in and to
Buyer's Intellectual Property Rights and Technology to Buyer. None of Buyer's or
its subsidiaries' Intellectual Property Rights or Technology necessary to permit
Buyer and its subsidiaries to conduct their operations as currently conducted and as proposed to be conducted (as evidenced by a written business plan, written product development plan or computer software code of Buyer) is subject to any proceeding or outstanding decree, order, judgment, or stipulation known to Buyer, or to Buyer's Knowledge, that adversely affects the validity, use or enforceability of such Intellectual Property Rights or Technology or Buyers' or
its subsidiaries' conduct of their respective businesses. The products sold by
Buyer and its subsidiaries in their respective businesses comply in all material respects with industry standards and with the feature specifications and performance standards set forth in Buyer's product data sheets and other documentation relating to such products. There are no outstanding claims (nor does Buyer have Knowledge of any facts that would reasonably lead to a claim)
for breach of warranties by Buyer in connection with such products except claims which would not have

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a Material Adverse Effect on Buyer. There is no material problem, defect or issue with respect to any of such products which, to Buyer's Knowledge, does or may reasonably be expected to, materially and adversely affect the value or functionality of such products.

     5.13 TAX RETURNS. Buyer and its subsidiaries have prepared and timely filed for all periods for which the statute of limitations has not expired all required material Returns relating to any and all Taxes concerning or attributable to Buyer, its subsidiaries or their respective operations, and such
Returns are or will be true, correct and complete and have been or will be completed in accordance with applicable law, except for such failure to prepare and file returns, inaccuracy and/or noncompliance that, individually and in the aggregate, have not had and cannot reasonably be expected to have a Material
Adverse Effect on the Buyer. Buyer and its subsidiaries, as applicable, have paid all Taxes shown to be due on such Returns. The provision for Taxes as shown in the Buyer Financial Statements is adequate for Taxes due or accrued as of the date thereof. No audit or other examination of any Return of Buyer or any subsidiary is in progress, nor has Buyer been notified in writing of any request for such an audit or other examination, except for such audits, examinations and notices which, individually and in the aggregate, have not had and cannot reasonably be expected to have a Material Adverse Effect on the Buyer.

     5.14 EMPLOYEE MATTERS. To Buyer's Knowledge, there is no labor strike, dispute, slow down or stoppage pending or threatened against Buyer or its subsidiaries by any of the employees of Buyer or its subsidiaries. Buyer has received no written demand letters, civil rights charges, suits or drafts of suits with respect to material claims made by any such employee.

     5.15 ISSUANCE OF BUYER COMMON STOCK. The shares of Buyer Common Stock issuable upon the conversion of the Convertible Notes, when issued, will be duly authorized, validly issued, fully paid and non-assessable.

     5.16 ISSUANCE OF CONVERTIBLE NOTES. The Convertible Notes to be issued as part of the Buyer Consideration and the Ireland Consideration in connection with the Acquisition, when issued, will be duly authorized and validly issued.

     5.17 FORM S-3 ELIGIBILITY; COMPLIANCE WITH NASDAQ LISTING REQUIREMENTS.
Buyer is currently eligible to register the resale of its common stock on a registration statement on Form S-3 under the Securities Act. Buyer is in compliance with all applicable Nasdaq National Market continued listing requirements. There are no proceedings pending or, to Buyer's Knowledge, threatened against Buyer relating to the continued listing of Buyer's common stock on the Nasdaq National Market, and Buyer has not received any notice of, nor to the Knowledge of Buyer is there any basis for, the delisting of Buyer's common stock from the Nasdaq National Market.

     5.18 FUNDS AVAILABLE. Buyer and Catapult Ireland shall have on the Closing
Date, sufficient funds to enable them to pay the Cash Consideration and otherwise to consummate the transactions contemplated by this Agreement, the
Ancillary Agreements and the Employment Agreements.

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     5.19 LITIGATION. There is no action, suit or proceeding of any nature pending or, to Buyer's Knowledge, threatened, by or against Buyer or any of its subsidiaries. There is no investigation by a Governmental Entity pending, or to
Buyer's Knowledge, threatened, by or against Buyer or any of its subsidiaries.

     5.20 EFFECT OF TRANSFER. Buyer and its consolidated subsidiaries are not currently insolvent or unable to pay their debts, liabilities and obligations as they become due, and the purchase of the Acquired Assets and the Tekelec Japan
Stock and the consummation of the other transactions contemplated by this
Agreement, the Ancillary Agreements and the Employment Agreements will not render Buyer and its consolidated subsidiaries insolvent or unable to pay their debts, liabilities and obligations as they become due.

     5.21 BUYER INVESTIGATION AND DUE DILIGENCE. BUYER HAS INVESTIGATED THE
CONDITION, VALUE AND SUITABILITY OF THE ACQUIRED ASSETS, AS WELL AS ALL MATTERS
AFFECTING THE DESIRABILITY OF ITS PURCHASE OF THE ACQUIRED ASSETS HEREUNDER.
BUYER ACKNOWLEDGES THAT BUYER HAS BEEN GIVEN THE OPPORTUNITY TO CONDUCT ITS OWN
DUE DILIGENCE WITH REGARD TO THE BUSINESS ACQUIRED ASSETS. BUYER HEREBY
SPECIFICALLY ACKNOWLEDGES AND AGREES THAT, EXCEPT TO THE EXTENT SPECIFICALLY SET
FORTH IN ARTICLE 4, BUYER IS PURCHASING THE ACQUIRED ASSETS ON AN "AS IS, WHERE
IS, WITH ALL FAULTS" CONDITION.

     5.22 RELIANCE; DISCLAIMER OF OTHER WARRANTIES. Buyer recognizes and agrees that Seller is relying upon the representations and warranties made by Buyer in this Agreement. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 5 BUYER MAKES NO
REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT
OF ITS BUSINESS, RESULTS OF OPERATION OR FINANCIAL CONDITION.

     5.23 BROKERS' AND FINDERS' FEES. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or accountant with respect to the transactions contemplated hereby for which Seller could become liable or obligated.

     5.24 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Buyer (as modified by the Buyer's Disclosure Schedule), nor any statement made in any Schedule (including the Buyer's Disclosure Schedule), certificate or instrument furnished by Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.

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                                    ARTICLE 6

                            COVENANTS AND AGREEMENTS

     6.1    CONDUCT OF SELLER AND TEKELEC JAPAN PRIOR TO THE CLOSING. Between
the date of this Agreement and the earlier to occur of the termination of this
Agreement pursuant to SECTION 9.1 and the Closing, unless otherwise consented to in writing by Buyer (which consent will not be unreasonably withheld by Buyer in the case of actions described in SECTION 6.1(t)), Seller will, and will cause
Tekelec Japan with respect to its business and assets to:

            (a)     Except as otherwise specifically allowed or required
pursuant to the terms of this Agreement, conduct the Business and operate the
Acquired Assets in the usual, regular and ordinary course in substantially the same manner as heretofore conducted or operated;

            (b)     Take the necessary steps required under applicable laws,
regulations, Tekelec Japan's articles of incorporation or other internal regulations for the transfer of the Tekelec Japan Stock, including without limitation obtaining the board approval of Tekelec Japan;

            (c)     Pay the debts and Taxes of the Business when due;

            (d)     Pay or perform other obligations of the Business when due
unless such obligations are contested in good faith by Seller;

            (e)     Use commercially reasonable, good faith efforts to preserve intact the current business organization of Seller relating to the Business, keep available the services of the current officers, employees and agents of
Seller relating to the Business, and maintain the relations and goodwill with the suppliers, customers, distributors, licensors, licensees, landlords, trade creditors, employees, agents, and others having business relationships with
Seller relating to the Business, with the goal of preserving the goodwill and ongoing business of the Business as of the Closing;

            (f)     Use commercially reasonable, good faith efforts to maintain all of the Acquired Assets and assets of Tekelec Japan in their current condition, normal wear and tear excepted, and to promptly replace, repair or restore such Acquired Assets and assets of Tekelec Japan in the event of any material damage to or destruction of any of the Acquired Assets prior to the
Closing;

            (g)     License the Products and the Technology consistent in all
material respects with past practice;

            (h)     Maintain the Books and Records in the usual, regular and
ordinary manner, on a basis consistent in all material respects with prior years;

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            (i)     Not buy, or enter into any inbound license agreement with
respect to, the Intellectual Property Rights of any third party to be incorporated in or used in connection with the Products or sell, lease or otherwise transfer or dispose of, or enter into any outbound license agreement with respect to, any of the Acquired Assets, Licensed Technology or Licensed
Intellectual Property with any third party other than in the ordinary course of business in connection with the sale of Products and consistent with past practice;

            (j)     Not enter into any Contract relating to (i) the sale,
license or distribution of any Product, (ii) the provision of any services relating to the Business, (iii) any of the Acquired Assets, (iv) any Licensed
Technology, or (v) any Licensed Intellectual Property other than, in each case, in the ordinary course of business in connection with the sale of Products and consistent with past practice;

            (k)     Not materially change pricing or royalties charged to
customers or licensees of Seller related to the Business;

            (l)     Not enter into any material strategic arrangement or
relationship or joint marketing arrangement or agreement relating to the
Business other than in the ordinary course of business and consistent with past practice;

            (m)     Except as contemplated by this Agreement, not terminate
without cause the employment of, or give notice of termination of employment to, any Key Employee without cause for such termination;

            (n)     Not transfer any Business Employee to another division or
subsidiary of Seller;

            (o)     Except as may be required by existing executive and employee compensation plans, mandated by Law or consistent with past practices in the ordinary course of business, not change, increase or amend the rate of remuneration or amount of bonuses or other benefits or any other terms of employment of any Business Employee as of the date of this Agreement;

            (p)     Except as may be required by existing executive and employee compensation plans, mandated by Law or consistent with past practices in the ordinary course of business, not grant any severance or termination pay to any
Business Employee, or adopt any new severance plan, amend or modify or alter in any material respect any severance plan, agreement or arrangement relating to any Business Employee;

            (q)     Not amend or modify in any material respect, or violate the terms of in any material respect, any of the Consent Required Contracts or
Transferred Contracts or Lease Agreements;

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            (r)     Not revalue any of the Acquired Assets in any individual
amount in excess of $25,000 or an aggregate amount in excess of $100,000;

            (s)     Not make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, in each case relating to the Business, the
Products or the Acquired Assets if such a change would have a Material Adverse
Effect on Buyer after the Closing;

            (t)     Not commence or institute any action, suit, proceeding or
arbitration, involving or relating to the Business or the Acquired Assets, and not commence, settle, institute, prosecute, compromise any action, suit, proceeding, arbitration, or governmental or regulatory investigation or audit or obtain the release of any threatened action, suit, proceeding, arbitration, or governmental or regulatory investigation or audit involving or relating to the
Business or the Acquired Assets if such action would materially and adversely affect the Business;

            (u)     Not knowingly take any action, or knowingly fail to take any commercially reasonable action, which would result in any of the representations and warranties set forth in ARTICLE 4 not being true and correct on and as of the Closing;

            (v)     Not, and will not permit any of its subsidiaries to, enter into any agreement to purchase or sell any interest in real property, grant any security interest in any real property, enter into any lease, sublease or other occupancy agreement with respect to any real property, in each case which is occupied or to be occupied for the operation of the Business (including all
Leased Real Property), or alter, amend or modify in any material respect, or terminate any of the material terms of any Lease Agreements, other than modifications or terminations that would not materially adversely affect Buyer's rights or obligations under the Sublease Agreement;

            (w)     Not relocate, or permit any of its subsidiaries to relocate, any Business Employees to other real property or relocate other employees into the Leased Real Property; and

            (x)     Not agree, in writing or otherwise, to take any of the
actions described in (i) through

            (w)     above, or agree, in writing or otherwise, to take any other action that would prevent Seller from performing or cause Seller not to perform any of its other covenants in this Agreement.

6.2    CONDUCT OF BUYER PRIOR TO THE CLOSING

            Between the date of this Agreement and the earlier to occur of the termination of this Agreement pursuant to SECTION 9.1 and the Closing, unless otherwise consented to in writing by Seller, Buyer will and will cause each of its subsidiaries, including without limitation Catapult Ireland, to:

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            (a)     Except as otherwise specifically allowed or required
pursuant to the terms of this Agreement, conduct business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted or operated;

            (b)     Pay its debts and Taxes when due;

            (c)     Pay or perform its other material obligations when due
unless such obligations are contested in good faith by Buyer;

            (d)     Not knowingly take any action, or knowingly fail to take any commercially reasonable action, which would result in any of the representations and warranties set forth in ARTICLE 5 not being true and correct on and as of the Closing;

            (e)     Not borrow any money, or incur any liability or indebtedness
(other than in the ordinary course of business) in an aggregate amount of more than $1,000,000;

            (f)     Except with respect to the transactions contemplated by this
Agreement, not merge, consolidate or reorganize with, or acquire, or enter into any other material business combination with, any corporation, partnership, limited liability company or any other entity or enter into any material negotiations, discussions or Contract for such purpose if such a transaction would delay the Closing Date by more than ten days;

            (g)     Not declare, set aside or pay any cash or stock dividends or other distribution in respect of capital, or redeem or otherwise acquire any of its capital stock or securities convertible or exchangeable for its capital stock;

            (h)     Not subdivide or split or combine or reverse split the
outstanding shares of its capital stock of any class or enter into any recapitalization unless there is an equitable adjustment in the terms of the
Convertible Notes;

            (i)     Not amend its Certificate of Incorporation or Bylaws or
charter documents;

            (j)     Not sell or issue, except pursuant to stock plans in effect as of the date hereof and disclosed on Buyer's Disclosure Schedule hereto
(including increases to such plans approved by stockholders subsequent to the date hereof), any securities of Buyer, including without limitation, common stock, preferred stock and instruments convertible into capital stock of Buyer;

            (k)     Not grant or agree to grant to any Person any rights
(including "piggyback" registration rights) to have any securities of Buyer registered with the SEC or any other governmental authority unless any rights of
Seller under the Registration Rights Agreement are in all instances and for all purposes senior to such third party rights; or

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            (l)     Not agree, in writing or otherwise, to take any of the
actions described in (d) through (k) above, or agree, in writing or otherwise, to take any other action that would prevent Buyer from performing or cause Buyer not to perform any of its other covenants in this Agreement.

     6.3    NOTICE OF CERTAIN EVENTS. Buyer and Seller shall give prompt notice to the other of: (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing, and (b) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. Notwithstanding anything in the immediately preceding sentence to the contrary, the delivery of any notice pursuant to this SECTION 6.3 shall not (i) limit or otherwise affect any remedies available to the party receiving such notice or (ii) constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by either party pursuant to this SECTION 6.3 shall be deemed to amend or supplement such party's respective Disclosure Schedule or prevent or cure any misrepresentation, breach of warranty or breach of covenant.

     6.4    NO SOLICITATION. Until the earlier of the Closing or the termination of this Agreement pursuant to the provisions of SECTION 9.1, Seller will not
(nor will Seller cause any of its officers, directors, employees, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Buyer or its designees:

            (a)     Solicit, encourage, assist, conduct discussions with or
engage in negotiations with any Person, relating to the possible acquisition of the Business or the Acquired Assets, whether by way of merger, purchase of assets or otherwise, other than with respect to the sale of assets in the ordinary course of the Business and consistent with past practices;

            (b)     Provide information with respect to the Business or the
Acquired Assets to any Person relating to the possible acquisition of the
Business or the Acquired Assets, whether by way of merger, purchase of assets or otherwise, other than with respect to the sale of assets in the ordinary course of the Business and consistent with past practices;

            (c)     Enter into an agreement with any Person providing for the
acquisition of the Business or the Acquired Assets, whether by way of merger, purchase of assets or otherwise, other than with respect to the sale of assets in the ordinary course of the Business and consistent with past practices; or

            (d)     Make or authorize any statement, recommendation or
solicitation in support of any possible acquisition of the Business or the
Acquired Assets, whether by way of merger, purchase of assets or otherwise, by any Person.

     In addition to the foregoing (i) if Seller or any of its officers, directors, employees, affiliates or agents receives prior to the Closing or the termination of this Agreement in accordance with its terms any offer, proposal, or request relating to any of (a) through (d) above, Seller shall

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promptly notify Buyer in writing, describing the nature of such proposal or inquiry, inform the third party of Seller's "standstill" obligations and confirm to Buyer that Seller has done so, and (ii) Seller represents and warrants that since March 22, 2002 it has not had any discussions or negotiations with any
Persons with respect to any offer, proposal, inquiry or request relating to any of (a) through (d) above, and that it had the legal and contractual right to cease and cause to be terminated any such discussions or negotiations terminated by Seller as of such date. Seller and Buyer agree that irreparable damage would occur in the event that the provisions of this SECTION 6.4 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by Seller and Buyer that Buyer shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this SECTION
6.4 and to seek specific performance of the terms and provisions hereof, this being in addition to any other remedy to which Buyer may be entitled at law or in equity.

6.5    ACCESS TO INFORMATION.

            (a)     Between the date of this Agreement and the earlier of the
Closing or the termination of this Agreement, Seller shall afford Buyer and its respective officers, employees, accountants, counsel, agents and other representatives, reasonable access during normal business hours upon reasonable prior notice to (i) all of the properties, books, contracts, commitments and records of the Business and the Acquired Assets, (ii) all Business Employees and
(iii) auditor's work papers relating to the Business Financial Statements.

            (b)     Buyer acknowledges and agrees that there shall be no
invasive inspection or testing of any Leased Real Property without the prior written consent in each instance of Seller and the lessor of such Leased Real
Property, which consent Buyer acknowledges may be withheld in the sole and absolute discretion of such lessor. Buyer further agrees that neither any such lessor nor Seller shall be obligated to consent to any testing of the soil or groundwater, in, on or under any Leased Real Property. Subject to the foregoing and in addition to such other conditions and requirements as may be imposed by the lessor of the Leased Real Property, in connection with any approved entry by
Buyer or its agents, consultants, employees or contractors onto the Leased Real
Property, Buyer shall notify Seller in writing of its intention or the intention of its agents or representatives to undertake any inspection at least two business days prior to such intended inspection which notice shall include the identity of the company or persons who will perform the inspections and the proposed scope of such inspections. Buyer shall conduct such entry and any inspection in connection therewith so as to minimize any interference with
Seller's or Tekelec Japan's operations, and Buyer shall bear the cost of all such inspections. At Seller's option, Seller or Seller's agents may be present for any such inspections. Buyer shall indemnify and hold harmless Seller from and against any liability, claims or expenses (including, without limitation, mechanic's or construction liens and/or reasonable attorneys' fees), damages or injuries arising out of or resulting from the inspection of the Leased Real
Property by Buyer or its agents, contractors, consultants or employees, and at the conclusion of its inspections, Buyer shall repair any damage to the Leased
Real Property caused by its inspections. In addition, prior to any entry, Buyer will

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obtain, maintain and provide Seller, or shall cause any consultant, contractor or other person entering the Leased Real Property to obtain, maintain and provide Seller, with proof of comprehensive general liability insurance in the amount of at least $2,000,000 combined, single limit coverage, naming Seller and the lessor of the Leased Property as additional insureds and with coverages reasonably satisfactory to Seller and the lessor. The foregoing indemnity provision will survive the Closing or any termination of this Agreement.

     (c)    Between the date of this Agreement and the earlier of the Closing or the termination of this Agreement, Buyer shall afford Seller and its officers, employees, accountants, counsel, agents and other representatives, reasonable access during normal business hours upon reasonable prior notice to (i) all of the properties, books, contracts, commitments and records of Buyer and its subsidiaries and (ii) all officers of Buyer and its subsidiaries.

6.6    CONFIDENTIAL INFORMATION.

            (a)     The Receiving Party shall treat as confidential all of the
Disclosing Party's Confidential Information. Without limiting the foregoing, the
Receiving Party shall use at least the same degree of care which it uses to prevent the disclosure or improper or illegal use of its own confidential information of like importance, but in no event with less than reasonable care, to prevent the disclosure or improper or illegal use of the Disclosing Party's
Confidential Information.

            (b)     Either party shall be entitled to seek equitable relief to protect its interest in any of its Confidential Information, including injunctive relief.

            (c)     In the event either party is required to disclose the other party's Confidential Information pursuant to applicable law or regulation, or the order or requirement of a Governmental Entity, the party required to disclose such information shall provide prompt notice thereof to the other party to allow such party the opportunity to obtain a protective order or similar protection.

     6.7    PUBLIC DISCLOSURE. No party shall issue any statement or
communication to any third party (other than to their respective agents)
regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the prior written consent of the other party, which consent shall not be unreasonably withheld, except that this restriction shall be subject to the parties' respective obligations to comply with applicable securities laws and applicable rules and regulations of the National Association of Securities Dealers, Inc.

     6.8    CONSENTS. Seller shall assign the Transferred Contracts to Buyer as of the Closing. Seller shall use reasonable efforts, during the period from the date of this Agreement until the Closing, to obtain the consents, waivers, approvals and assignments under the Consent Required Contracts and any Lease
Agreement to be assigned to Buyer as may be required in connection with the
Acquisition so as to assign all rights of and benefits of Tekelec Group, to
Buyer, and upon the receipt of such consent, waiver, approval or assignment, as applicable, such Consent Required

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Contract shall be moved to SCHEDULE 1.1(bbbbbb) from SCHEDULE 1.1(kk) (or, in the case of Consent Required Contracts which are Tekelec Japan Contracts, such
Consent Required Contract shall be removed from SCHEDULE 1.1(kk) upon the receipt of such consent, waiver, approval or assignment, as applicable).
Following the Closing, Seller and Buyer shall continue to use reasonable efforts for a period of one year to obtain the consents, waivers, approvals and assignments to those Contracts identified as Consent Required Contracts on
SCHEDULE 1.1(kk) that were not moved to SCHEDULE 1.1(bbbbbb) (or otherwise removed from SCHEDULE 1.1(kk) as provided above) prior to the Closing and to the extent that Seller is able to obtain any such consents, waivers, approvals or assignments, such Consent Required Contracts shall be deemed to be Transferred
Contracts for all purposes under this Agreement from the time such consent, waiver, approval or assignment was delivered to Buyer, notwithstanding anything else in this Agreement to the contrary (except for Consent Required Contracts which are Tekelec Japan Contracts, which shall be deemed to be removed from
SCHEDULE 1.1(kk) from the time such consent, waiver, approval or assignment was delivered to Buyer). Seller shall use reasonable efforts, during the period from the date of this Agreement until the Closing, to obtain the consents, in a form reasonably acceptable to Buyer, required under the Sublease Agreement and with respect to Leased Real Property related to Tekelec Japan. Seller shall give any notice required by the terms of any Transferred Contract or Consent Required
Contract with respect to the transactions contemplated by this Agreement or shall obtain appropriate waivers for the failure to provide any such notice.

6.9    REGULATORY FILINGS; REASONABLE EFFORTS.

            (a)     Subject to the terms and conditions provided in this
Agreement, the parties shall use reasonable efforts to promptly take, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and effectuate the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and effectuate the transactions contemplated by this Agreement for the purpose of securing to the
Parties the benefits contemplated by this Agreement. As soon as may be reasonably practicable, each of Seller and Buyer shall make all filings reasonably determined by the parties to be required by any Governmental Entity in connection with the Acquisition and the transactions contemplated hereby, including, without limitation, (i) Notification and Report Forms with the FTC and the DOJ as required by the HSR Act, (ii) any other comparable filing that will materially impair the ability of the parties to close, (iii) other comparable pre-merger filings pursuant to the merger notification or control laws of any applicable jurisdiction, as agreed by the parties hereto and (iv)
any filings required under the Securities Act, the Exchange Act, any applicable state or securities or "blue sky" laws and the securities laws of any foreign country, or any other Legal Requirement relating to the Acquisition. Each of
Buyer and Seller will cause all documents that it is responsible for filing with any Governmental Entity under this Section 6.9(a) to comply in all material respects with all applicable Legal Requirements.

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            (b)     Seller and Buyer shall promptly (a) supply the other with
any information which may be required in order to effectuate such filings and
(b) supply any additional information which may reasonably be required by the
FTC, the DOJ or the competition or transactional control authorities of any other jurisdiction and which the Parties may reasonably deem appropriate.
Notwithstanding anything in this Section 6.9 to the contrary, nothing herein shall require any party or any of its subsidiaries or affiliates to agree to any divestiture of any of its respective businesses, assets or properties, or otherwise agree to the imposition of any limitation on the ability of any of them to conduct their respective businesses or to own or exercise control of such businesses, assets or properties.

6.10   EMPLOYEE MATTERS.

            (a)     Seller will use good faith efforts to encourage each Key
Employee to remain an employee of the Business through the Closing Date and become an employee of Buyer pursuant to his or her Employment Agreement with
Buyer and upon proof evidencing a legal right to work in his or her country of current employment.

            (b)     Buyer shall give each Offered Employee an Offer Letter, to be effective as of the Closing Date, subject to proof evidencing a legal right to work in his or her country of current employment. Such Offer Letters will (i)
have terms, including the position, salary and responsibilities of such employee, and (ii) supersede any prior employment agreements and other arrangements with such Offered Employee in effect prior to the Closing Date.
Seller shall use reasonable efforts to encourage each Offered Employee to accept the Offer Letter given to such Employee by Buyer.

            (c)     Effective as of the Closing, Seller will terminate the
employment of all Key Employees and Offered Employees, and Seller will terminate all employment agreements and other arrangements with the Continuing Employees;
provided, however, that any and all option agreements under Seller's Employee
Plans, and any and all agreements with Seller or its Affiliates concerning confidentiality, assignment of works and nonsolicitation, shall remain in full force and effect and shall survive the termination of each such Continuing
Employee's employment with Seller in accordance with the terms thereof. As of the Closing, Seller shall pay to the Continuing Employees any and all
Liabilities relating to or arising out of their employment prior to the Closing or their termination of employment, including any payments and benefits due to such Continuing Employees pursuant to accrued wages, salary, bonus, commission or other forms of compensation, except that unused vacation accrued as of the
Closing Date up to a maximum of eighty (80) hours per Continuing Employee shall be transferred by Seller to Buyer for the benefit of each such Continuing
Employee. Seller agrees to provide continuation health coverage as required under COBRA (or similar state law) to all Business Employees who become M&A qualified beneficiaries (as defined by Treasury Regulation Section 54.4980B-9,
Q&A-4).

            (d)     Seller shall assume or retain, as the case may be, and be
solely responsible for all Liabilities arising under, resulting from or relating to the Employee Plans or Seller's employment

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of or termination of its employees (including the Business Employees), whether incurred before, on or after the Closing (the "BENEFITS LIABILITIES"). Buyer shall be solely responsible for all Liabilities arising under, resulting from or relating to (i) Buyer's offers of employment to the Offered Employees; (ii)
Buyer's failure to offer employment to any Offered Employees; and (iii) Buyer's employment or termination of the Continuing Employees, except for Benefits
Liabilities. As soon as practicable following the execution of this Agreement,
Buyer shall offer continuing employment within a reasonable commuting distance to all of the Offered Employees. Buyer shall not be responsible for Benefits
Liabilities, provided that Buyer expressly agrees that if the employment of any
Continuing Employee is terminated by Buyer within 60 days after the date such
Continuing Employee becomes employed by Buyer, Buyer shall provide to such terminated employee severance pay no less in amount and under no less favorable terms than such employee would have been entitled to receive under Seller's severance pay plan (attached as SCHEDULE 6.10(d)) if such employee had continued
in the employment of Seller until his or her termination date with Buyer.

            (e)     Continuing Employees shall receive benefits, including
participation in Buyer's stock option and equity plans, and compensation consistent with Buyer's standard human resources policies. To the extent Seller timely provides Buyer with appropriate information reasonably requested by Buyer in writing or required by law to comply with this provision, and to the extent permitted by applicable law and applicable tax qualification requirements, Buyer will give Continuing Employees full credit under such policies for prior service at Seller for purposes of eligibility, vesting, future benefit accrual (except with respect to any retirement plan and vacation accrual), and determination of the level of benefits; provided, however, that such service shall not be recognized to the extent it would result in the duplication of benefits. Nothing in this SECTION 6.10 shall be construed to entitle any Continuing Employee to continue his or her employment with Buyer or any affiliate of Buyer for any period of time. To the extent Seller provides Buyer with appropriate information, as required by law or as reasonably requested by Buyer in writing to comply with this provision, for purposes of each welfare benefit plan of
Buyer providing medical, dental pharmaceutical and/or vision benefits to any
Continuing Employee, Buyer shall cause all pre-existing condition exclusions and actively-at-work requirements (to the extent a Continuing Employee is not at work due to a health condition, military leave or family medical leave) of such plans to be waived for such Continuing Employee and his or her covered dependents (to the extent such exclusions were waived under applicable welfare benefit plans offered to the Continuing Employees by the Seller). To the extent
Seller provides Buyer with appropriate information to comply with this provision, as required by law or as requested by Buyer in writing, with respect to benefit plans of Buyer in which benefits are subject to co-payments, deductibles or similar thresholds, Buyer will make commercially reasonable efforts to give full credit for all co-payments and deductibles satisfied prior to the Closing Date in the same plan year as if there had been a single continuous employer.

            (f)     Seller agrees to promptly inform Buyer if any of the
Excluded Employees are terminated on or within 90 days following the Closing
Date.Buyer agrees to promptly inform Seller if any Continuing Employees are terminated on or within 90 days following the Closing Date.

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6.11   COVENANT NOT TO SOLICIT.

            (a)     Beginning on the Closing Date and ending on the second
anniversary of the Closing Date, Seller shall not, directly or indirectly, solicit the employment of, any Key Employee or Offered Employee or induce or encourage, or assist others to induce or encourage, any such employee to decline an employment arrangement with Buyer or an affiliate of Buyer, in each case without Buyer's prior written consent. This restriction shall not apply to any
Continuing Employee whose employment with the Buyer or its affiliate is terminated by Buyer or its affiliate after the Closing.

            (b)     Beginning on the Closing Date and ending on the second
anniversary of the Closing Date, Buyer shall not, directly or indirectly, solicit the employment of, without Seller's prior written consent, any employee of Seller who is not an Offered Employee or a Key Employee.

            (c)     The term "solicit the employment" shall not be deemed to
include generalized searches for employees through media advertisements, employment firms or otherwise that are not focused on Persons employed by the other party hereto. Neither party shall be in breach of this provision if any employee of the other party (or any subsidiary thereof) (i) is involuntarily terminated as an employee of the other party (or any subsidiary thereof), (ii)
voluntarily and independently approaches and obtains employment with such first party after a date which is at least six months following the date that such employee is no longer employed by the other party, (iii) is presented to such first party by an executive search firm or similar business engaged by such first party in the ordinary course of its business, or (iv) is presented to such first party by any solicitation through the placement of general employment advertising, internet postings, or other publication for general circulation.

6.12   NON-COMPETITION WITH THE BUSINESS.

            (a)     For a period of eight (8) years after the Closing Date,
Seller (and its successors and assigns) shall not anywhere in the world, including in the United States, Europe or Asia, directly or indirectly, without the prior written consent of Buyer, (i) engage in a Buyer Competitive Business,
(ii) invest in (except for where Seller would have less than a 5% ownership interest in a nonpublic business or a 1% ownership interest in a public corporation) a Buyer Competitive Business, (iii) enter into any license agreement to, or otherwise provide any Technology or Intellectual Property
Rights, or disclose or provide access to any Confidential Information, to any third party without prohibiting the use thereof in connection with a Buyer
Competitive Business (or restricting the use thereof to some other distinct field of use), provided, however, that the foregoing shall not prohibit Seller from licensing software products of the Seller Retained Business in the ordinary course of operating the Seller Retained Business, or (iv) consult for, advise, assist, cooperate with or enter into any contractual relationship with a Buyer
Competitive Business (other than selling products of the Seller Retained
Business in the ordinary course).

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            (b)     The covenants contained in SECTION 6.12(a) shall be
construed as a series of separate covenants, one for each county, city, state and country of the geographic scope. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in SECTION 6.12. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this SECTION 6.12 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

            (c)     Seller acknowledges that (i) the goodwill associated with
the Business and customer relationships prior to the Acquisition is an integral component of the value of the Business to Buyer and is reflected in the Purchase
Price and (ii) Seller's agreements as set forth herein are necessary to preserve the value of the acquired Business including its goodwill and customer relationships, for Buyer following the Acquisition. Seller also acknowledges that the limitations of time, geographic scope and scope of activity agreed to in this Agreement are reasonable because, among other things, (A) Seller and
Buyer are engaged in a highly competitive industry, (B) Seller has unique access to the trade secrets and know-how related to the Business, including the plans and strategy (and, in particular, the competitive strategy) of the Business, (C)
Seller is receiving significant consideration in connection with the
Acquisition, and (D) Seller has conducted the Business with Parties throughout the United States and the world, the relevant market for the Business is national, international, and worldwide in scope, and there exists intense national, international and worldwide competition for the products and services of the Business.

            (d)     Seller agrees that if it breaches any provision of this
SECTION 6.12, Buyer may have available, in addition to any other right or remedy otherwise available to it, the right to seek an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to seek specific performance of any such provision of this SECTION 6.12.

     6.13   TRANSITION PLANNING; TRANSITION. During the period between the signing of this Agreement and the Closing, Seller and Buyer shall reasonably cooperate with one another in creating joint plans for the transition of the
Business and the Acquired Assets from Seller to Buyer at and after the Closing.
Seller shall not take any action that is intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Business from maintaining the same business relationship with
Buyer after the Closing as it maintained with Seller prior to the Closing. For a period of six months following the Closing, Seller shall use its reasonable efforts to refer all customer inquiries relating to the Business to Buyer.

     6.14   Transfer Taxes. Buyer and Seller shall each pay 50% of the Transfer
Taxes imposed or levied by reason of, in connection with or attributable to, this Agreement or the transactions contemplated hereby. Buyer will remit its share of the Transfer Taxes to Seller upon the later to

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occur of the Closing or mutual determination of the amount of Transfer Taxes due and payable in connection with or attributable to, this Agreement or the transactions contemplated hereby. The parties shall cooperate with each other to the extent reasonably requested and legally permitted to minimize any such
Transfer Taxes.

6.15   ALLOCATION OF THE PURCHASE PRICE.

            (a)     For accounting, tax and all other purposes, Buyer and Seller agree to allocate the Purchase Price in accordance with the provisions of
Section 1060 of the Code and the regulations promulgated thereunder as provided in SCHEDULE 6.15(a). Buyer and Seller each agree to timely file with the
Internal Revenue Service Form 8594 or successor form thereto. The parties agree that the Form 8594 shall be prepared in accordance with the allocation set forth in SCHEDULE 6.15(a). Each of the parties further agrees not to take a position for tax and accounting purposes or in any judicial proceeding that is inconsistent with the allocation of the Purchase Price determined in accordance with this SECTION 6.15(a).

6.16   AMENDMENT AND TERMINATION OF AGREEMENTS.

            (a)     Seller shall use its reasonable best efforts to amend each of those agreements identified on SCHEDULE 6.16(a) to the reasonable satisfaction of Buyer.

            (b)     Seller shall use its reasonable best efforts to terminate
each of those agreements identified on SCHEDULE 6.16(b).

     6.17   FINANCIAL STATEMENTS; AUDITOR CONSENT. Seller shall prepare and deliver to Buyer as soon as practicable but no later than 45 days after the end of each quarter unaudited consolidated statements of income and cash flows for such quarter for the Business and unaudited balance sheets for the Business as of the end of the quarter, provided that this obligation shall terminate upon the Closing. Further, Seller shall take such further actions as may be reasonably required to cause its independent auditors to provide any consents with respect to the Business Financial Statements that may be required under applicable rules of the SEC.

     6.18   INSURANCE CLAIMS. Following the Closing, Seller will take
commercially reasonable actions to pursue claims under its insurance policies at the request of Buyer with respect to any damage to, loss or destruction of any asset which occurs between the date of this Agreement and the Closing, where such damaged asset is, or such lost or destroyed asset would have been, included in the Acquired Assets transferred to Buyer hereunder. Seller will remit any amounts recovered to Buyer with respect to such claims.

     6.19   MAIL HANDLING. Effective as of the Closing Date, Buyer shall have the right to open all mail and packages addressed to Seller and delivered to
Buyer relating to the Business or the Acquired Assets. To the extent Buyer receives any mail or packages addressed to Seller and delivered to Buyer not relating to the Business or the Acquired Assets, Buyer shall promptly deliver

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such mail or packages to Seller and shall hold the content thereof in confidence. After the Closing Date, to the extent Seller receives any mail or packages addressed and delivered to Seller but relating to the Business or the
Acquired Assets, Seller shall have the right to open such packages and agrees that it will promptly transfer or deliver such mail or packages to Buyer and shall hold the content thereof in confidence.

     6.20   USAGE OF TEKELEC NAME. Within 30 days after the Closing, Buyer shall take all action necessary to cause Tekelec Japan to change its name to eliminate the word "Tekelec," and shall cease using such "Tekelec" name in any other manner whatsoever, other than as provided for in the License Agreement.
Notwithstanding the foregoing, Buyer shall have the right to use the materials listed in SCHEDULE 6.20 for a period of not more than 90 days following the
Closing, provided that in using such materials Buyer does not represent that the
Business is then affiliated or otherwise associated with Seller.

     6.21   ADDITIONAL DOCUMENTS, FURTHER ASSURANCES AND COOPERATION. Each
party, at the request of the other party, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary to effect the consummation of this Agreement and the transactions contemplated hereby. After the Closing, if the parties agree that any asset,
Technology, Intellectual Property Right, contract or other document or item should be additionally transferred or licensed to Buyer or transferred back or licensed back to Seller, then the parties shall cooperate to take actions to negotiate in good faith an appropriate transfer or license to the other party to fulfill the intent of this Agreement. After the Closing, each party will use its reasonable efforts to cooperate to execute such applications, specifications, oaths, assignments and other instruments, and take such other reasonable actions, which are necessary to apply for or perfect the other party's interest
(i) in the case of Seller, in Seller's retained Intellectual Property Rights and
(ii) in the case of Buyer, in the Intellectual Property Rights included in the
Transferred Intellectual Property and Transferred Technology. After the Closing,
Seller shall provide Buyer with any Customer Information not included in the
Acquired Assets which Buyer reasonably requests.

     6.22   ALLOCATION OF BUYER CONSIDERATION. Buyer shall, at least three days prior to the Closing, notify Seller as to the composition of the Buyer
Consideration and Ireland Consideration.

6.23   POST CLOSING TAX COVENANTS.

            (a)     Subject to SECTION 6.23(c), Seller will be responsible for the preparation and filing of all Returns of Seller (including Tax Returns required to be filed after the Closing Date) to the extent such Tax Returns include or relate to the Seller's operation of the Business or Seller's use or ownership of the Acquired Assets. Seller's Tax Returns to the extent they relate to the Business or Acquired Assets shall be true, complete and correct and prepared in accordance with applicable law in all respects. Seller will be responsible for and make all payments of Taxes shown to be due on such Tax
Returns to the extent they relate to the Acquired Assets or the Business.

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            (b)     Buyer will be responsible for the preparation and filing of all Tax Returns it is required to file with respect to Buyer's ownership or use of the Acquired Assets or its operation of the Business attributable to taxable periods (or portions thereof) commencing after the Closing. Buyer's Tax Returns, to the extent they related to the Acquired Assets or the Business, shall be true, complete and correct and prepared in accordance with applicable law in all respects. Buyer will make all payments of Taxes shown to be due on such Tax
Returns to the extent they relate to the Acquired Assets or the Business.

            (c)     To the extent any payment of Taxes made by Seller or Buyer is attributable to the Acquired Assets and is made for a taxable period commencing prior to Closing and ending thereafter, the non-filing party shall promptly reimburse the paying party upon receipt of a copy of the filed Tax
Return to the extent any payment made by such paying party relates to that portion of the taxable period ending on or before or on or after, as applicable, the Closing Date, which amount shall be determined and prorated on a per diem basis; PROVIDED, HOWEVER, that in no event shall the non-paying party be responsible for any penalties, interest or the like resulting from any failure by the filing party to timely or correctly file any such Tax Returns.

            (d)     To the extent relevant to the Business or the Acquired
Assets, each party shall (i) provide the other with such assistance as may reasonably be required in connection with the preparation of any Tax Return and the conduct of any audit or other examination by any taxing authority or in connection with judicial or administrative proceedings relating to any liability for Taxes and (ii) retain and provide the other with all records or other information that may be relevant to the preparation of any Tax Returns, or the conduct of any audit or examination, or other proceeding relating to Taxes.
Seller shall retain all documents, including prior years' Tax Returns, supporting work schedules and other records or information with respect to all sales, use and employment tax returns and, absent the receipt by Seller of the relevant tax clearance certificates, shall not destroy or otherwise dispose of any such records for six (6) years after closing without the prior written consent of Buyer.

     6.24   APPROVAL OF TEKELEC JAPAN BOARD OF DIRECTORS. Seller shall use its best efforts to obtain the approval of the board of directors of Tekelec Japan for the share transfer and the acquisition of the Tekelec Japan Stock.

                                   ARTICLE 7

                           CONDITIONS TO THE CLOSING

     7.1    CONDITIONS TO EACH PARTY'S OBLIGATION. The respective obligations of
Buyer and Seller to effect the Acquisition shall be subject to the satisfaction at or prior to the Closing of the following conditions:

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            (a)     NO INJUNCTIONS OR RESTRAINTS. No temporary restraining
order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

            (b)     NO ORDER. No Governmental Entity shall have enacted, issued, promulgated, enforced or enacted any Legal Requirement (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Acquisition or the other transactions contemplated by this Agreement or any of the Ancillary Agreements illegal or otherwise prohibit the consummation of any of the foregoing.

            (c)     TERMINATION OF WAITING PERIODS; GOVERNMENTAL APPROVALS. All
waiting periods under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated. All other approvals from
Governmental Entities, if any, required to consummate the transactions contemplated hereby shall have been obtained.

            (d)     ANCILLARY AGREEMENTS. Each party shall have executed each of the Ancillary Agreements to which it is a party, Catapult Ireland shall have executed the Convertible Notes to which it is a party, and Catapult Ireland and
Seller shall have executed the License Agreement and the International Rights
License Agreement and no such agreements shall have been terminated.

     7.2    CONDITIONS TO BUYER'S OBLIGATION. The obligation of Buyer to effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Buyer:

            (a)     REPRESENTATIONS AND WARRANTIES. The representations and
warranties of Seller in this Agreement shall have been true and correct on the date of this Agreement and shall have been true and correct in all material respects on and as of the Closing (other than those representations and warranties which were qualified by terms such as "material," "materially," or
"Material Adverse Effect," which representations and warranties so qualified shall have been true and correct in all respects on and as of the Closing).

            (b)     COVENANTS. Seller shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by Seller as of or prior to the
Closing.

            (c)     GOVERNMENTAL APPROVAL. Approvals from any court,
administrative agency, commission, or other federal, state, county, local or other foreign governmental authority, instrumentality, agency, or commission (if any) deemed appropriate or necessary by Buyer shall have been timely obtained.

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            (d)     LITIGATION. There shall be no action, suit, proceeding,
arbitration, or governmental or regulatory investigation or audit of any nature pending or threatened against (i) Seller, its properties or any of its officers or directors arising out of, or in any way connected with, the transactions contemplated hereby, or (ii) the Business, the Products, the Acquired Assets or
the Offered Employees, except for any of the foregoing which, individually or in the aggregate, have not had and are not reasonably likely to have a Material
Adverse Effect on the Business and except for any of the foregoing which are disclosed in the Schedules hereto and with respect to which there has been no material and adverse development subsequent to the date of this Agreement.

            (e)     THIRD PARTY CONSENTS. Buyer shall have received all
consents, waivers, approvals and assignments identified on SCHEDULE 7.2(e).

            (f)     AMENDMENT OF AGREEMENTS. Seller shall have amended those
Contracts identified on SCHEDULE 7.2(f) to the reasonable satisfaction of Buyer.

            (g)     TERMINATION OF AGREEMENTS. Seller shall have terminated each of those Contracts identified on SCHEDULE 7.2(g), and Buyer shall have no ongoing liability or performance obligation.

            (h)     TRANSFER OF AGREEMENTS. Seller shall have transferred or
assigned those Contracts identified on SCHEDULE 7.2(h).

            (i)     RELEASE OF LIENS. Buyer shall have received from Seller a
duly and validly executed copy of all agreements, instruments, certificates and other documents, in form and substance reasonably satisfactory to Buyer, that are necessary or appropriate to evidence the release of all Liens identified on
SCHEDULE 7.2(i).

            (j)     NO MATERIAL ADVERSE EFFECT. There shall not have occurred
any event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect on the Business.

            (k)     DELIVERIES.

                    (i)     Seller shall have delivered to Buyer executed copies
of the Ancillary Agreements to which it is a party, and such Ancillary
Agreements shall be in full force and effect against Seller.

                    (ii)    Seller shall have delivered to Buyer all share
certificates evidencing the Tekelec Japan Stock duly endorsed by Seller for transfer to Buyer in compliance with applicable Japanese laws and regulations.

                    (iii)   Seller shall have delivered to Buyer at least three
days prior to Closing the unaudited consolidated statements of income and cash flows for the second quarter ended June

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30, 2002 for the Business and unaudited balance sheets for the Business as of the end of such second quarter.

            (l)     TEKELEC JAPAN BOARD APPROVAL. The board of directors of
Tekelec Japan shall have approved the share transfer and acquisition of the
Tekelec Japan Stock by Buyer.

            (m)     CERTIFICATE OF SELLER. Buyer shall have received a
certificate, validly executed by an executive officer of Seller for and on its behalf, to the effect that:

                    (i)     All representations and warranties made by Seller in
this Agreement were true and correct on the date of this Agreement and are true and correct in all material respects on and as of the Closing (other than those representations and warranties which were qualified by terms such as "material,"
"materially," or "Material Adverse Effect," which representations and warranties so qualified are true and correct in all respects on and as of the Closing); and

                    (ii)    All covenants and obligations under this Agreement
to be performed or complied with by Seller prior to the Closing have been so performed or complied with in all material respects.

            (n)     CERTIFICATE OF SECRETARY OF SELLER. Buyer shall have
received a certificate, validly executed by the Secretary or an Assistant
Secretary of Seller, certifying as to (i) the terms and effectiveness of the articles of incorporation and the bylaws of Seller, (ii) the valid adoption of resolutions of the Board of Directors of Seller approving this Agreement and the consummation of the transactions contemplated hereby and (iii) the incumbency of the officers of Seller executing this Agreement and any of the Ancillary
Agreements to which Seller is a party.

            (o)     OPINION OF SELLER'S COUNSEL. Buyer shall have received from
Bryan Cave LLP, counsel for the Seller, an opinion, dated as of the Closing, substantially in the form attached hereto as Exhibit D.

     7.3    CONDITIONS TO SELLER'S OBLIGATION. The obligation of Seller to effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Seller:

            (a)     REPRESENTATIONS AND WARRANTIES. The representations and
warranties of Buyer in this Agreement shall have been true and correct on the date of this Agreement and shall have been true and correct in all material respects on and as of the Closing (other than those representations and warranties which were qualified by terms such as "material," "materially," or
"Material Adverse Effect," which representations and warranties so qualified shall have been true and correct in all respects on and as of the Closing).

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            (b)     COVENANTS. Buyer shall have performed and complied in all
material respects with all covenants and obligations under this Agreement required to be performed and complied with by Buyer as of or prior to the
Closing.

            (c)     GOVERNMENTAL APPROVAL. Approvals from any court,
administrative agency, commission, or other federal, state, county, local or other foreign governmental authority, instrumentality, agency, or commission (if any) deemed appropriate or necessary by Buyer shall have been timely obtained.

            (d)     LITIGATION. There shall be no action, suit, proceeding,
arbitration, or governmental or regulatory investigation or audit of any nature pending or threatened against (i) Buyer, its properties or any of its officers or directors arising out of, or in any way connected with, the transactions contemplated hereby, or (ii) the business of Buyer, except for any of the foregoing which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Buyer and except for any of the foregoing which are disclosed in the Schedules hereto and with respect to which there has been no material and adverse development subsequent to the date of this Agreement.

            (e)     NO MATERIAL ADVERSE EFFECT. There shall not have occurred
any event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect on Buyer.

            (f)     DELIVERIES. Buyer shall have delivered to Seller executed
copies of the Ancillary Agreements to which Buyer or Catapult Ireland is a party, including without limitation the Convertible Notes, and such Ancillary
Agreements shall be in full force and effect against Buyer and Catapult Ireland, as applicable.

            (g)     CERTIFICATE OF BUYER. Seller shall have received a
certificate, validly executed by an executive officer of Buyer for and on its behalf, to the effect that:

                    (i)     All representations and warranties made by Buyer in
this Agreement were true and correct on the date of this Agreement and are true and correct in all material respects on and as of the Closing (other than those representations and warranties which were qualified by terms such as "material,"
"materially," or "Material Adverse Effect," which representations and warranties so qualified are true and correct in all respects on and as of the Closing); and

                    (ii)    All covenants and obligations under this Agreement
to be performed or complied with by Buyer prior to the Closing have been so performed or complied with in all material respects.

            (h)     Certificate of Secretary of Buyer. Seller shall have
received a certificate, validly executed by the Secretary or an Assistant
Secretary of Buyer, certifying as t (i) the terms and effectiveness of the certificate of incorporation and the bylaws of Buyer and the charter

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documents of Catapult Ireland, (ii) the valid adoption of resolutions of the
Board of Directors of Buyer approving this Agreement and the consummation of the transactions contemplated hereby and the valid approval by all necessary corporate action on the part of Catapult Ireland of the Convertible Notes and the other Ancillary Agreements to which it is a party, and (iii) the incumbency of the officers of Buyer executing this Agreement and any of the Ancillary
Agreements to which Buyer is a party and the incumbency of the officers of
Catapult Ireland executing all of the Ancillary Agreements to which Catapult
Ireland is a party.

            (i)     OPINION OF BUYER'S COUNSEL. Buyer shall have received from
Wilson Sonsini Goodrich and Rosati, Professional Corporation, counsel for the
Buyer, an opinion, dated as of the Closing, substantially in the form attached hereto as EXHIBIT E.

            (j)     CATAPULT IRELAND BOARD APPROVAL. The board of directors of
Catapult Ireland shall have approved the issuance of the Convertible Notes to be issued by Catapult Ireland.

                                   ARTICLE 8

                          SURVIVAL AND INDEMNIFICATION

     8.1    SURVIVAL. The representations and warranties of Seller contained in this Agreement, or in any certificate, instrument or other document delivered pursuant to this Agreement, shall terminate six months after the Closing Date;
PROVIDED, HOWEVER, that the representations contained in SECTIONS 4.22 and 4.28 shall survive until the expiration of the applicable statutes of limitations with respect to such matters. The representations and warranties of Buyer contained in this Agreement, or in any certificate, instrument or other document delivered pursuant to this Agreement, shall terminate six months after the
Closing Date.

8.2    GENERAL INDEMNIFICATION OF BUYER AND SELLER.

            (a)     Subject to the limitations set forth in Section 8.1 and in the other provisions of this ARTICLE 8, Seller agrees to indemnify and hold the
Buyer Indemnified Parties harmless against all Losses incurred, accrued or sustained by such Indemnified Parties, or any of them, directly or indirectly, as a result of or arising out of (i) any breach or inaccuracy of a representation or warranty of Seller contained in this Agreement or in any certificate, instrument, or other document delivered by Seller pursuant to this
Agreement, (ii) any failure by Seller to perform or comply with any covenant of
Seller contained in this Agreement to be performed by Seller after the Closing,
(iii) any Excluded Liabilities, (iv) Seller's failure to deliver to Buyer any of the Acquired Assets and (v) Transfer Taxes to be paid by Seller under SECTION
6.14.

            (b)     Subject to the limitations set forth in Section 8.1 and in the other provisions of this ARTICLE 8, Buyer agrees to indemnify and hold the
Seller Indemnified Parties harmless

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against all Losses incurred, accrued or sustained by such Indemnified Parties, or any of them, directly or indirectly, as a result of or arising out of (i) any breach or inaccuracy of a representation or warranty of Buyer contained in this
Agreement or in any certificate, instrument, or other document delivered by
Buyer pursuant to this Agreement, (ii) any failure by Buyer to perform or comply with any covenant of Buyer contained in this Agreement to be performed by Buyer after the Closing, (iii) any Assumed Liabilities and (iv) Transfer Taxes to be
paid by Buyer under SECTION 6.14.

     For the purpose of determining the amount of any Loss for which any of the
Indemnified Parties may be entitled to indemnification by an Indemnifying Party pursuant to this ARTICLE 8, any representation or warranty of Seller or Buyer contained in this Agreement or in any certificate, instrument, or other document delivered pursuant to this Agreement that is qualified by a term or terms such as "material," "materially," or "Material Adverse Effect," shall be deemed made or given without such qualification.

     8.3    INDEMNIFICATION PROCEDURE. An Indemnified Party seeking
indemnification shall deliver an Officer's Certificate to the Indemnifying Party identifying Losses incurred, accrued or sustained; provided that, with respect to any claim for indemnification pursuant to clause (i) of SECTION 8.2(a), in the case of a claim by Buyer, or pursuant to clause (i) of SECTION 8.2(b), in case of a claim by Seller, the Officer's Certificate relating to such claim shall be delivered prior to the termination of the representation or warranty the breach or inaccuracy of which gives rise to the claim for indemnification.
The Indemnifying Party may object to any such claim set forth in such Officer's
Certificate by providing, within 30 days following delivery of such Officer's
Certificate, written notice to the Indemnified Party specifying the basis for such party's objection. If an objection to the amount of Losses specified in such Officer's Certificate is provided by the Indemnifying Party, and such
Indemnifying Party and the Indemnified Party are unable to resolve such dispute after good faith discussions within 30 days following the delivery of such objection notice, such dispute shall be resolved in accordance with SECTION
10.10. If no such objection is made, the Indemnifying Party shall promptly pay the claim. In the case of indemnification by Seller and at the option of Buyer, the outstanding principal amount of the Convertible Stock Note shall be reduced by the amount of the Losses (an "INDEMNIFICATION SET-OFF AMOUNT") provided, that, if the Indemnification Set-Off Amount exceeds the outstanding principal balance of the Convertible Stock Note, then such excess Indemnification Set-Off
Amount may, at Buyer's option, be applied to reduce the outstanding principal balance of the Convertible Cash Note(s), provided, that (i) if such
Indemnification Set-Off Amount is applied to reduce the outstanding principal amount of a Convertible Note, (ii) if Seller disputes the Indemnified Party's claim and (iii) if the Indemnified Party prevails in such dispute, then Seller shall indemnify Buyer for any accrued interest with respect to the principal amount of each Convertible Note that is reduced by the Indemnification Set-Off
Amount for the period beginning on the day after the date of delivery of the
Officer's Certificate setting forth the claim until the date that such
Indemnification Set-Off Amount is applied to reduce the outstanding principal amount of such Convertible Note. Any accrued interest that Seller is

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obligated to indemnify Buyer for pursuant to the previous sentence shall be added to such Indemnification Set-Off Amount.

     8.4    Limitations on Indemnification. Notwithstanding anything in SECTION
8.2 to the contrary, no Indemnified Party shall be entitled to be indemnified for any Loss incurred, accrued or sustained by such Indemnified Party as a result of any breach or inaccuracy of a representation or warranty of the
Indemnifying Party contained in this Agreement or in any certificate, instrument, or other document delivered by the Indemnifying Party pursuant to this Agreement or any breach of a covenant of the Indemnifying Party contained in this Agreement to be performed by the Indemnifying Party after the Closing until the Indemnified Parties have incurred, accrued or sustained Losses in excess of the Basket Amount and have delivered to such Indemnifying Party one or more Officer's Certificates identifying such Losses, in which case such
Indemnified Parties shall be entitled to recover such Losses in excess of the
Basket Amount. Notwithstanding the immediately preceding sentence, an
Indemnified Party shall be entitled to recover for, and the Basket Amount shall not apply as a threshold to, any Loss incurred, accrued or sustained by such
Indemnified Party arising or resulting from fraud or fraudulent misrepresentation with respect to representations and warranties of the
Indemnifying Party contained in this Agreement or in any certificate, instrument, or other document delivered by the Indemnifying Party pursuant to this Agreement.

     8.5    THIRD PARTY CLAIMS. In the event either party becomes aware of a third-party claim that such party reasonably believes may result in a demand for indemnification pursuant to SECTION 8.2, such party shall notify the other in writing of such claim and the Indemnifying Party shall have the right in its sole discretion to conduct the defense of and settle any such claim. The
Indemnified Party shall be entitled, at its expense, to participate in, but not to determine or conduct, the defense of such claim.

8.6    MAXIMUM INDEMNITY; EXCLUSIVE REMEDY.

            (a)     Except with respect to Losses incurred, accrued or sustained by an Indemnified Party as a result or arising out of fraud or fraudulent misrepresentation with respect to representations and warranties of Buyer or
Seller contained in this Agreement or in any certificate, instrument, or other document delivered pursuant to this Agreement, the maximum aggregate amount that all Buyer Indemnified Parties, collectively, in the case of Buyer, and Seller
Indemnified Parties, collectively, in the case of Seller, may recover from the
Indemnifying Party pursuant to the indemnities set forth in SECTION 8.2 for
Losses described in clauses (i) or (ii) of SECTION 8.2(a) in the case of Buyer and clauses (i) and (ii) of SECTION 8.2(b) in the case of Seller shall be limited to $18,000,000. In addition, the maximum aggregate liability of each of
Buyer and Seller for all Losses resulting from or arising out of this Agreement or any certificate, instrument or other document delivered pursuant to this
Agreement or resulting from or arising out of any of the transactions contemplated hereby or thereby, including any Losses subject to the $18,000,000 limitation set forth in the immediately preceding sentence, shall be limited to
$60,000,000.

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            (b)     Notwithstanding SECTION 8.6(a), there shall be no maximum
amount an Indemnified Party may recover from an Indemnifying Party in respect of
Losses incurred, accrued or sustained by an Indemnified Party as a result of or arising out of fraud or fraudulent misrepresentation with respect to representations and warranties of Buyer or Seller contained in this Agreement or in any certificate, instrument, or other document delivered by Buyer or Seller pursuant to this Agreement.

            (c)     Except as provided in SECTION 10.16, the provisions of this
ARTICLE 8 shall constitute the sole and exclusive remedy of the Buyer and Seller
Indemnified Parties with respect to any Losses subject to the indemnification provisions of SECTION 8.2, whether based on tort, contract, statute, investigation by Governmental Entity or otherwise.

                                   ARTICLE 9

                       TERMINATION, AMENDMENT AND WAIVER

     9.1    TERMINATION. Except as provided in SECTION 9.2, this Agreement may be terminated and the Acquisition abandoned at any time prior to the Closing:

            (a)     By the mutual written agreement of the parties;

            (b)     By either Buyer or Seller, if (i) the Closing has not
occurred by October 31, 2002; PROVIDED, HOWEVER, that the right to terminate this Agreement under this SECTION 9.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder or other breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; (ii) there shall be in effect a final nonappealable order of a federal or state court preventing consummation of the
Acquisition; or (iii) there shall be any Legal Requirement enacted, promulgated or issued or deemed applicable to the Acquisition by any Governmental Entity that would make consummation of the Acquisition illegal;

            (c)     By Buyer, if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of
Seller and (i) Seller has not cured such breach within 15 days after notice thereof has been given by Buyer to Seller in accordance with SECTION 10.1;
provided, however, that, no cure period shall be required for any such breach which by its nature cannot be cured and (ii) as a result of such breach, one or more of the conditions set forth in Section 7.1 or Section 7.2 would not be satisfied at or prior to the Closing;

            (d)     By Seller, if it is not in material breach of its
obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Buyer and (i) Buyer has not cured such breach within 15 days after notice

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thereof has been given by Seller to Buyer in accordance with SECTION 10.1;
PROVIDED, HOWEVER, that, no cure period shall be required for any such breach which by its nature cannot be cured and (ii) as a result of such breach, one or more of the conditions set forth in SECTION 7.1 or SECTION 7.3 would not be satisfied at or prior to the Closing;

            (e)     By Buyer, if there shall have occurred any event or
condition of any character that has had or is reasonably likely to have a
Material Adverse Effect on the Business, or shall be any action taken, or any
Legal Requirement enacted, promulgated or issued after the date of this
Agreement by any Governmental Entity, which would (i) prohibit or materially and adversely restrict Buyer's ownership or operation of any portion of the Business or the Acquired Assets or (ii) compel Buyer to dispose of or hold separate all or any portion of the Acquired Assets or the Business as a result of the
Acquisition; or

            (f)     By Seller, if there shall have occurred any event or
condition of any character that has had or is reasonably likely to have a
Material Adverse Effect on Buyer.

9.2    PROCEDURE FOR AND EFFECT OF TERMINATION.

            (a)     In the event of the termination of this Agreement by any of the parties in accordance with SECTION 9.1, written notice to the non-terminating party shall be given by the terminating party in accordance with
SECTION 10.1.

            (b)     In the event of the termination of this Agreement as
provided in SECTION 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer or Seller, or their respective officers, directors or stockholders, PROVIDED that each Party shall remain liable for any fraud, intentional misrepresentation or willful or intentional breach of this Agreement prior to its termination; and provided further, that the provisions of SECTIONS 6.6, 6.7, ARTICLE 10, this SECTION 9.2 and the applicable definitions in ARTICLE 1 shall remain in full force and effect and survive any termination of this Agreement.

                                   ARTICLE 10

                                 MISCELLANEOUS

     10.1   NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by pre-paid overnight or same-day commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile
(with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

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            (a)     if to Buyer, to:

                    Catapult Communications Corporation
                    160 South Whisman Road
                    Mountain View, CA 94041
                    Attn:  Chief Operating Officer
                    Fax:  (650) 960-1029

                    with a copy to (which shall not constitute notice):

                    Wilson Sonsini Goodrich & Rosati, P.C.
                    650 Page Mill Road
                    Palo Alto, CA  94304
                    Attn:  Henry P. Massey, Jr., Esq.
                    Fax:  (650) 493-6811

            (b)     if to Seller, to:

                    Tekelec
                    26580 W. Agoura Road
                    Calabasas, CA  91302
                    Attn:  Vice President and General Counsel
                    Fax:  (818) 880-0176

                    with a copy to (which shall not constitute notice):

                    Bryan Cave LLP
                    120 Broadway, Suite 300
                    Santa Monica, CA  90401
                    Attn:  Katherine F. Ashton, Esq.
                    Fax:  (310) 576-2200

     All such notices, requests and other communications will (a) if delivered personally to the address as provided in this SECTION 10.1, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided for in this SECTION 10.1, be deemed given upon facsimile confirmation, and (c) if delivered by messenger or courier to the address as provided in this
SECTION 10.1, be deemed given on the earlier of the first business day following the date sent by such messenger or courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this SECTION 10.1). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

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     10.2   FORCE MAJEURE. Neither Buyer nor Seller shall be deemed in default if such party's performance or obligations hereunder are delayed or become impossible or impractical by reason of any act of God, war, fire, earthquake, strike, civil commotion, act of terrorism, epidemic or act, regulation, order, decree or law of any government or agency thereof which is not a result of or caused by any action or inaction on the part of the otherwise defaulting party in violation of its obligations under any of this Agreement.

     10.3   AMENDMENT. This Agreement may be amended by the parties only by the execution and delivery of an instrument in writing signed on behalf of both parties.

     10.4   EXTENSION; WAIVER. At any time prior to the Closing, Buyer, on the one hand, and Seller, on the other hand, may, to the extent legally allowed, (a)
extend the time for the performance of any of the obligations of the other party, (b) waive any inaccuracies in the representations or warranties made to such party contained herein or in any certificate, instrument or other document delivered pursuant the this Agreement, on or prior to the Closing Date, (c)
waive compliance with any of the agreements or conditions for the benefit of such party contained herein and (d) waive any conditions to the Closing contained herein. No such waiver shall operate as a waiver of any further or other inaccuracies or breaches. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument and signed and delivered on behalf of such party.

     10.5   ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Ancillary Agreements and the documents and instruments and other agreements among the parties referenced herein or therein, together with the
Confidentiality Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior or contemporaneous agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

     10.6   NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of (a) Buyer and its successors and permitted assigns with respect to the obligations of Seller under this Agreement and (b) Seller and its successors and permitted assigns with respect to the obligations of Buyer under this
Agreement. This Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, right to reimbursement, cause of action or other right, unless expressly provided for in this Agreement.

     10.7   HEADINGS. The headings and table of contents used in this Agreement have been inserted for convenience of reference only and do not define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Agreement nor in any way effect this Agreement.

     10.8   SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this
Agreement will continue in full force and effect and the

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application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     10.9   GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

10.10  ARBITRATION.

            (a)     Other than as provided in SECTION 10.16, any dispute,
controversy or claim between the parties arising from this Agreement, the
Ancillary Agreements or any of the transactions contemplated hereby or thereby, other than any claims resulting from or arising out of any failure by a party to perform or comply with any of its covenants or agreements contained in this
Agreement to by performed or complied with prior to or on Closing, shall be resolved by binding arbitration, if the dispute cannot be settled by the parties after good faith negotiation. If no such resolution can be reached after good faith negotiation for a period of 30 days, either Buyer or Seller may demand arbitration of the matter by giving written notice to the other party in accordance with the notice provisions of this Agreement, and the matter shall be resolved by arbitration conducted by one arbitrator mutually agreeable to Buyer and Seller. In the event that within ten days after submission of any dispute to arbitration, Buyer and Seller cannot mutually agree on one arbitrator, Buyer and
Seller shall within ten days following demand by either party each select one arbitrator, and the two arbitrators so selected shall within ten days select a third arbitrator, each of whom, through substantial experience, shall be knowledgeable in the field of operations of the Business. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three (3) arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute.
Notwithstanding the foregoing, the discovery period in any such arbitration shall be 90 days, the arbitration hearing shall be scheduled within 120 days after the commencement of discovery and the arbitrator or a majority of the three arbitrators, as the case may be, shall make a decision within 21 days after the dispute has been submitted to the arbitrator for decision. The arbitrator or a majority of the three (3) arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a competent court of law or equity, should the arbitrator or a majority of the three (3) arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three (3) arbitrators, as the case may be, as to the validity and amount of any dispute, controversy or claim shall be binding and conclusive upon the parties.

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            (b)     Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Any such arbitration shall be held in
Santa Clara County, California, if initiated by Seller, or in Los Angeles
County, California, if initiated by Buyer. Discovery shall be conducted pursuant to the Federal Rules of Civil Procedure, as modified and applied by the arbitrator or arbitrators, as the case may be. Each party shall bear its own expenses, including attorneys' fees, in connection with any arbitration hereunder unless the arbitrator(s) shall determine otherwise. All counterclaims relating to the subject matter of any arbitration shall be maintained as part of the same proceeding and in the same location as the location in which the arbitration was initiated.

     10.11  JURISDICTION. Other than as specified in SECTION 10.10, the parties hereby agree with respect to any action, proceeding, award or judgment arising under this Agreement to submit to the exclusive jurisdiction of the federal and state courts located in Santa Clara County, California, if such action or proceeding or underlying action or proceeding was initiated by Seller or located in Los Angeles County, California, if such action or proceeding or underlying action or proceeding was initiated by Buyer. The parties shall submit counterclaims related to the same subject matter in the venue where an action has been initiated.

     10.12 WAIVER OF JURY TRIAL. EACH OF BUYER AND SELLER HEREBY IRREVOCABLY
WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM
(WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO
THIS AGREEMENT OR THE ACTIONS OF BUYER OR SELLER IN THE NEGOTIATION,
ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF, INCLUDING THE REPUDIATION
OF THIS AGREEMENT.

     10.13  ASSIGNMENT. No party may assign or delegate either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party. Subject to the immediately preceding sentence, this
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     10.14  COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all
Parties need not sign the same counterpart.

     10.15  FEES AND EXPENSES. Subject to SECTION 3.5(f), SECTION 8.2, SECTION
10.10(b) and as otherwise expressly provided in this Agreement, all fees, costs and expenses incurred by a party in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses, including fees, costs and expenses of any broker, finder, attorney or other similar agent.

     10.16  SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled

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to seek an injunction or injunctions or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction over the dispute.

     10.17  EXHIBITS AND SCHEDULES. The Exhibits and Schedules to this
Agreement, including each party's respective Disclosure Schedule, form an integral part of this Agreement and are hereby incorporated by reference into this Agreement wherever reference is made to them to the same extent as if they were set out in full.

     10.18  OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, and the exercise by a party of any one such remedy will not preclude the exercise of any other such remedy.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                              CATAPULT COMMUNICATIONS
                                              CORPORATION

                                              By:      /s/ Richard A. Karp
                                              Name:    Richard A. Karp
                                              Title:   President and Chief
                                                       Executive Officer

                                              TEKELEC

                                              By:      /s/ Frederick M. Lax
                                              Name:    Frederick M. Lax
                                              Title:   Executive Vice President,
                                                       Chief Operating Officer

                                              By:      /s/ Danny L. Parker
                                              Name:    Danny L. Parker
                                              Title:   Vice President, Corporate
                                                       Development

                   Signature Page to Asset Purchase Agreement

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                                    EXHIBIT A
                                    ---------
           FORM OF CONVERTIBLE CASH NOTE ISSUABLE BY CATAPULT IRELAND

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                                    EXHIBIT B
                                    ---------

                 FORM OF CONVERTIBLE CASH NOTE ISSUABLE BY BUYER

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                                    EXHIBIT C
                                    ---------

                         FORM OF CONVERTIBLE STOCK NOTE

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                                    EXHIBIT D
                                    ---------

                     FORM OF SELLER'S COUNSEL LEGAL OPINION

                         [Letterhead of Bryan Cave LLP]

     Catapult Communications Corporation
     160 South Whisman Rd.
     Mountain View, CA  94041

     Re:    Asset Purchase Agreement, dated as of July 15, 2002, between
            Catapult Communications Corporation and Tekelec

Ladies and Gentlemen:

We have acted as counsel to Tekelec, a California corporation ("COMPANY"), in connection with the execution and delivery of the Asset Purchase Agreement dated as of July 15, 2002 (the "PURCHASE AGREEMENT"), between the Company and Catapult
Communications Corporation ("BUYER"). This opinion is rendered to you pursuant to Section 7.2 of the Purchase Agreement. All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase
Agreement.

In this regard, we have examined executed originals or copies of the following:

     (a)    the Purchase Agreement;

     (b)    the International Rights License Agreement;

     (c)    the License Agreement;

     (d)    the Sublease Agreement;

     (e)    the Transitional Services Agreement;

     (f)    the Subordinated Guaranty;

     (g)    the Registration Rights Agreement;

     (h)    the Articles of Incorporation and Bylaws of the Company, as amended to date;

     (i)    records of proceedings of the Board of Directors of the Company during or by which resolutions were adopted relating to matters covered by this opinion;

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     (j)    the certificates of certain state authorities and filing offices, copies of which are being delivered to you on the date hereof; and

     (k)    such other records of the Company and such other certificates of public officials, certificates of officers or other representatives of the Company and others as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

The documents referred to in paragraphs (a) through (g) above are referred to collectively herein as the "Transaction Documents."

With your permission, we have assumed the following: (a) the genuineness of all signatures; (b) the authenticity of all documents submitted to us as originals;
(c) the conformity to authentic original documents of all documents submitted to us as copies; (d) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, documents, instruments and certificates we have reviewed as of their stated
dates and as of the date hereof; (e) the legal capacity of natural persons; (f)
except as specifically covered in the opinions set forth below, the due authorization, execution and delivery on behalf of the respective parties thereto of documents referred to herein and the legal, valid and binding effect thereof on such parties; and (g) the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and you.

Whenever a statement herein is qualified by the phrase "known to us" or "to our knowledge" or a similar expression, it is intended to indicate that no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys of this firm who have rendered legal services to the Company in connection with the representation described in the first paragraph of this opinion letter. However, we have not undertaken any independent investigation or review to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation or review; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company or its affiliates in this or other matters.

We wish to confirm to you that Ronald W. Buckly, who is Of Counsel to this firm and whose knowledge, it is agreed, shall not be imputed to this firm, is vice president, general counsel and corporate secretary to the Company. Mr. Buckly did not represent the Company on behalf of our firm in this transaction.

Members of our firm are admitted to the bar in the State of California and we do not express any opinion as to the laws of any jurisdiction other than the laws of the United States of America and the

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State of California as those laws are in effect as of the date hereof, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. Our opinions set forth herein that any document is valid, binding or enforceable according to its terms are qualified as to:

     (i)    limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally;

     (ii)   rights to indemnification and contribution which may be limited by applicable law or equitable principles; and

     (iii)  general principles of equity, including, without limitation, concepts of materiality, reasonableness, unconscionability, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, and limitations on rights of acceleration, regardless of whether such validity and binding effect are considered in a proceeding in equity or at law.

Moreover, we express no opinion as to the validity, binding effect or enforceability of any provisions of the Transaction Documents purporting to impose penalties or any increase in interest rate to the extent they constitute a penalty or are otherwise contrary to public policy.

We express no opinion as to compliance with the anti-fraud provisions of applicable securities laws.

We express no opinion as to the enforceability of the indemnification and contribution provisions or waiver of trial by jury provisions of the
Registration Rights Agreement or the waiver of trial by jury to the extent the provisions thereof may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions.

We express no opinion as to the enforceability of any choice of law provision or of provisions of the Transaction Documents regarding covenants not to compete, including without limitation, covenants not to interfere with business or employee relations, covenants not to solicit customers, and covenants not to solicit or hire employees.

With respect to our opinions expressed in paragraph 1 below, insofar as they relate to the valid existence or good standing of or qualification as a foreign corporation by the Company, we have relied solely on certificates of government officials.

On the basis of the foregoing and in reliance thereon and having regard for legal considerations which we deem relevant, and subject to the limitations and qualifications set forth herein, we advise you that in our opinion:

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     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and is qualified to do business in the states listed in Schedule A hereto.

     2. The Company has all requisite corporate power and authority to own or lease its property used in the Business and to conduct the Business as presently conducted by the Company.

     3. The Company has all requisite power and authority to enter into and to perform its obligations under the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery by the Company of the Transaction Documents to which it is a party and the performance of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company.

     4. Each of the Transaction Documents to which the Company is a party has been duly authorized, executed and delivered by the Company.

     5. Each of the Transaction Documents to which the Company is a party (other than the License Agreement and the International Rights License Agreement)
constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

     6. The execution and delivery by the Company of the Transactions Documents to which the Company is a party, and the performance by the Company of its obligations thereunder, do not and will not (i) violate any provision of the
Articles of Incorporation or Bylaws of the Company, (ii) result in a material breach or violation of any of the terms or provisions of, or constitute a material default under any material indenture, mortgage, deed of trust, loan agreement or other similar agreement or instrument for money borrowed known to us to which the Company is a party or by which the Company is bound or to which any of the material properties or assets of the Company are subject, (iii)
violate any statute or regulation applicable to the Company and which in our experience is generally applicable to transactions in the nature of those contemplated by the Transaction Documents to which the Company is a party or
(iv) to our knowledge, result in or require the creation or imposition of any lien on any of the Company's properties pursuant to any statute or regulation.

     This letter is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This letter may not be relied upon by you for any other purpose or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

                                               Very truly yours,

                                               BRYAN CAVE LLP

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                                    EXHIBIT E
                                    ---------

                      Form of Buyer's Counsel Legal Opinion

   [Letterhead of Wilson Sonsini Goodrich & Rosati, Professional Corporation]

                                 ________, 2002

Tekelec
26580 W. Agoura Road
Calabasas, CA  91302

     Re:    Asset Purchase Agreement, dated as of July 15, 2002, between
            Catapult Communications Corporation and Tekelec

Ladies and Gentlemen:

     We have acted as counsel to Catapult Communications Corporation, a Nevada corporation ("COMPANY"), in connection with the execution and delivery of the
Asset Purchase Agreement dated as of July 15, 2002 (the "PURCHASE AGREEMENT"), between Company and Tekelec ("SELLER"). We have also acted as counsel to
Catapult Communications International Limited, a company organized under the laws of Ireland ("IRISH SUBSIDIARY"), in connection with the execution and delivery of the Convertible Notes, the License Agreement and the International
Rights Agreement (all as defined below). This opinion is rendered to you pursuant to Section 7.3(i) of the Purchase Agreement. All capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

     In this regard, we have examined executed originals or copies of the following:

     (l)    the Purchase Agreement;

     (m)    the Convertible Cash Note[s] and the Convertible Stock Note
            (collectively, the "Convertible Notes" and each a "Convertible
            Note");

     (n)    the International Rights License Agreement;

     (o)    the License Agreement;

     (p)    the Sublease Agreement;

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     (q)    the Transitional Services Agreement;

     (r)    the Subordinated Guaranty;

     (s)    the Registration Rights Agreement;

     (t)    the legal opinion of Eugene F. Collins Solicitors, Irish counsel to the Irish Subsidiary, dated as of the date hereof;

     (u)    the Certificate of Incorporation and Bylaws of Company, as amended to date;

     (v)    records of proceedings of the Board of Directors of Company during or by which resolutions were adopted relating to matters covered by this opinion;

     (w)    the certificates of certain state authorities and filing offices, copies of which are being delivered to you on the date hereof; and

     (x)    Such other records of Company and such other certificates of public officials, certificates of officers or other representatives of
            Company and others as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     The documents referred to in paragraphs (a) through (h) above are referred to collectively herein as the "Transaction Documents."

     With your permission, we have assumed the following: (a) the genuineness of all signatures; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to authentic original documents of all documents submitted to us as copies; (d) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, documents, instruments and certificates we have reviewed as of their stated dates and as of the date hereof; (e) the legal capacity of natural persons; (f) except as specifically covered in the opinions set forth below, the due authorization, execution and delivery on behalf of the respective parties thereto of documents referred to herein and the legal, valid and binding effect thereof on such parties; and (g) the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of Company and you.

     Whenever a statement herein is qualified by the phrase "known to us" or "to our knowledge" or a similar expression, it is intended to indicate that no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys of this firm who have rendered legal services to Company in connection with the representation described in the first paragraph of this opinion letter. However, we have not undertaken any independent

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investigation or review to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation or review; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of Company or its affiliates in this or other matters.

     Members of our firm are admitted to the bar in the State of California and we do not express any opinion as to the laws of any jurisdiction other than the laws of the United States of America, the State of California and the General
Corporation Law of the State of Nevada, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. As you know, we are not licensed to practice law in the State of
Nevada, and our opinions as to the General Corporation Law of the State of
Nevada are based solely on our review of the official statutes of the State of
Nevada. In rendering our opinion with respect to Irish Subsidiary set forth in paragraph 4 below, we have relied solely on the legal opinion of Eugene F.
Collins Solicitors, Irish counsel to the Irish Subsidiary, as to matters of due authorization, requisite corporate power, execution and delivery of the
Transaction Documents to which the Irish Subsidiary is a party.

     Our opinions set forth herein that any document is valid, binding or enforceable according to its terms are qualified as to:

               (i)   limitations imposed by bankruptcy, insolvency,
                     reorganization, arrangement, fraudulent conveyance,
                     moratorium or other similar laws relating to or affecting
                     the rights and remedies of creditors generally;

               (ii)  rights to indemnification and contribution which may be limited by applicable law or equitable principles; and

               (iii) general principles of equity, including, without
                     limitation, concepts of materiality, reasonableness, good
                     faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, and limitations on rights of acceleration, regardless of whether such
                     validity and binding effect are considered in a proceeding in equity or at law.

     Moreover, we express no opinion as to the validity, binding effect or enforceability of any provisions of the Transaction Documents purporting to impose penalties or any increase in interest rate to the extent they constitute a penalty or are otherwise contrary to public policy.

     We express no opinion as to compliance with the anti-fraud provisions of applicable securities laws.

     We express no opinion as to the enforceability of any choice of law provision or of provisions of the Transaction Documents regarding covenants not to compete, including without

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limitation, covenants not to interfere with business or employee relations, covenants not to solicit customers, and covenants not to solicit or hire employees.

     We express no opinion as to the effect of laws and judicial decisions (i)
which exonerate a surety, if the lender exercises remedies for default that impair the subrogation rights of the surety against the principal, or otherwise takes an action which materially prejudices the surety, without obtaining consent of the surety, (ii) relating to waivers by a surety of its subrogation rights against the principal, its contribution rights or other common law and statutory protection of a surety, or (iii) which limit the liability of the surety to an amount no greater than the liability of the principal.

     We express no opinion as to the enforceability of the indemnification and contribution provisions of the Registration Rights Agreement or the waiver of trial by jury provisions of the Trnasaction documents to the extent the provisions thereof may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions

     With respect to our opinions expressed in paragraph 1 below, insofar as they relate to the valid existence or good standing of or qualification as a foreign corporation by Company, we have relied solely on certificates of government officials.

     On the basis of the foregoing and in reliance thereon and having regard for legal considerations which we deem relevant, and subject to the limitations and qualifications set forth herein, we advise you that in our opinion:

     1.   The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the state of Nevada and is qualified to do business and in good standing in the state of
          California. The Company has all requisite corporate power and authority to own or lease its property and to conduct its business as presently conducted.

     2.   The Company has all requisite power and authority to enter into and to perform its obligations under the Transaction Documents and to consummate the transactions contemplated thereby. The execution and delivery by the Company of the Transaction Documents and the performance of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the
          Company.

     3.   Each of the Transaction Documents to which the Company is a party, has been duly authorized, executed and delivered by the Company.

     4.   Each of the Transaction Documents (other than the License Agreement and the International Rights Agreement) to which the Company is a party, constitutes a valid and binding obligation of Company, enforceable against the Company in accordance with its terms. Each of the Transaction Documents (other than the License

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          Agreement and the International Rights Agreement) to which the Irish
          Subsidiary is a party, constitutes a valid and binding obligation of the Irish Subsidiary, enforceable against the Irish Subsidiary in accordance with its terms.

     5.   The shares of Common Stock issuable upon conversion of the Convertible
          Notes have been duly authorized and reserved and, when issued upon conversion of the Convertible Notes in accordance with the terms of the Convertible Notes, will be validly issued, fully paid and non-assessable.

     6.   The execution and delivery by the Company of the Transactions
          Documents and the performance by the Company of its obligations thereunder do not and will not (i) violate any provision of the
          Certificate of Incorporation or Bylaws of the Company, (ii) result in a material breach or violation of any of the terms or provisions of, or constitute a material default under any material indenture, mortgage, deed of trust, loan agreement or other similar agreement or instrument for money borrowed known to us to which the Company or the
          Irish Subsidiary is party or by which either is bound or to which the properties or assets of either is subject, or (iii) violate any statute or regulation applicable to the Company and which in our experience is generally applicable to transactions in the nature of those contemplated by the Transaction Documents, or (iv) to our knowledge, result in or require the creation or imposition of any lien on any of the Company's properties pursuant to any statute or regulation.

     7.   The execution and delivery by the Irish Subsidiary of the Transactions
          Documents to which it is a party and the performance by the Irish
          Subsidiary of its obligations thereunder, do not and will not (i)
          violate any statute or regulation applicable to Irish Subsidiary and which in our experience is generally applicable to transactions in the nature of those contemplated by the Transaction Documents, or (ii) to our knowledge, result in or require the creation or imposition of any lien on any of the Irish Subsidiary's properties pursuant to any statute or regulation.

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     This letter is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This letter may not be relied upon by you for any other purpose or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

                                            Very truly yours,

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation

                           EXHIBIT A

  FORM OF CONVERTIBLE CASH NOTE ISSUABLE BY CATAPULT IRELAND

THIS INSTRUMENT AND THE COMMON STOCK ISSUABLE UPON ITS CONVERSION HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES
ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT
PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR
PURSUANT TO THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND IN ACCORDANCE
WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

         CATAPULT COMMUNICATIONS INTERNATIONAL LIMITED

           2% CONVERTIBLE SUBORDINATED NOTE DUE 2004

No. ___                                                        U.S. $__________1

            Catapult Communications International Limited, a company organized under the laws of Ireland (the "COMPANY"), for value received, hereby promises to pay to Tekelec, a California corporation, the lesser of
________________________________ U.S. Dollars ($__________) or the outstanding principal balance hereof, on [24 MONTHS FROM CLOSING DATE], 2004 (the "MATURITY
DATE"), and to pay interest thereon, at the rate of 2% per annum until the principal hereof is paid in full. Payment of interest and all other amounts payable in cash with respect to this Instrument shall be made by wire transfer to the holder, provided that if the holder shall not have furnished wire instructions in writing to the Company on or prior to the second Business Day immediately preceding the date on which the Company makes such payment, such payment may be made by U.S. Dollar check mailed to the address of the holder as such address appears in the Company security register (or to any address subsequently provided in writing by the holder to the Company for purposes of payment hereunder). This 2% Convertible Subordinated Note Due 2004 (this
"INSTRUMENT") is being issued in connection with that certain Asset Purchase
Agreement, dated as of July 15, 2002 (the "PURCHASE AGREEMENT"), by and between
Catapult Communications Corporation (the "PARENT") and Tekelec. The Parent has
guaranteed the obligations of the Company under this Instrument pursuant to that certain Subordinated Guaranty, dated as of July 15, 2002 (the "GUARANTY").
Capitalized terms used and not otherwise defined herein, shall have the respective meanings given to those terms in SECTION 6 hereof.

1.    PAYMENT TERMS.

            (a)   On the Maturity Date and upon the surrender of this Instrument to the Company, at c/o Catapult Communications Corporation, 160 South Whisman
Road, Mountain View, CA 94041 (or such other office within the United States as shall be designated by the Company to

------------------------------
   1 Principal amount of Security to be determined pursuant to the terms of the
     Purchase Agreement.

the holder hereof) (the "DESIGNATED OFFICE"), the Company shall pay the outstanding principal balance of this Instrument, together with all accrued and unpaid interest thereon, in U.S. Dollars.

            (b)   At any time, and provided that there are no principal amounts then outstanding under the Convertible Stock Note (as such term is defined in the Purchase Agreement), the Company may elect to pre-pay outstanding principal amounts due hereunder by setting-off, in accordance with the terms of the
Purchase Agreement, Indemnification Set-Off Amounts (as such term is defined in the Purchase Agreement) due the Parent pursuant to the Purchase Agreement against the outstanding principal payment obligations due hereunder. The Company shall give to the holder of this Instrument written notice of the application of any such Indemnification Set-Off Amount within three Business Days after the date thereof. Any Indemnification Set-Off Amounts set-off against principal obligations under this Instrument shall be applied dollar for dollar in satisfaction of such principal obligations, without penalty or premium.

            (c)   Interest shall be computed based on the actual number of days elapsed.

            (d)   Except as expressly provided in SECTION 1(B) herein, the
Company shall not have any right to prepay any amounts owed hereunder to the holder of this Instrument.

2.    CONVERSION.

            (a)   (1) Provided that there are no unresolved claims for losses incurred by Parent pursuant to the indemnification provisions of Section 8 of the Purchase Agreement, the holder of this Instrument is entitled at any time after [12 MONTHS FROM CLOSING DATE], 2003 and from time to time before the close of business on the Maturity Date, to convert the principal amount of this
Instrument (or any portion of the principal amount hereof that is an integral multiple of $1,000), into fully paid and nonassessable Common Stock (calculated as to each conversion to the nearest 1/100 of a share) of the Parent at the rate of ________2 shares of Common Stock for each $1,000 principal amount of
Instrument (or at the then current adjusted rate if an adjustment has been made as provided below) (the "CONVERSION RATE") by surrender of this Instrument, duly endorsed or assigned to the Company or in blank to the Company at the Designated
Office, accompanied by written notice to the Company, in the form attached hereto, that the holder hereof elects to convert this Instrument (or if less than the entire principal amount hereof is to be converted, specifying the portion hereof to be converted). If the holder elects to exercise its conversion right hereunder, then the Company shall, within five (5) Business Days after receipt of written notice of such election, deliver or cause to be delivered to the holder at the address specified by the holder to the Company in the conversion notice a certificate or certificates for the Common Stock issued upon such conversion and any replacement Instrument issued as a result of any partial conversion of this Instrument.

                  (2)   Upon surrender of this Instrument for conversion, the
holder will be entitled to payment in cash within three (3) Business Days thereafter of the interest accrued on the

--------------------------

     2 The conversion rate shall equal the greater of (i) 1000/(the arithmetic average of the daily volume weighted average prices for the Common Stock, as reported by Bloomberg L.P., for each the five (5) consecutive Trading Days ending on the second Trading Day immediately prior to the date of issuance of this Instrument)(1.25) or (ii) 1000/16.

                                      -2-

principal amount of this Instrument then being converted and unpaid to such date of conversion (a "COMPANY CONVERSION DATE").

                  (3)   Subject to SECTION 2(B) below, no payment or adjustment
is to be made on conversion for dividends on the Common Stock issued on conversion hereof. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest, the
Company shall pay a cash adjustment, computed on the basis of the Closing Price of the Common Stock on the Trading Day immediately prior to the Company
Conversion Date, or, at its option, the Company shall round up to the next higher whole share.

                  (4)   In the event that the conversion of this Instrument into
shares of Common Stock would require the Parent and the holder of this
Instrument to file notification and report forms with the Federal Trade
Commission (the "FTC") and Antitrust Division of the Department of Justice (the
"DOJ") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as
amended (the "HSR ACT"), then (i) the holder of this Instrument shall, and the
Company shall cause the Parent to use best efforts to complete all applicable filings and provide all necessary information as required pursuant to the HSR
Act, and (ii) the holder of this Instrument and the Company agree that such conversion of this Instrument into shares of Common Stock shall not occur until such time as the required filings are made pursuant to the HSR Act and the required waiting period(s) have expired or early termination of the required waiting period(s) has been granted by the FTC or the DOJ. The Parent and the holder will each bear their own respective filing fees for any filings made pursuant to the HSR Act, and the Company shall cause the Parent to pay any such fees to be borne by it.

      The Company shall, if the holder so elects, and within the time period prescribed in SECTION 2(A)(1) hereof, deliver or cause to be delivered the
Common Stock issuable upon conversion of this Instrument to any third party or parties designated by the holder, subject to compliance with SECTIONS 2(F), 8(D)
and 8(F) hereof.

            (b)   The Conversion Rate will be subject to adjustments from time to time as follows:

                  (1)   In case the Parent shall pay or make a dividend or other
distribution on Common Stock of the Parent payable in Common Stock, the
Conversion Rate in effect at the opening of business on the day following the
Determination Date (as hereinafter defined) for such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such Determination Date and the denominator shall be the sum of such number of shares of Common Stock and the total number of shares of Common Stock constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following such Determination Date. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include
Common Stock held in the treasury of the Parent but shall include Common Stock issuable in respect of scrip certificates issued in lieu of fractions of Common
Stock. The Parent will not pay any dividend or make any distribution on Common
Stock held in the treasury of the Parent.

                                      -3-

                  (2)   In case the Parent shall issue rights, options or
warrants to all holders of its Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (7) of this SECTION 2(B)) of the
Common Stock on the Determination Date for such distribution, the Conversion
Rate in effect at the opening of business on the day following such
Determination Date shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such Determination Date plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on such
Determination Date plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following such Determination Date. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include Common Stock held in the treasury of the Parent but shall include Common Stock issuable in respect of scrip certificates issued in lieu of fractions of Common Stock. The Parent will not issue any rights, options or warrants in respect of Common Stock held in the treasury of the
Parent. Upon the expiration of any right, option or warrant to purchase Common
Stock the issuance of which resulted in an adjustment to the Conversion Rate pursuant to this paragraph (2) of SECTION 2(B), if any such right, option or warrant shall expire and shall not have been exercised, the Conversion Rate shall immediately upon such expiration be recomputed to the Conversion Rate which would have been in effect had the adjustment of the Conversion Rate made upon the issuance of such right, option or warrant been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such right, option and warrant actually exercised.

                  (3)   In case outstanding Common Stock shall be subdivided
into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (4)   In case the Parent shall, by dividend or otherwise,
distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, or other property (including securities, but excluding (i) any rights, options or warrants referred to in paragraph (2)
of this SECTION 2(B), (ii) any dividend or distribution paid exclusively in cash, (iii) any dividend or distribution referred to in paragraph (1) of this
SECTION 2(B) and (iv) any merger or consolidation to which SECTION 2(H) applies
(the "DISTRIBUTED PROPERTY"), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the Determination Date for such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (7) of this SECTION 2(B))
of the Common Stock on such Determination Date less the then

                                      -4-

fair market value (as determined in good faith by the Board of Directors of the
Parent in accordance with the provisions of this paragraph 4 of SECTION 2(B)) of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such
Determination Date; provided, however, that if the Distributed Property consists of shares of capital stock of a Subsidiary, the Parent may, at its option and in lieu of the foregoing adjustment to the Conversion Rate, elect to make adequate provision so that the holder of this Instrument shall have the right to receive upon conversion the amount of such shares of capital stock that such holder of this Instrument would have received if such holder of this Instrument had converted such Instrument on the record date. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (4) by reference to the actual or when issued trading market for any securities constituting such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share pursuant to paragraph (7) of this SECTION 2(B).

      In the event the Parent implements a stockholder's rights plan (a "RIGHTS
PLAN"), upon conversion of this Instrument into Common Stock, to the extent that the Rights Plan is still in effect upon such conversion, the holder of this
Instrument will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan.
Any distribution of rights or warrants pursuant to the Rights Plan in compliance with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this SECTION 2(B).

      Rights or warrants distributed by the Parent to all holders of Common
Stock entitling the holders thereof to subscribe for or purchase shares of the
Parent's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events
("TRIGGER EVENT"): (i) are deemed to be transferred with such shares of Common
Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this SECTION 2(B) (and no adjustment to the Conversion Rate under this SECTION 2(B) will be required) until the occurrence of the earliest Trigger
Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion
Rate shall be made under this SECTION 2(B). If any such right or warrant, including any such existing rights or warrants distributed prior to the original issue date of this Instrument, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger
Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this section was made, (x) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion
Rate shall be readjusted upon such final redemption or repurchase to give effect to

                                      -5-

such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and
(y) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

                  (5)   In case the Parent shall, by dividend or otherwise,
distribute to all holders of its Common Stock cash (excluding any cash that is distributed as part of a distribution referred to in paragraph (4) of SECTION
2(B)) in an aggregate amount that, combined with (I) the aggregate amount of any other cash distributions to all holders of its Common Stock made exclusively in cash within the twelve (12) months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph
(5) of SECTION 2(B) has been made and (II) the aggregate of any cash plus the fair market value (as determined by the Parent's Board of Directors, whose determination shall be conclusive and described in a board resolution) of consideration payable in respect of any tender offer by the Parent or any of its subsidiaries for all or any portion of the Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (6) of SECTION 2(B) has been made (the "combined cash and tender amount"), exceeds ten percent (10%) of the product of the current market price per share of the Common Stock
(determined as provided in paragraph (7) of this SECTION 2(B)) on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date
(the "aggregate current market price"), then, and in each such case, immediately after the close of business on such date for determination, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the current market price per share of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined cash and tender amount over ten percent (10%) of such aggregate current market price divided by (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the current market price per share of the Common Stock on such date for determination.

                  (6)   In case of a tender offer made by the Parent or any
Subsidiary of the Parent for all or any portion of the Common Stock shall expire and such tender offer or exchange (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Parent's Board of Directors, whose determination shall be conclusive and described in a board resolution), that combined together with (I) the aggregate of the cash plus the fair market value (as determined by the Parent's Board of
Directors, whose determination shall be conclusive and described in a board resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer by the
Parent or any Subsidiary of the Parent for all or any portion of the Common
Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment

                                      -6-

pursuant to this paragraph (6) of SECTION 2(B) has been made and (II) the aggregate amount of any cash distributions to all holders of the Parent's Common
Stock within twelve (12) months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (5)
of SECTION 2(B) has been made (the "combined tender and cash amount") exceeds ten percent (10%) of the product of the current market price per share of the
Common Stock (determined as provided in paragraph (7) of this SECTION 2(B)) as of the last time (the "EXPIRATION TIME") tenders or exchange could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered or exchange shares) as of the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration
Time, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate immediately prior to close of business on the date of the Expiration Time by a fraction (i) the numerator of which shall be equal to (A) the product of (I) the current market price per share of Common Stock on the date of the Expiration Time multiplied by (II) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less (B) the combined tender and cash amount, and (ii) the denominator of which shall be equal to the product of (A) the current market price per share of the Common Stock as of the
Expiration Time multiplied by (B) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) as of the Expiration
Time less the number of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to and any such maximum, being referred to as the "PURCHASED SHARES").

                  (7)   For the purpose of any computation under paragraphs (2),
(4), (5) or (6) of this SECTION 2(B), the current market price per share of
Common Stock on any date shall be calculated by the Parent and be deemed to be the average of the daily Closing Prices for the ten (10) consecutive Trading
Days before the earlier of (i) the day in question and (ii) the day before the
"ex" date with respect to the issuance or distribution requiring such computation or, if such Closing Prices are not available, then such current market price shall be deemed to be such value as is determined in good faith by the Board of Directors of the Parent, whose determination shall be conclusive and described in a board resolution. For purposes of this paragraph, the term
"ex date", when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

                  (8)   No adjustment in the Conversion Rate shall be required
unless such adjustment (plus any adjustments not previously made by reason of this paragraph (8)) would require an increase or decrease of at least one percent (1%) in such rate; provided, however, that any adjustments which by reason of this paragraph (8) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this SECTION 2 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  (9)   The Company may make such increases in the Conversion
Rate, for the remaining term of this Instrument or any shorter term, in addition to those required by paragraphs (1), (2), (3), (4), (5) and (6) of this SECTION
2(B) as it considers to be advisable in order to avoid or diminish any income tax to any holders of Common Stock resulting from any dividend or

                                      -7-

distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

            (c)   Whenever the Conversion Rate is adjusted as provided in
SECTION 2(B), the Company shall or shall cause the Parent to compute the adjusted Conversion Rate in accordance with SECTION 2(B) and shall promptly prepare a certificate which will be signed by the chief financial officer of the
Parent setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and the Company shall or shall cause the Parent, within 15 Business Days following such adjustment, to deliver such certificate to the holder of this Instrument.

            (d)   In case:

                  (1)   the Parent shall declare a dividend or other
distribution on its Common Stock that would require any adjustment pursuant to
SECTION 2(B); or

                  (2)   the Parent shall authorize the granting to the holders
of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                  (3)   of any reclassification of the Common Stock of the
Parent, or of any consolidation, merger or share exchange to which the Parent is a party and for which approval of any shareholders of the Parent is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of the Parent; or

                  (4)   of the voluntary or involuntary dissolution, liquidation
or winding up of the Parent; or

                  (5)   the Parent or any Subsidiary shall commence a tender
offer for all or a portion of the Parent's outstanding Common Stock (or shall amend any such tender offer);

then the Company shall or shall cause the Parent to deliver to the holder of this Instrument, at least twenty (20) days (or ten (10) days in any case specified in clause (1) or (2) above) prior to the applicable record, expiration or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, (y) the date on which the right to make tenders under such tender offer expires or (z) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up.
Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (1) through (5) of this SECTION 2(D).

                                      -8-

            (e)   The Company shall cause the Parent at all times to reserve and keep available, free from preemptive rights, out of its authorized but unissued
Common Stock, for the purpose of effecting the conversion of this Instrument, the full number of shares of Common Stock then issuable upon the conversion of this Instrument, without regard to any limitations on conversion.

            (f)   Except as provided in the next sentence, the Company will pay any and all taxes and duties that may be payable in respect of the issue or delivery of Common Stock on conversion of the Instrument. The Company shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that of the holder of this Instrument, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the
Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

            (g)   The Company shall cause, and shall ensure that Parent causes, all Common Stock which may be delivered upon conversion of this Instrument, upon such delivery, to have been duly authorized and validly issued and will be fully paid and nonassessable (and shall be issued out of the Parent's authorized but unissued shares of Common Stock) and, except as provided in SECTION 2(F), the
Company will pay all taxes, liens and charges with respect to the issue thereof.

            (h)   In case of any recapitalization or reclassification of the
Common Stock (other than a change in par value, or as a result of a subdivision or combination covered by paragraph (3) of SECTION 2(B)), or any consolidation of the Parent with any other Person, any merger of the Parent into another
Person or of another Person into the Parent (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of the outstanding Common Stock), or any conveyance, sale, transfer or lease of all or substantially all of the properties and assets of the Parent (collectively, a
"CAPITAL REORGANIZATION"), the Parent or the Person formed by such Capital
Reorganization, as the case may be, shall execute and deliver to the holder of this Instrument a supplemental agreement providing that such holder has the right thereafter, during the period this Instrument shall be convertible as specified in SECTION 2(A), to convert this Instrument only into the kind and amount of securities, cash and other property receivable upon such Capital
Reorganization by a holder of the number of shares of Common Stock of the Parent into which this Instrument might have been converted immediately prior to such
Capital Reorganization, assuming such holder of Common Stock of the Parent (i)
is not a Person with which the Parent consolidated, into which the Parent merged or which merged into the Parent or to which any conveyance, sale, transfer or lease was made, as the case may be (a "CONSTITUENT PERSON"), or an Affiliate of a Constituent Person and (ii) failed to exercise its rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Capital Reorganization (provided that if the kind or amount of securities, cash and other property receivable upon such Capital Reorganization is not the same for each share of Common Stock of the Parent held immediately prior to such
Capital Reorganization by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purpose of this SECTION 2(H) the kind and amount of securities, cash and other property receivable upon such
Capital Reorganization by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the
Non-electing Shares). Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such

                                      -9-

supplemental agreement, shall be equivalent to the adjustments provided for in this Section 2. The above provisions of this SECTION 2(H) shall similarly apply to successive Capital Reorganizations. If this SECTION 2(H) applies to any event or occurrence, then the other provisions of SECTION 2(B) shall not apply.

            (i)   The Company will cause the Parent to take all necessary
actions to list the Common Stock required to be issued and delivered upon conversion of this Instrument, on each national securities exchange on which outstanding Common Stock of the Parent is listed or quoted, or if the Common
Stock is not then listed on any securities exchange, to qualify the Common Stock for quotation on the Nasdaq National Market or such other inter-dealer quotation system, if any, on which the Common Stock is then quoted. The Company represents and warrants that, as of the date hereof, the Common Stock is qualified for quotation on the Nasdaq National Market.

3.    EVENTS OF DEFAULT.

            (a)   "EVENT OF DEFAULT", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1)   default in the payment of principal on this Instrument
when due on the Maturity Date or on any Repurchase Date; or

                  (2)   default in the payment of any interest on this
Instrument when it becomes due and payable, including without limitation on any
Repurchase Date; or

                  (3)   default in the performance, or breach, of any other
covenant of the Company (other than a covenant the default in the performance or breach of which is specifically dealt with elsewhere in this SECTION 3(A)) and, in the case only of defaults and breaches which are capable of being cured, continuance of such default or breach for a period of 40 days after there has been given, by registered or certified mail, to the Company by the holder of this Instrument a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "NOTICE OF DEFAULT"
hereunder; or

                  (4)   commencement of an involuntary case, petition or other
proceeding against the Company or Parent seeking liquidation, receivership, examinership, reorganization, assignment, adjustment or composition of or in respect to the Company or Parent or other relief with respect to it or its debts under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, examiner, liquidator, custodian or other similar official of it or any substantial part of its assets, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 60 consecutive days or anything analogous thereto occurring in the case of the Company pursuant to the laws of the jurisdiction where the Company is incorporated and constituted; or

                  (5)   the commencement by the Company or Parent of a voluntary
case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other

                                      -10-

similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or to be wound up, or the consent by the Company or Parent to the entry of a decree or order for relief in respect of the Company or Parent in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against either the Company or
Parent, or the filing by either the Company or Parent of a petition or answer or consent seeking reorganization or similar relief under any applicable Federal or
State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, examiner, liquidator, assignee, trustee, sequestrator or other similar official of the
Company or Parent or of any substantial part of the property of the Company or
Parent, or the making by either the Company or Parent of an assignment for the benefit of creditors, or the admission by either the Company or Parent in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or Parent in furtherance of any such action or anything analogous thereto occurring in the case of the Company pursuant to the laws of the jurisdiction where the Company is incorporated and constituted; or

                  (6)   the failure by the Company to duly observe or perform
any of the covenants on the part of the Company in the Convertible Stock Note
[or the failure by the Parent to duly observe or perform any of the covenants on the part of the Parent in the Convertible Cash Note issued by the Parent,]3 and, in the case only of defaults and breaches which are capable of being cured, continuance of such default or breach for a period of 40 days after there has been given to the Company by the holder of this Instrument a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under this Instrument; or

                  (7)   the liquidation, examinership, winding up or dissolution
of the Company or Parent and in the case of the Company, its receivership or examination.

            (b)   If an Event of Default (other than an Event of Default
specified in SECTIONS 3(A)(4) or 3(A)(5)) occurs and is continuing, then in every such case the holder of this Instrument may declare the principal hereof to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal and all accrued interest thereon shall become immediately due and payable. If an Event of Default specified in SECTIONS
3(A)(4) or 3(A)(5) occurs and is continuing with respect to the Company or
Parent, the principal of, and accrued interest on, this Instrument shall ipso facto become immediately due and payable without any declaration or other act of the holders.

4.    CONSOLIDATION, MERGER, ETC.

            (a)   The Company shall not (so far as it is able) consolidate with or merge into any other Person, or (so far as it is able) register the transfer of any shares in its share register with respect to any such consolidation or merger, or directly or indirectly, convey, transfer, sell or lease

---------------------------
     3 If the Parent issues a Convertible Cash Note, then that Note should also be added to this provision.

                                      -11-

all or substantially all of its properties and assets to any Person, and the
Company shall not permit any Person to consolidate with or merge into the
Company or, directly or indirectly, convey, transfer, sell or lease all or substantially all of its properties and assets to the Company, unless:

                  (1)   in case the Company shall consolidate with or merge into
another Person or convey, transfer, sell or lease all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or sale, or which leases, all or substantially all the properties and assets of the Company shall be a corporation, limited liability company, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume, if other than the Company , by an agreement supplemental hereto, executed and delivered to the holder of this Instrument in form satisfactory to the holder, the due and punctual payment of the principal of and any interest on this Instrument and the performance or observance of every covenant of this Instrument on the part of the Company to be performed or observed, including the conversion rights provided herein;

                  (2)   immediately after giving effect to such transaction, no
Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

            (b)   Upon any consolidation of the Company with, or merger of the
Company into, any other Person, or transfer of a controlling interest in the
Company, or any conveyance, transfer, sale or lease of all or substantially all of the properties and assets of the Company in accordance with SECTION 4(A), the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer, sale or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Instrument with the same effect as if such successor
Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Instrument.

5.    SUBORDINATION.

            (a)   The Company covenants and agrees, and the holder of this
Instrument by its acceptance hereof likewise covenants and agrees, that this
Instrument is subject to the provisions of this SECTION 5; and each Person holding this Instrument, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

      The payment of the principal of, premium, if any, and interest on this
Instrument shall, to the extent and in the manner hereinafter set forth, be subordinated to the prior payment in full, in cash or in such other form of payment as may be acceptable to the holders of Senior Indebtedness, of all
Senior Indebtedness, whether outstanding at the date of original issuance of this Instrument or thereafter incurred or created.

      No provision of this SECTION 5 shall prevent the occurrence of any default or Event of Default under this Instrument.

                                      -12-

            (b)   PAYMENTS TO HOLDERS. No payment shall be made with respect to the principal of, or premium, if any, or interest on this Instrument, if:

                  (1)   a default in the payment of principal, premium, if any,
or interest or other payment due on Senior Indebtedness occurs and is continuing beyond any applicable period of grace (a "PAYMENT DEFAULT"); or

                  (2)   a default, other than a Payment Default, occurs and is
continuing with respect to Designated Senior Indebtedness that then permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the holder of this Instrument and the Company receive a written notice of such default (a "PAYMENT BLOCKAGE NOTICE") from a representative of Designated Senior Indebtedness or a holder of Designated
Senior Indebtedness (a "NON-PAYMENT DEFAULT") and each such period during which payments in respect of this Instrument are so prohibited is referred to as a
"PAYMENT BLOCKAGE PERIOD."

      The Company may and shall resume payments on this Instrument in the case of a Payment Default, on the date upon which such default is cured or waived or ceases to exist. The Company may and shall resume payments on this Instrument, and the applicable Payment Blockage Period shall terminate, in the case of a
Non-Payment Default, on the earliest to occur of the following dates: (w) the date upon which such Non-Payment Default is cured or waived or otherwise ceases to exist; (x) 179 days after the date of receipt by the holder of this
Instrument of such Payment Blockage Notice (provided the Senior Indebtedness shall not theretofore have been accelerated and provided further, that upon the rescission (if any) of such acceleration, payments in respect of this Instrument shall resume as and to the extent set forth below); (y) the date on which the
Senior Indebtedness shall have been discharged or paid in full; or (z) the date on which such Payment Blockage Period shall have been terminated by written notice to the Company or the holder of this Instrument from the holder of Senior
Indebtedness who delivered the Payment Blockage Notice or its representative, and after which, in the case of clauses (w) through (z), the Company shall resume making any and all required payments in respect of this Instrument, including any payments not made during the Payment Blockage Period.

      At any time (i) after the occurrence of a Payment Default and until the conditions described in the first sentence of the previous paragraph are satisfied, or (ii) after the receipt of a Payment Blockage Notice by the holder of this Instrument and the Company and until the termination of the Payment
Blockage Period, the holder of this Instrument shall have no right to accelerate the maturity of the amounts due under this Instrument or otherwise demand payment thereof, enforce any claim with respect to the amounts due under this
Instrument, institute or attempt to institute any bankruptcy or insolvency proceedings against the Company or the Company's property without the prior written consent of each holder of Senior Indebtedness, until the first to occur of (a) acceleration of the Senior Indebtedness; or (b) commencement of judicial enforcement of any rights or remedies under the documents evidencing the Senior
Indebtedness of applicable law with respect to the Senior Indebtedness or the documents evidencing the Senior Indebtedness, or commencement of a proceeding of the nature described in SECTIONS 3(A)(4) or 3(A)(5) above (each, an "INSOLVENCY
PROCEEDING"), except to the extent (but only to such extent) that the commencement of a legal action may be required to toll the running of any applicable statute of limitation.

                                      -13-

      No new period of payment blockage may be commenced pursuant to a Payment
Blockage Notice unless at least 365 days shall have elapsed since the Company's receipt of the immediately prior Payment Blockage Notice. No default (whether or not such event of default is on the same issue of Designated Senior
Indebtedness) that existed or was continuing on the date of delivery of any
Payment Blockage Notice to the holder of this Instrument shall be, or be made, the basis for a subsequent Payment Blockage Notice.

      If payment of this Instrument is accelerated because of an Event of
Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

      Notwithstanding the foregoing, in the event that the holder of this
Instrument receives any payment or distribution of assets of the Company of any kind in contravention of any term of this SECTION 5, whether in cash, property or securities, including, without limitation, by way of setoff or otherwise, before all Senior Indebtedness is paid in full, in cash or such other form of payment as may be acceptable to the holders of Senior Indebtedness, then such payment or distribution shall be held by the recipient or recipients in trust for the benefit of, and shall promptly be paid over or delivered to, the holders of Senior Indebtedness or their respective representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to make payment in full, in cash or such other form of payment as may be acceptable to the holders of Senior Indebtedness, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of such Senior Indebtedness.

            (c)   BANKRUPTCY AND DISSOLUTION, ETC. Upon any payment by the
Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors or members upon any dissolution, winding-up, liquidation, reorganization, receivership, examinership or other proceeding of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, examinership, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, in cash or in such other form of payment as may be acceptable to the holders of Senior Indebtedness, before any payment is made on account of the principal or premium, if any, and interest on this Instrument; and upon any such dissolution, winding-up, liquidation or reorganization or bankruptcy, insolvency, receivership, examinership or other such proceedings, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of this Instrument would be entitled, except for the provisions of this SECTION 5, shall (except as aforesaid) be paid by the Company or by any receiver, examiner, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holder of this Instrument if received by it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their respective representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all
Senior Indebtedness in full in cash or in such other form of payment as may be acceptable to the holders of Senior Indebtedness after giving effect to any concurrent payment or distribution to

                                      -14-

or for the holders of Senior Indebtedness, before any payment or distribution is made to the holder of this Instrument.

      Notwithstanding the foregoing, in the event that the holder of this
Instrument receives any payment or distribution of assets of the Company of any kind in contravention of any term of this Instrument, whether in cash, property or securities, including, without limitation, by way of setoff or otherwise, before all Senior Indebtedness is paid in full, in cash or such other form of payment as may be acceptable to the holders of Senior Indebtedness, then such payment or distribution shall be held by the recipient or recipients in trust for the benefit of, and shall promptly be paid over or delivered to, the holders of Senior Indebtedness or their respective representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to make payment in full, in cash or such other form of payment as may be acceptable to the holders of Senior Indebtedness, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of such Senior Indebtedness.

      For purposes of SECTION 5(B) hereof and this SECTION 5(C), the words
"cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated (at least to the extent provided in this
SECTION 5 with respect to this Instrument) to the payment of all Senior
Indebtedness which may at the time be outstanding. The consolidation of the
Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in SECTION 4 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this SECTION 5(C) if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated
in SECTION 4.

            (d)   SUBROGATION. Subject to the payment in full in cash, or in such other form of payment as may be acceptable to the holders of Senior
Indebtedness, of all Senior Indebtedness, the rights of the holder of this
Instrument shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this SECTION 5 (equally and ratably with the holders of all indebtedness of the
Company which by its express terms is subordinated to other indebtedness of the
Company to substantially the same extent as this Instrument is subordinated and is entitled to like rights of subrogation) to the rights of the holders of
Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of, and premium, if any, and interest on this Instrument shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holder of this Instrument would be entitled except for the provisions of this SECTION 5, and no payment over pursuant to the provisions of this
SECTION 5, to or for the benefit of the holders of Senior Indebtedness by holders of this Instrument, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the holder of this Instrument, be deemed to

                                      -15-

be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the holder of this Instrument pursuant to the subrogation provisions of this
SECTION 5, which would otherwise have been paid to the holders of Senior
Indebtedness shall be deemed to be a payment by the Company to or for the account of this Instrument. It is understood that the provisions of this SECTION
5 are and are intended solely for the purposes of defining the relative rights of the holder of this Instrument, on the one hand, and the holders of the Senior
Indebtedness, on the other hand.

      Nothing contained in this SECTION 5 or elsewhere in this Instrument is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the holder of this Instrument, the obligation of the Company, which is absolute and unconditional, to pay to the holder of this Instrument the principal of, and premium, if any, and interest on the Instrument as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of this Instrument and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of this Instrument from exercising all remedies otherwise permitted by applicable law upon default under this Instrument, subject to the rights, if any, under this SECTION 5 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

      Upon any payment or distribution of assets of the Company referred to in this SECTION 5, the holder of this Instrument shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation, reorganization, receivership or examinership proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the holder of this Instrument, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this SECTION
5.

            (e)   NOTICE. The Company shall give prompt written notice to the holder of this Instrument of any fact known to the Company which would prohibit the making of any payment of monies due in respect of this Instrument pursuant to the provisions of this SECTION 5.

      The holder of this Instrument shall be entitled to rely on the delivery to it of a written notice by a Person representing itself to be a holder of Senior
Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the holder of this Instrument determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this SECTION 5, the holder of this
Instrument may request such Person to furnish evidence to the reasonable satisfaction of the holder of this Instrument as to the amount of Senior
Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this SECTION 5, and if such evidence is not furnished the holder of this Instrument may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                                      -16-

            (f)   NO IMPAIRMENT OF SUBORDINATION. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Instrument, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

      Without in any way limiting the generality of the foregoing paragraph, the holders of the Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the holder of this Instrument, without incurring responsibility to the holder of this Instrument, and without impairing or releasing the subordination provided in this Instrument or the obligations of the holder of this Instrument to the holders of the Senior Indebtedness, do any one or more of the following: (a) change the manner, place, or terms of payment
(including any change in the rate of interest) or extend the time of payment of, or renew, amend, modify, alter, or grant any waiver or release with respect to, or consent to any departure from, any Senior Indebtedness or any instrument evidencing the same or any agreement evidencing, governing, creating, guaranteeing or securing any Senior Indebtedness; (b) sell, exchange, release, or otherwise deal with any property pledged, mortgaged or otherwise securing
Senior Indebtedness; (c) release any Person liable under or in respect of the
Senior Indebtedness; (d) fail or delay in the perfection of liens securing the
Senior Indebtedness; (e) exercise or refrain from exercising any rights against
Company and any other Person; or (f) amend, or grant any waiver or release with respect to, or consent to any departure from, any guarantee for all or any of the Senior Indebtedness.

            (g)   CERTAIN CONVERSIONS DEEMED PAYMENT. For the purposes of this
SECTION 5 only, (1) the issuance and delivery of junior securities in accordance with SECTION 1 or upon conversion of this Instrument in accordance with SECTION
2 shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest on this Instrument or on account of the purchase or other acquisition of this Instrument, and (2) the payment, issuance or delivery of cash (including cash paid for fractional shares upon conversion of this Instrument in accordance with SECTION 2), property or securities (other than junior securities) upon conversion of this Instrument in accordance with SECTION 2 shall be deemed to constitute payment on account of the principal of this Instrument. For the purposes of this section, the term
"junior securities" means (a) shares of any stock of any class of the Company and (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, this Instrument is so subordinated as provided in this SECTION 5.
Nothing contained in this SECTION 5 or elsewhere in this Instrument is intended to or shall impair, as among the Company, its creditors other than holders of
Senior Indebtedness and the holder of this Instrument, the right, which is absolute and unconditional, of the holder of this Instrument to convert this
Instrument in accordance with SECTION 2.

      6.    DEFINITIONS. Unless otherwise defined in this Instrument, the following capitalized terms shall have the following respective meanings when used herein:

      "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the

                                      -17-

purposes of this definition, "control", when used with respect to any specified
Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in the City of New York or
San Francisco, California are authorized or obligated by law or executive order to close or be closed.

      "CLOSING PRICE" means, with respect to the Common Stock of the Parent, for any day, the reported last sale price per share on the Nasdaq National Market, or, if the Common Stock is not admitted to trading on the Nasdaq National
Market, on the principal national securities exchange or inter-dealer quotation system on which the Common Stock is listed or admitted to trading, or if not admitted to trading on the Nasdaq National Market, or listed or admitted to trading on any national securities exchange or inter-dealer quotation system, the closing bid price per share in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Parent for that purpose.

      "COMMON STOCK" means the Common Stock, par value $0.001 per share, of the
Parent authorized at the date of this instrument as originally executed. Subject to the provisions of SECTION 2, shares issuable on conversion of this Instrument shall include only Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof;
PROVIDED, HOWEVER, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of this Instrument shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

      "CONVERTIBLE STOCK NOTE" has the meaning given to such term in the
Purchase Agreement.

      "DESIGNATED SENIOR INDEBTEDNESS" means the Company's obligations under any
Senior Indebtedness with a principal amount in excess of Ten Million Dollars
($10,000,000) in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the
Company is a party) expressly provides that such Senior Indebtedness shall be
"Designated Senior Indebtedness" for purposes of this Instrument (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of
Designated Senior Indebtedness).

      "DETERMINATION DATE" means, in the case of a dividend or other distribution, including the issuance of rights, options or warrants, to shareholders, the date fixed for the determination of shareholders entitled to receive such dividend or other distribution and, in the case of a tender offer, the last time that tenders could have been made pursuant to such tender offer.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "FTC" has the meaning given to the term in SECTION 2(A)(4).

                                      -18-

      "INDEBTEDNESS" means, with respect to any Person:

            (a)   All obligations, contingent or otherwise, of such Person (i)
      for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii)
      evidenced by a note, debenture, bond or written instrument (including a purchase money obligation), (iii) in respect of leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase such leased property; or (iv) in respect of letters of credit (including reimbursement obligations with respect thereto), local guarantees or bankers' acceptances;

            (b)   All obligations secured by a mortgage, pledge, lien,
      encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability;

            (c)   To the extent not otherwise included, all obligations of such
      Person under interest rate and currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements;

            (d)   All obligations of others of the type described in clauses
      (a), (b), or (c) above assumed by or guaranteed in any manner by such
      Person or in effect guaranteed by such Person through an agreement to purchase, contingent or otherwise (and the obligations of such Person under any such assumptions, guarantees or other such arrangements); and

            (e)   All obligations, contingent or otherwise, of such Person under or in respect of any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kinds described in any of the preceding clauses (a), (b),
      (c) or (d).

      "INSTRUMENT" has the meaning given to such term in the first paragraph hereof and also refers to any Instrument executed and delivered by the Company upon partial conversion or in exchange or replacement of this Instrument pursuant to SECTIONS 2 or 7(D) hereof.

      "PERSON" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

      "RIGHTS PLAN" has the meaning given to such term in SECTION 2(B)(4).

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

                                      -19-

      "SENIOR INDEBTEDNESS" means, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with, (i) Indebtedness of the
Company, or with respect to which the Company is a guarantor, to banks, commercial finance lenders, insurance companies, or other lending institutions regularly engaged in the business of lending money, which is for money borrowed, whether or not secured, (ii) Indebtedness of the Company secured by assets of the Company, or (iii) any such Indebtedness or any debentures, notes or other evidence of Indebtedness issued in exchange for such Indebtedness identified in clause (i) or (ii) of this sentence, in each case to the extent incurred on an arm's length basis with non-Affiliates of the Company.

      "SUBSIDIARY" shall mean (a) any corporation of which more than 50% of the issued and outstanding equity securities having ordinary voting power to elect a majority of the board of directors of such corporation is at the time directly or indirectly owned or controlled by the Company, (b) any partnership, joint venture, limited liability company or other association of which more than 50%
of the equity interests having the power to vote, direct or control the management of such partnership, joint venture, limited liability company or other association is at the time directly or indirectly owned and controlled by the Company, and (c) any other entity included in the financial statements of the Company on a consolidated basis.

      "TRADING DAY" means (i) if the Common Stock is admitted to trading on the
Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; (ii) if the Common Stock is listed or admitted for trading on the
New York Stock Exchange or any other national securities exchange, a day on which such exchange is open for business; or (iii) if the Common Stock is not admitted to trading on the Nasdaq National Market or listed or admitted for trading on any national securities exchange or any other system of automated dissemination of quotation of securities prices, a day on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

      "U.S. DOLLARS" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

7.    RIGHT TO REQUIRE REPURCHASE.

            (a)   In the event that a Change in Control (as hereinafter defined)
shall occur, then the holder of this Instrument shall have the right, at such holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all or part of this Instrument (as provided hereinbelow) on the date (the "REPURCHASE DATE") that is 20 Business
Days (or such longer period as required by applicable law) after the date on which the Company gives notice of such Change of Control to the holder of this
Instrument, at a purchase price equal to the Repurchase Price (as hereinafter defined). The Company agrees to give the holder of this Instrument notice, in the manner provided in SECTION 8(C), of any Change in Control, promptly and in any event within three (3) Business Days after the occurrence thereof.

                                      -20-

            (b)   To exercise a repurchase right, the holder shall deliver to the Company on or before the 5th Business Day prior to the Repurchase Date, together with this Instrument, written notice of the holder's exercise of such right, which notice shall set forth the name of the holder, the principal amount of this Instrument to be repurchased (and, if this Instrument is to be repurchased in part, the portion of the principal amount thereof to be repurchased) and a statement that an election to exercise the repurchase right is being made thereby. Such written notice shall be irrevocable, except that the right of the holder to convert this Instrument (or the portion hereof with respect to which the repurchase right is being exercised) shall continue until the close of business on the Business Day prior to the Repurchase Date.

            (c)   In the event a repurchase right shall be exercised in
accordance with the terms hereof, the Company shall pay or cause to be paid to the holder the Repurchase Price in cash on the Repurchase Date in the manner set forth in the introductory paragraph to this Instrument.

            (d)   If this Instrument is to be repurchased only in part, it shall be surrendered to the Company at the Designated Office (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, duly executed by the holder hereof), and the
Company shall execute and deliver to the holder, without service charge, a new
Instrument containing terms and conditions identical to those contained herein and in a principal amount equal to and in exchange for the unrepurchased portion of the principal of this Instrument.

            (e)   For purposes of this SECTION 7:

                  (1)   the term "beneficial owner" shall be determined in
accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act;

                  (2)   a "CHANGE IN CONTROL" shall be deemed to have occurred
at the time, after the original issuance of this Instrument, of:

                        (i)   the acquisition by any Person (including, for
purposes of this SECTION 7, any group of two or more persons or entities acting together as contemplated by Section 14(d) of the Exchange Act) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company or the Parent entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Company or the Parent entitled to vote generally in the elections of directors (any shares of voting stock of which such Person is the beneficial owner that are not then outstanding being deemed outstanding for purposes of calculating such percentage) other than any such acquisition by the Company or the Parent or any employee benefit plan of the Company or the Parent; or

                        (ii)  any consolidation or merger of the Company or the
Parent with or into, any other Person, any merger of another Person with or into the Company or the Parent, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the assets of the Company or the
Parent to another Person (other than (a) any such transaction pursuant to which holders of capital stock of the Company (or if applicable, of the Parent)
immediately prior to such

                                      -21-

transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving Person immediately after such transaction and (b) any merger (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding
Common Stock or (y) which is effected solely to change the jurisdiction of incorporation of the Company or the Parent and results in a reclassification, conversion or exchange of outstanding Common Stock into solely shares of common stock);

                        (iii) "REPURCHASE PRICE" means the sum of (a) 100% of
the principal amount of this Instrument to be repurchased pursuant to this
SECTION 7 and (b) accrued and unpaid interest on this Instrument to the date of payment.

8.    OTHER.

            (a)   No provision of this Instrument shall alter or impair the
obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, on this Instrument at the times, places and rate, and in the coin or currency, herein prescribed or to cause the conversion of this
Instrument as herein provided.

            (b)   The Company will give prompt written notice to the holder of this Instrument of any change in the location of the Designated Office.

            (c)   Any notice hereunder to the Company or to the holder of this
Instrument shall be given in the manner set forth in Section 10.1 of the
Purchase Agreement and shall be given to the Company in care of the Parent pursuant to such Section 10.1.

            (d)   This Instrument and the Common Stock issuable upon conversion of this Instrument have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction. Neither this Instrument nor the Common Stock issuable upon conversion of this Instrument nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of (a "TRANSFER") in the absence of such registration or unless such transaction is exempt from, or not subject to, registration. The holder by its acceptance of this Instrument or the Common
Stock issuable upon conversion of this Instrument agrees that it shall not offer, sell, assign, transfer, pledge, encumber or otherwise dispose of this
Instrument or any portion thereof or interest therein (other than with respect to a Transfer of the Common Stock issuable upon conversion of this Instrument
(i) pursuant to a registration statement that is effective at the time of such
Transfer or (ii) pursuant to an exemption from the registration requirements of the Securities Act).

            (e)   Upon receipt by the Company of evidence reasonably
satisfactory to it of the loss, theft, destruction or mutilation of this
Instrument, and in the case of loss, theft or destruction, receipt of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Instrument, if mutilated, the Company will deliver a new Instrument of like tenor and dated as of such cancellation, in lieu of such
Instrument.

                                      -22-

            (f)   The holder represents that it is an "accredited investor"
within the meaning of Rule 501 of the Securities Act. The holder has been advised that this Instrument has not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless it is registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Subject to
SECTION 8(G), the holder is aware that the Company is under no obligation to effect any such registration or to file for or comply with any exemption from registration. The holder has not been formed solely for the purpose of making this investment and is acquiring the Instrument for its own account for investment, and not with a view to, or for resale in connection with, the distribution thereof.

            (g)   The shares of Common Stock issuable upon conversion of this
Instrument are subject to that certain Registration Rights Agreement, dated as of July 15, 2002, between the Parent and the holder of this Instrument.

            (h)   The Company (i) will take all such actions as may be necessary or appropriate to cause the Parent to validly and legally issue and deliver fully paid and non-assessable shares of Common Stock upon conversion of this
Instrument; and (ii) will not take any action and will cause the Parent not to take any action which results in any adjustment of the Conversion Rate, if after giving effect to such action, the total number of shares of Common Stock issuable after the conversion of all of the outstanding principal amount of this
Instrument would exceed the total number of shares of Common Stock authorized by the Parent's certificate of incorporation and available for the purpose of issuance upon such conversion.

            (i)   In the case of an Event of Default, the Company, to the extent permitted by law, waives presentment, demand, notice, protest and all other demands or notices in connection with the enforcement of this Instrument.

            (j)   In case any one or more of the provisions contained in this
Instrument shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Instrument, but this Instrument shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

            (k)   No failure on the part of the holder to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the holder from time to time.

            (l)   Any provision of this Instrument may be amended, waived or modified upon the written consent of Company and the holder of this Instrument.
The holder of this Instrument by its acceptance hereof acknowledges and agrees that the subordination provisions of this instrument are for the benefit of the holders of the Senior Indebtedness and that, accordingly, no provision of
SECTION 5 hereof may be amended or otherwise modified without the prior written consent of each holder of Senior Indebtedness at such time outstanding.

                                      -23-

        (M) THIS INSTRUMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING
EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

        (N) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS INSTRUMENT
MAY BE BROUGHT ONLY IN THE COURTS OF THE COUNTY OF LOS ANGELES, IN THE STATE OF
CALIFORNIA OR ANY COURT OF THE UNITED STATES OF AMERICA FOR THE CENTRAL DISTRICT
OF CALIFORNIA, AND, EACH OF THE COMPANY AND THE HOLDER OF THIS INSTRUMENT HEREBY
ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND
UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF THE COMPANY
AND THE HOLDER OF THIS INSTRUMENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING
ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON
CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH
ACTION OR PROCEEDING IN SUCH JURISDICTION. EACH OF THE COMPANY AND THE HOLDER OF
THIS INSTRUMENT IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF SUCH
COURTS IN ANY SUCH ACTION OR PROCEEDING.

            (o)   The Company agrees to pay to the holder of this Instrument all expenses (including, without limitation, the reasonable fees and disbursements of counsel) incurred by the holder solely with respect to the enforcement of this Instrument and the collection of any and all amounts owed to the holder hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                                      -24-

         IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed as a deed.

         Dated: ________, 2002

                                   Signed, sealed and delivered by
                                   __________________,for and on behalf
                                   of Catapult Communications International
                                   Limited pursuant to a power of attorney dated
                                   ___________, 2002

                                   -----------------------------------------
                                   [NAME]

                                      -25-

                       CONVERSION NOTICE

      The undersigned holder of this Instrument hereby irrevocably exercises the option to convert this Instrument, or any portion of the principal amount hereof
(which is an integral multiple of $1,000) below designated, into Common Stock in accordance with the terms of this Instrument, and directs that such shares, together with a check in payment for any fractional share and any Instrument representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If Common Stock is to be registered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

                                              Dated:
                                                     ---------------------
                                              Tekelec

                                              By:
                                                 ---------------------------
                                              Name:
                                              Title:

If shares are to be registered in the name of a Person other than the holder, please print such Person's name and address:

-------------------------
Name

-------------------------
Address

-------------------------
Social Instrument or other Taxpayer Identification Number, if any

If only a portion of the Instrument is to be converted, please indicate:

1. Principal amount to be converted: $___________

2. Principal amount of Instrument representing unconverted principal amount to be issued:

         Amount: $________

                           EXHIBIT B

        FORM OF CONVERTIBLE CASH NOTE ISSUABLE BY BUYER

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON ITS CONVERSION HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES
ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT
PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR
PURSUANT TO THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND IN ACCORDANCE
WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

              CATAPULT COMMUNICATIONS CORPORATION

           2% CONVERTIBLE SUBORDINATED NOTE DUE 2004

No. ___                                                        U.S. $___________

            Catapult Communications Corporation, a Nevada corporation (the
"COMPANY"), for value received, hereby promises to pay to Tekelec, a California corporation, the lesser of ______________________ U.S. Dollars ($_________) or
the outstanding principal balance hereof, on [24 MONTHS FROM CLOSING DATE], 2004
(the "MATURITY DATE"), and to pay interest thereon, at the rate of 2% per annum until the principal hereof is paid in full. Payment of interest and all other amounts payable in cash with respect to this Security shall be made by wire transfer to the holder, provided that if the holder shall not have furnished wire instructions in writing to the Company on or prior to the second Business
Day immediately preceding the date on which the Company makes such payment, such payment may be made by U.S. Dollar check mailed to the address of the holder as such address appears in the Company security register (or to any address subsequently provided in writing by the holder to the Company for purposes of payment hereunder). This 2% Convertible Subordinated Note Due 2004 (this
"SECURITY") is being issued in connection with that certain Asset Purchase
Agreement, dated as of July 15, 2002 (the "PURCHASE AGREEMENT"), by and between the Company and Tekelec. Capitalized terms used and not otherwise defined herein, shall have the respective meanings given to those terms in SECTION 6 hereof.

1.    PAYMENT TERMS.

            (a)   On the Maturity Date and upon the surrender of this Security to the Company, at its chief executive office (or such other office within the
United States as shall be designated by the Company to the holder hereof) (the
"DESIGNATED OFFICE"), the Company shall pay the outstanding principal balance of this Security, together with all accrued and unpaid interest thereon, in U.S.
Dollars.

            (b)   At any time, and provided that there are no principal amounts then outstanding under the Convertible Stock Note (as such term is defined in the Purchase Agreement),

the Company may elect to pre-pay outstanding principal amounts due hereunder by setting-off, in accordance with the terms of the Purchase Agreement,
Indemnification Set-Off Amounts (as such term is defined in the Purchase
Agreement) due the Company pursuant to the Purchase Agreement against the outstanding principal payment obligations due hereunder. The Company shall give to the holder of this Security written notice of the application of any such
Indemnification Set-Off Amount within three Business Days after the date thereof. Any Indemnification Set-Off Amounts set-off against principal obligations under this Security shall be applied dollar for dollar in satisfaction of such principal obligations, without penalty or premium.

            (c)   Interest shall be computed based on the actual number of days elapsed.

            (d)   Except as expressly provided in SECTION 1(B) herein, the
Company shall not have any right to prepay any amounts owed hereunder to the holder of this Security.

2.    CONVERSION.

            (a)   (1) Provided that there are no unresolved claims for losses incurred by the Company pursuant to the indemnification provisions of Section 8 of the Purchase Agreement, the holder of this Security is entitled at any time after [12 MONTHS FROM CLOSING DATE], 2003 and from time to time before the close of business on the Maturity Date, to convert the principal amount of this
Security (or any portion of the principal amount hereof that is an integral multiple of $1,000), into fully paid and nonassessable Common Stock (calculated as to each conversion to the nearest 1/100 of a share) of the Company at the rate of ________1 shares of Common Stock for each $1,000 principal amount of
Security (or at the then current adjusted rate if an adjustment has been made as provided below) (the "CONVERSION RATE") by surrender of this Security, duly endorsed or assigned to the Company or in blank to the Company at the Designated
Office, accompanied by written notice to the Company, in the form attached hereto, that the holder hereof elects to convert this Security (or if less than the entire principal amount hereof is to be converted, specifying the portion hereof to be converted). If the holder elects to exercise its conversion right hereunder, then the Company shall, within five (5) Business Days after receipt of written notice of such election, deliver or cause to be delivered to the holder at the address specified by the holder to the Company in the conversion notice a certificate or certificates for the Common Stock issued upon such conversion and any replacement Security issued as a result of any partial conversion of this Security.

                  (2)   Upon surrender of this Security for conversion, the
holder will be entitled to payment in cash within three (3) Business Days thereafter of the interest accrued on the principal amount of this Security then being converted and unpaid to such date of conversion.

                  (3)   Subject to SECTION 2(B) below, no payment or adjustment
is to be made on conversion for dividends on the Common Stock issued on conversion hereof. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any

----------------------------

     1 The conversion rate shall equal the greater of (i) 1000/(the arithmetic average of the daily volume weighted average prices for the Common Stock, as reported by Bloomberg L.P., for each the five (5) consecutive Trading Days ending on the second Trading Day immediately prior to the date of issuance of this Security)(1.25) or (ii) 1000/16.

                                      -2-

fractional interest, the Company shall pay a cash adjustment, computed on the basis of the Closing Price of the Common Stock on the Trading Day immediately prior to the Company Conversion Date, or, at its option, the Company shall round up to the next higher whole share.

                  (4)   In the event that the conversion of this Security into
shares of Common Stock would require the Company and the holder of this Security to file notification and report forms with the Federal Trade Commission (the
"FTC") and Antitrust Division of the Department of Justice (the "DOJ") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the
"HSR ACT"), then the holder of this Security and the Company agree (i) to use their best efforts to complete all applicable filings and provide all necessary information as required pursuant to the HSR Act, and (ii) such conversion of this Security into shares of Common Stock shall not occur until such time as the required filings are made pursuant to the HSR Act and the required waiting period(s) have expired or early termination of the required waiting period(s)
has been granted by the FTC or the DOJ. The Company and the holder will each bear their own respective filing fees for any filings made pursuant to the HSR
Act.

      The Company shall, if the holder so elects, and within the time period prescribed in SECTION 2(A)(1) hereof, deliver or cause to be delivered the
Common Stock issuable upon conversion of this Security to any third party or parties designated by the holder, subject to compliance with SECTIONS 2(F), 8(D)
and 8(F) hereof.

            (b)   The Conversion Rate will be subject to adjustments from time to time as follows:

                  (1)   In case the Company shall pay or make a dividend or
other distribution on Common Stock of the Company payable in Common Stock, the
Conversion Rate in effect at the opening of business on the day following the
Determination Date (as hereinafter defined) for such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such Determination Date and the denominator shall be the sum of such number of shares of Common Stock and the total number of shares of Common Stock constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following such Determination Date. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include
Common Stock held in the treasury of the Company but shall include Common Stock issuable in respect of scrip certificates issued in lieu of fractions of Common
Stock. The Company will not pay any dividend or make any distribution on Common
Stock held in the treasury of the Company.

                  (2)   In case the Company shall issue rights, options or
warrants to all holders of its Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (7) of this SECTION 2(B)) of the
Common Stock on the Determination Date for such distribution, the Conversion
Rate in effect at the opening of business on the day following such
Determination Date shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such Determination Date plus the number of shares of Common Stock which the aggregate of the offering price of the

                                      -3-

total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on such
Determination Date plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following such Determination Date. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include Common Stock held in the treasury of the Company but shall include Common Stock issuable in respect of scrip certificates issued in lieu of fractions of Common Stock. The Company will not issue any rights, options or warrants in respect of Common Stock held in the treasury of the
Company. Upon the expiration of any right, option or warrant to purchase Common
Stock the issuance of which resulted in an adjustment to the Conversion Rate pursuant to this paragraph (2) of SECTION 2(B), if any such right, option or warrant shall expire and shall not have been exercised, the Conversion Rate shall immediately upon such expiration be recomputed to the Conversion Rate which would have been in effect had the adjustment of the Conversion Rate made upon the issuance of such right, option or warrant been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such right, option and warrant actually exercised.

                  (3)   In case outstanding Common Stock shall be subdivided
into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (4)   In case the Company shall, by dividend or otherwise,
distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, or other property (including securities, but excluding (i) any rights, options or warrants referred to in paragraph (2)
of this SECTION 2(B), (ii) any dividend or distribution paid exclusively in cash, (iii) any dividend or distribution referred to in paragraph (1) of this
SECTION 2(B) and (iv) any merger or consolidation to which SECTION 2(H) applies
(the "DISTRIBUTED PROPERTY"), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the Determination Date for such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (7) of this SECTION 2(B))
of the Common Stock on such Determination Date less the then fair market value
(as determined in good faith by the Board of Directors of the Company in accordance with the provisions of this paragraph 4 of SECTION 2(B)) of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such
Determination Date; provided, however, that if the Distributed Property consists of shares of capital stock of a Subsidiary, the Company may, at its option and in lieu of the foregoing adjustment to the Conversion Rate, elect to make adequate provision so that the holder of this Security shall have the

                                      -4-

right to receive upon conversion the amount of such shares of capital stock that such holder of this Security would have received if such holder of this Security had converted such Security on the record date. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (4) by reference to the actual or when issued trading market for any securities constituting such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share pursuant to paragraph (7) of this SECTION 2(B).

      In the event the Company implements a stockholder's rights plan (a "RIGHTS
PLAN"), upon conversion of this Security into Common Stock, to the extent that the Rights Plan is still in effect upon such conversion, the holder of this
Security will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan.
Any distribution of rights or warrants pursuant to the Rights Plan in compliance with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this SECTION 2(B).

      Rights or warrants distributed by the Company to all holders of Common
Stock entitling the holders thereof to subscribe for or purchase shares of the
Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events
("TRIGGER EVENT"): (i) are deemed to be transferred with such shares of Common
Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this SECTION 2(B) (and no adjustment to the Conversion Rate under this SECTION 2(B) will be required) until the occurrence of the earliest Trigger
Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion
Rate shall be made under this SECTION 2(B). If any such right or warrant, including any such existing rights or warrants distributed prior to the original issue date of this Security, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event
(of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this section was made, (x) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or
Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (y) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

                                      -5-

                  (5)   In case the Company shall, by dividend or otherwise,
distribute to all holders of its Common Stock cash (excluding any cash that is distributed as part of a distribution referred to in paragraph (4) of SECTION
2(B)) in an aggregate amount that, combined with (I) the aggregate amount of any other cash distributions to all holders of its Common Stock made exclusively in cash within the twelve (12) months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph
(5) of SECTION 2(B) has been made and (II) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a board resolution) of consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the twelve (12)
months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (6) of SECTION 2(B) has been made (the
"combined cash and tender amount"), exceeds ten percent (10%) of the product of the current market price per share of the Common Stock (determined as provided in paragraph (7) of this SECTION 2(B)) on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date (the "aggregate current market price"), then, and in each such case, immediately after the close of business on such date for determination, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the
Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the current market price per share of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined cash and tender amount over ten percent (10%) of such aggregate current market price divided by (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the current market price per share of the Common Stock on such date for determination.

                  (6)   In case of a tender offer made by the Company or any
Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender offer or exchange (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares
(as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a board resolution), that combined together with (I) the aggregate of the cash plus the fair market value (as determined by the Board of
Directors, whose determination shall be conclusive and described in a board resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer by the
Company or any Subsidiary of the Company for all or any portion of the Common
Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to this paragraph
(6) of SECTION 2(B) has been made and (II) the aggregate amount of any cash distributions to all holders of the Company's Common Stock within twelve (12)
months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (5) of SECTION 2(B) has been made
(the "combined tender and cash amount") exceeds ten percent (10%) of the product of the current market price per share of the Common Stock (determined as provided in paragraph (7) of this SECTION 2(B)) as of the last time (the
"EXPIRATION TIME") tenders or exchange could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of shares of
Common Stock outstanding (including any tendered or exchange shares) as of the
Expiration

                                      -6-

Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the
Conversion Rate immediately prior to close of business on the date of the
Expiration Time by a fraction (i) the numerator of which shall be equal to (A)
the product of (I) the current market price per share of Common Stock on the date of the Expiration Time multiplied by (II) the number of shares of Common
Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less (B) the combined tender and cash amount, and (ii) the denominator of which shall be equal to the product of (A) the current market price per share of the Common Stock as of the Expiration Time multiplied by (B)
the number of shares of Common Stock outstanding (including any tendered or exchanged shares) as of the Expiration Time less the number of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to and any such maximum, being referred to as the
"PURCHASED SHARES").

                  (7)   For the purpose of any computation under paragraphs (2),
(4), (5) or (6) of this SECTION 2(B), the current market price per share of
Common Stock on any date shall be calculated by the Company and be deemed to be the average of the daily Closing Prices for the ten (10) consecutive Trading
Days before the earlier of (i) the day in question and (ii) the day before the
"ex" date with respect to the issuance or distribution requiring such computation or, if such Closing Prices are not available, then such current market price shall be deemed to be such value as is determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and described in a board resolution. For purposes of this paragraph, the term
"ex date", when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

                  (8)   No adjustment in the Conversion Rate shall be required
unless such adjustment (plus any adjustments not previously made by reason of this paragraph (8)) would require an increase or decrease of at least one percent (1%) in such rate; provided, however, that any adjustments which by reason of this paragraph (8) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this SECTION 2 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  (9)   The Company may make such increases in the Conversion
Rate, for the remaining term of this Security or any shorter term, in addition to those required by paragraphs (1), (2), (3), (4), (5) and (6) of this Section
2(b) as it considers to be advisable in order to avoid or diminish any income tax to any holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

            (c)   Whenever the Conversion Rate is adjusted as provided in
SECTION 2(B), the Company shall compute the adjusted Conversion Rate in accordance with SECTION 2(B) and shall promptly prepare a certificate which will be signed by the chief financial officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and shall within 15 Business Days following such adjustment deliver such certificate to the holder of this Security.

                                      -7-

            (d)   In case:

                  (1)   the Company shall declare a dividend or other
distribution on its Common Stock that would require any adjustment pursuant to
SECTION 2(B); or

                  (2)   the Company shall authorize the granting to the holders
of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                  (3)   of any reclassification of the Common Stock of the
Company, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of the Company; or

                  (4)   of the voluntary or involuntary dissolution, liquidation
or winding up of the Company; or

                  (5)   the Company or any Subsidiary shall commence a tender
offer for all or a portion of the Company's outstanding Common Stock (or shall amend any such tender offer);

then the Company shall cause to be delivered to the holder of this Security, at least twenty (20) days (or ten (10) days in any case specified in clause (1) or
(2) above) prior to the applicable record, expiration or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, (y) the date on which the right to make tenders under such tender offer expires or (z) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (1) through (5) of this SECTION
2(D).

            (e)   The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of this Security, the full number of shares of Common Stock then issuable upon the conversion of this Security, without regard to any limitations on conversion.

            (f)   Except as provided in the next sentence, the Company will pay any and all taxes and duties that may be payable in respect of the issue or delivery of Common Stock on conversion of the Security. The Company shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that of the holder of this Security, and no such issue or delivery shall be made 3

                                      -8-

unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the
Company that such tax or duty has been paid.

            (g)   The Company agrees that all Common Stock which may be
delivered upon conversion of this Security, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable (and shall be issued out of the Company's authorized but unissued shares of Common
Stock) and, except as provided in SECTION 2(F), the Company will pay all taxes, liens and charges with respect to the issue thereof.

            (h)   In case of any recapitalization or reclassification of the
Common Stock (other than a change in par value, or as a result of a subdivision or combination covered by paragraph (3) of SECTION 2(B)), or any consolidation of the Company with any other Person, any merger of the Company into another
Person or of another Person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of the outstanding Common Stock), or any conveyance, sale, transfer or lease of all or substantially all of the properties and assets of the Company (collectively, a
"CAPITAL REORGANIZATION"), the Company or the Person formed by such Capital
Reorganization, as the case may be, shall execute and deliver to the holder of this Security a supplemental agreement providing that such holder has the right thereafter, during the period this Security shall be convertible as specified in
SECTION 2(A), to convert this Security only into the kind and amount of securities, cash and other property receivable upon such Capital Reorganization by a holder of the number of shares of Common Stock of the Company into which this Security might have been converted immediately prior to such Capital
Reorganization, assuming such holder of Common Stock of the Company (i) is not a
Person with which the Company consolidated, into which the Company merged or which merged into the Company or to which any conveyance, sale, transfer or lease was made, as the case may be (a "CONSTITUENT PERSON"), or an Affiliate of a Constituent Person and (ii) failed to exercise its rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Capital Reorganization (provided that if the kind or amount of securities, cash and other property receivable upon such Capital Reorganization is not the same for each share of Common Stock of the Company held immediately prior to such Capital Reorganization by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purpose of this SECTION 2(H) the kind and amount of securities, cash and other property receivable upon such
Capital Reorganization by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the
Non-electing Shares). Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be equivalent to the adjustments provided for in this SECTION
2. The above provisions of this SECTION 2(H) shall similarly apply to successive
Capital Reorganizations. If this Section 2(h) applies to any event or occurrence, then the other provisions of SECTION 2(B) shall not apply.

            (i)   The Company will take all necessary actions to list the Common
Stock required to be issued and delivered upon conversion of this Security, on each national securities exchange on which outstanding Common Stock of the
Company is listed or quoted, or if the Common Stock is not then listed on any securities exchange, to qualify the Common Stock for quotation on the Nasdaq
National Market or such other inter-dealer quotation system, if any, on

                                      -9-

which the Common Stock is then quoted. The Company represents and warrants that, as of the date hereof, the Common Stock is qualified for quotation on the Nasdaq
National Market.

3.    EVENTS OF DEFAULT.

            (a)   "EVENT OF DEFAULT", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1)   default in the payment of principal on this Security
when due on the Maturity Date or on any Repurchase Date; or

                  (2)   default in the payment of any interest on this Security
when it becomes due and payable, including without limitation on any Repurchase
Date; or

                  (3)   default in the performance, or breach, of any other
covenant of the Company herein (other than a covenant the default in the performance or breach of which is specifically dealt with elsewhere in this
SECTION 3(A)) and, in the case only of defaults and breaches which are capable of being cured, continuance of such default or breach for a period of 40 days after there has been given, by registered or certified mail, to the Company by the holder of this Security a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "NOTICE OF
DEFAULT" hereunder; or

                  (4)   commencement of an involuntary case, petition or other
proceeding against the Company seeking liquidation, reorganization, assignment, adjustment or composition of or in respect to the Company or other relief with respect to it or its debts under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its assets, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 60 consecutive days; or

                  (5)   the commencement by the Company of a voluntary case or
proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or the filing by the Company of a petition or answer or consent seeking reorganization or similar relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of the property of the Company, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

                                      -10-

                  (6)   the failure by Catapult Communications International
Limited ("CATAPULT Ireland") to duly observe or perform any of the covenants on the part of Catapult Ireland in the Convertible Stock Note or the Convertible
Cash Note to which it is a party, and, in the case only of defaults and breaches which are capable of being cured, continuance of such default or breach for a period of 40 days after there has been given to the Company by the holder of this Security a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under this Security; or

                  (7)   the liquidation, winding up or dissolution of the
Company.

            (b)   If an Event of Default (other than an Event of Default
specified in SECTIONS 3(A)(4) or 3(A)(5)) occurs and is continuing, then in every such case the holder of this Security may declare the principal hereof to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal and all accrued interest thereon shall become immediately due and payable. If an Event of Default specified in SECTIONS
3(A)(4) or 3(A)(5) occurs and is continuing with respect to the Company, the principal of, and accrued interest on, this Security shall ipso facto become immediately due and payable without any declaration or other act of the holders.

4.    CONSOLIDATION, MERGER, ETC.

            (a)   The Company shall not consolidate with or merge into any other
Person or, directly or indirectly, convey, transfer, sell or lease all or substantially all of its properties and assets to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or, directly or indirectly, convey, transfer, sell or lease all or substantially all of its properties and assets to the Company, unless:

                  (1)   in case the Company shall consolidate with or merge into
another Person or convey, transfer, sell or lease all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or sale, or which leases, all or substantially all the properties and assets of the Company shall be a corporation, limited liability company, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume, if other than the Company , by an agreement supplemental hereto, executed and delivered to the holder of this Security in form satisfactory to the holder, the due and punctual payment of the principal of and any interest on this Security and the performance or observance of every covenant of this Security on the part of the Company to be performed or observed, including the conversion rights provided herein;

                  (2)   immediately after giving effect to such transaction, no
Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

            (b)   Upon any consolidation of the Company with, or merger of the
Company into, any other Person or any conveyance, transfer, sale or lease of all or substantially all of the properties and assets of the Company in accordance with SECTION 4(A), the successor Person formed by such

                                      -11-

consolidation or into which the Company is merged or to which such conveyance, transfer, sale or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Security with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Security. 5.
SUBORDINATION. (a) The Company covenants and agrees, and the holder of this
Security by its acceptance hereof likewise covenants and agrees, that this
Security is subject to the provisions of this SECTION 5; and each Person holding this Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

         The payment of the principal of, premium, if any, and interest on this
Security shall, to the extent and in the manner hereinafter set forth, be subordinated to the prior payment in full, in cash or in such other form of payment as may be acceptable to the holders of Senior Indebtedness, of all
Senior Indebtedness, whether outstanding at the date of original issuance of this Security or thereafter incurred or created.

         No provision of this SECTION 5 shall prevent the occurrence of any default or Event of Default under this Security.

            (b)   PAYMENTS TO HOLDERS. No payment shall be made with respect to the principal of, or premium, if any, or interest on this Security, if:

                  (1)   a default in the payment of principal, premium, if any,
or interest or other payment due on Senior Indebtedness occurs and is continuing beyond any applicable period of grace (a "PAYMENT DEFAULT"); or

                  (2)   a default, other than a Payment Default, occurs and is
continuing with respect to Designated Senior Indebtedness that then permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the holder of this Security and the Company receive a written notice of such default (a "PAYMENT BLOCKAGE NOTICE") from a representative of Designated Senior Indebtedness or a holder of Designated
Senior Indebtedness (a "NON-PAYMENT DEFAULT") and each such period during which payments in respect of this Security are so prohibited is referred to as a
"PAYMENT BLOCKAGE PERIOD."

      The Company may and shall resume payments on this Security in the case of a Payment Default, on the date upon which such default is cured or waived or ceases to exist. The Company may and shall resume payments on this Security, and the applicable Payment Blockage Period shall terminate, in the case of a
Non-Payment Default, on the earliest to occur of the following dates: (w) the date upon which such Non-Payment Default is cured or waived or otherwise ceases to exist; (x) 179 days after the date of receipt by the holder of this Security of such Payment Blockage Notice (provided the Senior Indebtedness shall not theretofore have been accelerated and provided further, that upon the rescission
(if any) of such acceleration, payments in respect of this Security shall resume as and to the extent set forth below); (y) the date on which the Senior
Indebtedness shall

                                      -12-

have been discharged or paid in full; or (z) the date on which such Payment
Blockage Period shall have been terminated by written notice to the Company or the holder of this Security from the holder of Senior Indebtedness who delivered the Payment Blockage Notice or its representative, and after which, in the case of clauses (w) through (z), the Company shall resume making any and all required payments in respect of this Security, including any payments not made during the
Payment Blockage Period.

      At any time (i) after the occurrence of a Payment Default and until the conditions described in the first sentence of the previous paragraph are satisfied, or (ii) after the receipt of a Payment Blockage Notice by the holder of this Security and the Company and until the termination of the Payment
Blockage Period, the holder of this Security shall have no right to accelerate the maturity of the amounts due under this Security or otherwise demand payment thereof, enforce any claim with respect to the amounts due under this Security, institute or attempt to institute any bankruptcy or insolvency proceedings against the Company or the Company's property without the prior written consent of each holder of Senior Indebtedness, until the first to occur of (a)
acceleration of the Senior Indebtedness; (b) commencement of judicial enforcement of any rights or remedies under the documents evidencing the Senior
Indebtedness of applicable law with respect to the Senior Indebtedness or the documents evidencing the Senior Indebtedness, or commencement of a proceeding of the nature described in SECTIONS 3(A)(4) or 3(A)(5) above (each, an "INSOLVENCY
PROCEEDING"), except to the extent (but only to such extent) that the commencement of a legal action may be required to toll the running of any applicable statute of limitation.

      No new period of payment blockage may be commenced pursuant to a Payment
Blockage Notice unless at least 365 days shall have elapsed since the Company's receipt of the immediately prior Payment Blockage Notice. No default (whether or not such event of default is on the same issue of Designated Senior
Indebtedness) that existed or was continuing on the date of delivery of any
Payment Blockage Notice to the holder of this Security shall be, or be made, the basis for a subsequent Payment Blockage Notice.

      If payment of this Security is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

      Notwithstanding the foregoing, in the event that the holder of this
Security receives any payment or distribution of assets of the Company of any kind in contravention of any term of this SECTION 5, whether in cash, property or securities, including, without limitation, by way of setoff or otherwise, before all Senior Indebtedness is paid in full, in cash or such other form of payment as may be acceptable to the holders of Senior Indebtedness, then such payment or distribution shall be held by the recipient or recipients in trust for the benefit of, and shall promptly be paid over or delivered to, the holders of Senior Indebtedness or their respective representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to make payment in full, in cash or such other form of payment as may be acceptable to the holders of Senior Indebtedness, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of such Senior Indebtedness.

                                      -13-

            (c)   BANKRUPTCY AND DISSOLUTION, ETC. Upon any payment by the
Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, in cash or in such other form of payment as may be acceptable to the holders of Senior Indebtedness, before any payment is made on account of the principal or premium, if any, and interest on this Security; and upon any such dissolution, winding-up, liquidation or reorganization or bankruptcy, insolvency, receivership or other such proceedings, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of this Security would be entitled, except for the provisions of this SECTION 5, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holder of this Security if received by it, directly to the holders of
Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their respective representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in cash or in such other form of payment as may be acceptable to the holders of Senior Indebtedness after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the holder of this Security.

      Notwithstanding the foregoing, in the event that the holder of this
Security receives any payment or distribution of assets of the Company of any kind in contravention of any term of this Security, whether in cash, property or securities, including, without limitation, by way of setoff or otherwise, before all Senior Indebtedness is paid in full, in cash or such other form of payment as may be acceptable to the holders of Senior Indebtedness, then such payment or distribution shall be held by the recipient or recipients in trust for the benefit of, and shall promptly be paid over or delivered to, the holders of
Senior Indebtedness or their respective representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to make payment in full, in cash or such other form of payment as may be acceptable to the holders of Senior Indebtedness, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of such Senior Indebtedness.

      For purposes of SECTION 5(B) hereof and this SECTION 5(C), the words
"cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated (at least to the extent provided in this
SECTION 5 with respect to this Security) to the payment of all Senior
Indebtedness which may at the time be outstanding. The consolidation of the
Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon

                                      -14-

the terms and conditions provided for in SECTION 4 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this
SECTION 5(C) if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in SECTION 4.

            (d)   SUBROGATION. Subject to the payment in full in cash, or in such other form of payment as may be acceptable to the holders of Senior
Indebtedness, of all Senior Indebtedness, the rights of the holder of this
Security shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this
SECTION 5 (equally and ratably with the holders of all indebtedness of the
Company which by its express terms is subordinated to other indebtedness of the
Company to substantially the same extent as this Security is subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior
Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of, and premium, if any, and interest on this Security shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holder of this Security would be entitled except for the provisions of this SECTION 5, and no payment over pursuant to the provisions of this SECTION
5, to or for the benefit of the holders of Senior Indebtedness by holders of this Security, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the holder of this Security, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the holder of this Security pursuant to the subrogation provisions of this
SECTION 5, which would otherwise have been paid to the holders of Senior
Indebtedness shall be deemed to be a payment by the Company to or for the account of this Security. It is understood that the provisions of this SECTION 5 are and are intended solely for the purposes of defining the relative rights of the holder of this Security, on the one hand, and the holders of the Senior
Indebtedness, on the other hand.

      Nothing contained in this SECTION 5 or elsewhere in this Security is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the holder of this Security, the obligation of the Company, which is absolute and unconditional, to pay to the holder of this Security the principal of, and premium, if any, and interest on the
Security as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of this Security and creditors of the Company other than the holders of the
Senior Indebtedness, nor shall anything herein or therein prevent the holder of this Security from exercising all remedies otherwise permitted by applicable law upon default under this Security, subject to the rights, if any, under this
SECTION 5 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

      Upon any payment or distribution of assets of the Company referred to in this SECTION 5, the holder of this Security shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the holder of this Security, for the purpose of ascertaining the
Persons entitled to participate in such

                                      -15-

distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this SECTION
5.

            (e)   NOTICE. The Company shall give prompt written notice to the holder of this Security of any fact known to the Company which would prohibit the making of any payment of monies due in respect of this Security pursuant to the provisions of this SECTION 5.

      The holder of this Security shall be entitled to rely on the delivery to it of a written notice by a Person representing itself to be a holder of Senior
Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the holder of this Security determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this SECTION 5, the holder of this Security may request such Person to furnish evidence to the reasonable satisfaction of the holder of this Security as to the amount of Senior Indebtedness held by such
Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such
Person under this SECTION 5, and if such evidence is not furnished the holder of this Security may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

            (f)   NO IMPAIRMENT OF SUBORDINATION. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Security, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

      Without in any way limiting the generality of the foregoing paragraph, the holders of the Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the holder of this Security, without incurring responsibility to the holder of this Security, and without impairing or releasing the subordination provided in this Security or the obligations of the holder of this Security to the holders of the Senior Indebtedness, do any one or more of the following: (a) change the manner, place, or terms of payment
(including any change in the rate of interest) or extend the time of payment of, or renew, amend, modify, alter, or grant any waiver or release with respect to, or consent to any departure from, any Senior Indebtedness or any instrument evidencing the same or any agreement evidencing, governing, creating, guaranteeing or securing any Senior Indebtedness; (b) sell, exchange, release, or otherwise deal with any property pledged, mortgaged or otherwise securing
Senior Indebtedness; (c) release any Person liable under or in respect of the
Senior Indebtedness; (d) fail or delay in the perfection of liens securing the
Senior Indebtedness; (e) exercise or refrain from exercising any rights against
Company and any other Person; or (f) amend, or grant any waiver or release with respect to, or consent to any departure from, any guarantee for all or any of the Senior Indebtedness.

            (g)   CERTAIN CONVERSIONS DEEMED PAYMENT. For the purposes of this
SECTION 5 only, (1) the issuance and delivery of junior securities in accordance with SECTION 1 or upon

                                      -16-

conversion of this Security in accordance with SECTION 2 shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest on this Security or on account of the purchase or other acquisition of this Security, and (2) the payment, issuance or delivery of cash
(including cash paid for fractional shares upon conversion of this Security in accordance with SECTION 2), property or securities (other than junior securities) upon conversion of this Security in accordance with SECTION 2 shall be deemed to constitute payment on account of the principal of this Security.
For the purposes of this section, the term "junior securities" means (a) shares of any stock of any class of the Company and (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, this Security is so subordinated as provided in this SECTION 5. Nothing contained in this SECTION
5 or elsewhere in this Security is intended to or shall impair, as among the
Company, its creditors other than holders of Senior Indebtedness and the holder of this Security, the right, which is absolute and unconditional, of the holder of this Security to convert this Security in accordance with SECTION 2.

      6.    DEFINITIONS. Unless otherwise defined in this Security, the following capitalized terms shall have the following respective meanings when used herein:

      "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition,
"control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise;
and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in the City of New York or
San Francisco, California are authorized or obligated by law or executive order to close or be closed.

      "CLOSING PRICE" means, with respect to the Common Stock of the Company, for any day, the reported last sale price per share on the Nasdaq National
Market, or, if the Common Stock is not admitted to trading on the Nasdaq
National Market, on the principal national securities exchange or inter-dealer quotation system on which the Common Stock is listed or admitted to trading, or if not admitted to trading on the Nasdaq National Market, or listed or admitted to trading on any national securities exchange or inter-dealer quotation system, the closing bid price per share in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the
Company for that purpose.

      "COMMON STOCK" means the Common Stock, par value $0.001 per share, of the
Company authorized at the date of this instrument as originally executed.
Subject to the provisions of SECTION 2, shares issuable on conversion of this
Security shall include only Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof;
PROVIDED, HOWEVER, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of this Security shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total

                                      -17-

number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

      "CONVERTIBLE CASH NOTE" has the meaning given to such term in the Purchase
Agreement.

      "CONVERTIBLE STOCK NOTE" has the meaning given to such term in the
Purchase Agreement.

      "DESIGNATED SENIOR INDEBTEDNESS" means the Company's obligations under any
Senior Indebtedness with a principal amount in excess of Ten Million Dollars
($10,000,000) in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the
Company is a party) expressly provides that such Senior Indebtedness shall be
"Designated Senior Indebtedness" for purposes of this Security (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of
Designated Senior Indebtedness).

      "DETERMINATION DATE" means, in the case of a dividend or other distribution, including the issuance of rights, options or warrants, to shareholders, the date fixed for the determination of shareholders entitled to receive such dividend or other distribution and, in the case of a tender offer, the last time that tenders could have been made pursuant to such tender offer.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "FTC" has the meaning given to the term in SECTION 2(A)(4).

      "INDEBTEDNESS" means, with respect to any Person:

            (a)   All obligations, contingent or otherwise, of such Person (i)
      for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii)
      evidenced by a note, debenture, bond or written instrument (including a purchase money obligation), (iii) in respect of leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase such leased property; or (iv) in respect of letters of credit (including reimbursement obligations with respect thereto), local guarantees or bankers' acceptances;

            (b)   All obligations secured by a mortgage, pledge, lien,
      encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability;

                                      -18-

            (c)   To the extent not otherwise included, all obligations of such
      Person under interest rate and currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements;

            (d)   All obligations of others of the type described in clauses
      (a), (b), or (c) above assumed by or guaranteed in any manner by such
      Person or in effect guaranteed by such Person through an agreement to purchase, contingent or otherwise (and the obligations of such Person under any such assumptions, guarantees or other such arrangements); and

            (e)   All obligations, contingent or otherwise, of such Person under or in respect of any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kinds described in any of the preceding clauses (a), (b),
      (c) or (d).

      "PERSON" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

      "RIGHTS PLAN" has the meaning given to such term in SECTION 2(B)(4).

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SECURITY" has the meaning given to such term in the first paragraph hereof and also refers to any Security executed and delivered by the Company upon partial conversion or in exchange or replacement of this Security pursuant to SECTIONS 2 or 7(D) hereof.

      "SENIOR INDEBTEDNESS" means, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with, (i) Indebtedness of the
Company, or with respect to which the Company is a guarantor, to banks, commercial finance lenders, insurance companies, or other lending institutions regularly engaged in the business of lending money, which is for money borrowed, whether or not secured, (ii) Indebtedness of the Company secured by assets of the Company, or (iii) any such Indebtedness or any debentures, notes or other evidence of Indebtedness issued in exchange for such Indebtedness identified in clause (i) or (ii) of this sentence, in each case to the extent incurred on an arm's length basis with non-Affiliates of the Company.

      "SUBSIDIARY" shall mean (a) any corporation of which more than 50% of the issued and outstanding equity securities having ordinary voting power to elect a majority of the board of directors of such corporation is at the time directly or indirectly owned or controlled by the Company, (b) any partnership, joint venture, limited liability company or other association of which more than 50%
of the equity interests having the power to vote, direct or control the management of such partnership, joint venture, limited liability company or other association is at the time directly or indirectly owned and controlled by the Company, and (c) any other entity included in the financial statements of the Company on a consolidated basis.

                                      -19-

      "TRADING DAY" means (i) if the Common Stock is admitted to trading on the
Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; (ii) if the Common Stock is listed or admitted for trading on the
New York Stock Exchange or any other national securities exchange, a day on which such exchange is open for business; or (iii) if the Common Stock is not admitted to trading on the Nasdaq National Market or listed or admitted for trading on any national securities exchange or any other system of automated dissemination of quotation of securities prices, a day on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

      "U.S. DOLLARS" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

7.    RIGHT TO REQUIRE REPURCHASE.

            (a)   In the event that a Change in Control (as hereinafter defined)
shall occur, then the holder of this Security shall have the right, at such holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all or part of this Security on the date (the "REPURCHASE DATE") that is 20 Business Days (or such longer period as required by applicable law) after the date on which the Company gives notice of such Change of Control to the holder of this Security, at a purchase price equal to the Repurchase Price (as hereinafter defined). The Company agrees to give the holder of this Security notice, in the manner provided in SECTION 8(C), of any
Change in Control, promptly and in any event within three (3) Trading Days of the occurrence thereof.

            (b)   To exercise a repurchase right, the holder shall deliver to the Company on or before the 5th Business Day prior to the Repurchase Date, together with this Security, written notice of the holder's exercise of such right, which notice shall set forth the name of the holder, the principal amount of this Security to be repurchased (and, if this Security is to be repurchased in part, the portion of the principal amount thereof to be repurchased) and a statement that an election to exercise the repurchase right is being made thereby. Such written notice shall be irrevocable, except that the right of the holder to convert this Security (or the portion hereof with respect to which the repurchase right is being exercised) shall continue until the close of business on the Business Day prior to the Repurchase Date.

            (c)   In the event a repurchase right shall be exercised in
accordance with the terms hereof, the Company shall pay or cause to be paid to the holder the Repurchase Price in cash on the Repurchase Date in the manner set forth in the introductory paragraph to this Security.

            (d)   If this Security is to be repurchased only in part, it shall be surrendered to the Company at the Designated Office (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the holder hereof), and the
Company shall execute and deliver to the holder, without service charge, a new
Security or Securities, containing terms and conditions identical to those contained herein and in a principal amount equal to and in exchange for the unrepurchased portion of the principal of this Security.

                                      -20-

            (e)   For purposes of this SECTION 7:

                  (1)   the term "beneficial owner" shall be determined in
accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act;

                  (2)   a "CHANGE IN CONTROL" shall be deemed to have occurred
at the time, after the original issuance of this Security, of:

                        (i)   the acquisition by any Person (including, for
purposes of this SECTION 7, any group of two or more persons or entities acting together as contemplated by Section 14(d) of the Exchange Act) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors (any shares of voting stock of which such Person is the beneficial owner that are not then outstanding being deemed outstanding for purposes of calculating such percentage) other than any such acquisition by the Company or any employee benefit plan of the Company; or

                        (ii)  any consolidation or merger of the Company with or
into, any other Person, any merger of another Person with or into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the assets of the Company to another Person (other than (a)
any such transaction pursuant to which holders of Common Stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly,
50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving
Person immediately after such transaction and (b) any merger (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding Common Stock or (y) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding Common Stock into solely shares of common stock);

                        (iii) "REPURCHASE PRICE" means the sum of (a) 100% of
the principal amount of this Security to be repurchased pursuant to this SECTION
7 and (b) accrued and unpaid interest on this Security to the date of payment.

8.    OTHER.

            (a)   No provision of this Security shall alter or impair the
obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, if any, on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to cause the conversion of this Security as herein provided.

            (b)   The Company will give prompt written notice to the holder of this Security of any change in the location of the Designated Office.

            (c)   Any notice hereunder to the Company or to the holder of this
Security shall be given in the manner set forth in Section 10.1 of the Purchase
Agreement.

                                      -21-

            (d)   This Security and the Common Stock issuable upon conversion of this Security have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction. Neither this Security nor the Common Stock issuable upon conversion of this Security nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of (a "TRANSFER") in the absence of such registration or unless such transaction is exempt from, or not subject to, registration. The holder by its acceptance of this Security or the Common Stock issuable upon conversion of this Security agrees that it shall not offer, sell, assign, transfer, pledge, encumber or otherwise dispose of this Security or any portion thereof or interest therein (other than with respect to a Transfer of the Common Stock issuable upon conversion of this Security (i) pursuant to a registration statement that is effective at the time of such Transfer or (ii)
pursuant to an exemption from the registration requirements of the Securities
Act).

            (e)   Upon receipt by the Company of evidence reasonably
satisfactory to it of the loss, theft, destruction or mutilation of this
Security, and in the case of loss, theft or destruction, receipt of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the
Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Security, if mutilated, the Company will deliver a new
Security of like tenor and dated as of such cancellation, in lieu of such
Security.

            (f)   The holder represents that it is an "accredited investor"
within the meaning of Rule 501 of the Securities Act. The holder has been advised that this Security has not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless it is registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Subject to
SECTION 8(G), the holder is aware that the Company is under no obligation to effect any such registration or to file for or comply with any exemption from registration. The holder has not been formed solely for the purpose of making this investment and is acquiring the Security for its own account for investment, and not with a view to, or for resale in connection with, the distribution thereof.

            (g)   The shares of Common Stock issuable upon conversion of this
Security are subject to that certain Registration Rights Agreement, dated as of
July 15, 2002, between the Company and the holder of this Security.

            (h)   The Company (i) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon conversion of this Security;
and (ii) will not take any action which results in any adjustment of the
Conversion Rate, if after giving effect to such action, the total number of shares of Common Stock issuable after the conversion of all of the outstanding principal amount of this Security would exceed the total number of shares of
Common Stock authorized by the Company's certificate of incorporation and available for the purpose of issuance upon such conversion.

            (i)   In the case of an Event of Default, the Company, to the extent permitted by law, waives presentment, demand, notice, protest and all other demands or notices in connection with the enforcement of this Security.

                                      -22-

            (j)   In case any one or more of the provisions contained in this
Security shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Security, but this Security shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

            (k)   No failure on the part of the holder to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the holder from time to time.

            (l)   Any provision of this Security may be amended, waived or
modified upon the written consent of Company and the holder of this Security.
The holder of this Security by its acceptance hereof acknowledges and agrees that the subordination provisions of this instrument are for the benefit of the holders of the Senior Indebtedness and that, accordingly, no provision of
SECTION 5 hereof may be amended or otherwise modified without the prior written consent of each holder of Senior Indebtedness at such time outstanding.

        (M) THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE
WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO
PRINCIPLES OF CONFLICTS OF LAW.

        (N) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY
MAY BE BROUGHT ONLY IN THE COURTS OF THE COUNTY OF LOS ANGELES, IN THE STATE OF
CALIFORNIA OR ANY COURT OF THE UNITED STATES OF AMERICA FOR THE CENTRAL DISTRICT
OF CALIFORNIA, AND, EACH OF THE COMPANY AND THE HOLDER OF THIS SECURITY HEREBY
ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND
UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF THE COMPANY
AND THE HOLDER OF THIS SECURITY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY
OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON
CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH
ACTION OR PROCEEDING IN SUCH JURISDICTION. EACH OF THE COMPANY AND THE HOLDER OF
THIS SECURITY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF SUCH
COURTS IN ANY SUCH ACTION OR PROCEEDING.

            (o)   The Company agrees to pay to the holder of this Security all expenses (including, without limitation, the reasonable fees and disbursements of counsel) incurred by the holder solely with respect to the enforcement of this Security and the collection of any and all amounts owed to the holder hereunder.

         [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                                      -23-

      IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

      Dated: ________, 2002

                                           CATAPULT COMMUNICATIONS CORPORATION

                                           By:    /s/ Richard A. Karp
                                                  ------------------------------

                                           Name:  Richard A. Karp

                                           Title: President and Chief Executive
                                                  Officer

  SIGNATURE PAGE TO CONVERTIBLE CASH NOTE ISSUED BY CATAPULT

                       CONVERSION NOTICE

      The undersigned holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof
(which is an integral multiple of $1,000) below designated, into Common Stock in accordance with the terms of this Security, and directs that such shares, together with a check in payment for any fractional share and any Security representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If Common Stock is to be registered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

                                              Dated: _____________________

                                              TEKELEC

                                              By:___________________________
                                              Name:
                                              Title:

If shares are to be registered in the name of a Person other than the holder, please print such Person's name and address:

-------------------------
Name

-------------------------
Address

-------------------------
Social Security or other Taxpayer Identification Number, if any

If only a portion of the Security is to be converted, please indicate:

1. Principal amount to be converted: $___________

2. Principal amount of Security representing unconverted principal amount to be issued:

         Amount: $________

                           EXHIBIT C

                FORM OF CONVERTIBLE STOCK NOTE

THIS INSTRUMENT AND THE COMMON STOCK ISSUABLE UPON ITS CONVERSION HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES
ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT
PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR
PURSUANT TO THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND IN ACCORDANCE
WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

         CATAPULT COMMUNICATIONS INTERNATIONAL LIMITED

           2% CONVERTIBLE SUBORDINATED NOTE DUE 2004

No. ___                                                         U.S. $10,000,000

            Catapult Communications International Limited, a company organized under the laws of Ireland (the "COMPANY"), for value received, hereby promises to pay to Tekelec, a California corporation, the lesser of Ten Million U.S.
Dollars ($10,00,000) or the outstanding principal balance hereof, on [24 MONTHS
FROM CLOSING DATE], 2004 (the "MATURITY DATE"), and to pay interest thereon, at the rate of 2% per annum until the principal hereof is paid in full. Payment of interest and all other amounts payable in cash with respect to this Instrument shall be made by wire transfer to the holder, provided that if the holder shall not have furnished wire instructions in writing to the Company on or prior to the second Business Day immediately preceding the date on which the Company makes such payment, such payment may be made by U.S. Dollar check mailed to the address of the holder as such address appears in the Company security register
(or to any address subsequently provided in writing by the holder to the Company for purposes of payment hereunder). This 2% Convertible Subordinated Note Due
2004 (this "INSTRUMENT") is being issued in connection with that certain Asset
Purchase Agreement, dated as of July 15, 2002 (the "PURCHASE AGREEMENT"), by and between Catapult Communications Corporation (the "PARENT") and Tekelec. The
Parent has guaranteed the obligations of the Company under this Instrument pursuant to that certain Subordinated Guaranty, dated as of July 15, 2002 (the
"GUARANTY"). Capitalized terms used and not otherwise defined herein, shall have the respective meanings given to those terms in SECTION 6 hereof.

1.    PAYMENT TERMS.

            (a)   On the Maturity Date and upon the surrender of this Instrument to the Company, at c/o Catapult Communications Corporation, 160 South Whisman
Road, Mountain View, CA 94041, Attention Chief Operating Officer (or such other office within the United States as shall be designated by the Company to the holder hereof) (the "DESIGNATED OFFICE"), the Company shall pay the outstanding principal balance of this Instrument, in any combination of the following: (A)
U.S. Dollars and/or (B) Common Stock, provided that each share of Common Stock
(as hereinafter defined) transferred to the holder of this Instrument in lieu of a cash payment pursuant to this

provision shall be valued at the AVWAP TIMES 0.825, together with all accrued and unpaid interest thereon, in U.S. Dollars.

            (b)   At any time, the Company may elect to pre-pay outstanding
principal amounts due hereunder by setting-off, in accordance with the terms of the Purchase Agreement, Indemnification Set-Off Amounts (as such term is defined in the Purchase Agreement) due the Parent pursuant to the Purchase Agreement against the outstanding principal payment obligations due hereunder. The Company shall give to the holder of this Instrument written notice of the application of any such Indemnification Set-Off Amount within three Business Days after the date thereof. Any Indemnification Set-Off Amounts set-off against principal obligations under this Instrument shall be applied dollar for dollar in satisfaction of such principal obligations, without penalty or premium.

            (c)   Interest shall be computed based on the actual number of days elapsed.

            (d)   Except as expressly provided in SECTION 1(B) herein, the
Company shall not have any right to prepay any amounts owed hereunder to the holder of this Instrument.

2.    CONVERSION.

            (a)   (1) Provided that there are no unresolved claims for losses incurred by the Parent pursuant to the indemnification provisions of Section 8 of the Purchase Agreement, the holder of this Instrument is entitled at any time after [12 MONTHS FROM CLOSING DATE], 2003 and from time to time before the close of business on the Maturity Date, to convert the principal amount of this
Instrument (or any portion of the principal amount hereof that is an integral multiple of $1,000), into fully paid and nonassessable Common Stock (calculated as to each conversion to the nearest 1/100 of a share) of the Parent at the rate of ________1 shares of Common Stock for each $1,000 principal amount of
Instrument (or at the then current adjusted rate if an adjustment has been made as provided below) (the "CONVERSION RATE") by surrender of this Instrument, duly endorsed or assigned to the Company or in blank to the Company at the Designated
Office, accompanied by written notice to the Company, in the form attached hereto, that the holder hereof elects to convert this Instrument (or if less than the entire principal amount hereof is to be converted, specifying the portion hereof to be converted). If the holder elects to exercise its conversion right hereunder, then the Company shall, within five (5) Business Days after receipt of written notice of such election, deliver or cause to be delivered to the holder at the address specified by the holder to the Company in the conversion notice a certificate or certificates for the Common Stock issued upon such conversion and any replacement Instrument issued as a result of any partial conversion of this Instrument.

                  (2)   Upon surrender of this Instrument for conversion, the
holder will be entitled to payment in cash within three (3) Business Days thereafter of the interest accrued on the

-------------------------

     1 The conversion rate shall equal the greater of (i) 1000/(the arithmetic average of the daily volume weighted average prices for the Common Stock, as reported by Bloomberg L.P., for each the five (5) consecutive Trading Days ending on the second Trading Day immediately prior to the date of issuance of this Instrument)(1.25) or (ii) 1000/16.

                                      -2-

principal amount of this Instrument then being converted and unpaid to such date of conversion (a "COMPANY CONVERSION DATE").

                  (3)   Subject to SECTION 2(B) below, no payment or adjustment
is to be made on conversion for dividends on the Common Stock issued on conversion hereof. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest, the
Company shall pay a cash adjustment, computed on the basis of the Closing Price of the Common Stock on the Trading Day immediately prior to the Company
Conversion Date, or, at its option, the Company shall round up to the next higher whole share.

                  (4)   In the event that the conversion of this Instrument into
shares of Common Stock would require the Parent and the holder of this
Instrument to file notification and report forms with the Federal Trade
Commission (the "FTC") and Antitrust Division of the Department of Justice (the
"DOJ") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as
amended (the "HSR ACT"), then (i) the holder of this Instrument shall, and the
Company shall cause the Parent to use best efforts to complete all applicable filings and provide all necessary information as required pursuant to the HSR
Act, and (ii) the holder of this Instrument and the Company agree that such conversion of this Instrument into shares of Common Stock shall not occur until such time as the required filings are made pursuant to the HSR Act and the required waiting period(s) have expired or early termination of the required waiting period(s) has been granted by the FTC or the DOJ. The Parent and the holder will each bear their own respective filing fees for any filings made pursuant to the HSR Act, and the Company shall cause the Parent to pay any such fees to be borne by it.

      The Company shall, if the holder so elects, and within the time period prescribed in SECTION 2(A)(1) hereof, deliver or cause to be delivered the
Common Stock issuable upon conversion of this Instrument to any third party or parties designated by the holder, subject to compliance with SECTIONS 2(F), 8(D)
and 8(F) hereof.

            (b)   The Conversion Rate will be subject to adjustments from time to time as follows:

                  (1)   In case the Parent shall pay or make a dividend or other
distribution on Common Stock of the Parent payable in Common Stock, the
Conversion Rate in effect at the opening of business on the day following the
Determination Date (as hereinafter defined) for such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such Determination Date and the denominator shall be the sum of such number of shares of Common Stock and the total number of shares of Common Stock constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following such Determination Date. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include
Common Stock held in the treasury of the Parent but shall include Common Stock issuable in respect of scrip certificates issued in lieu of fractions of Common
Stock. The Parent will not pay any dividend or make any distribution on Common
Stock held in the treasury of the Parent.

                                      -3-

                  (2)   In case the Parent shall issue rights, options or
warrants to all holders of its Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (7) of this SECTION 2(B)) of the
Common Stock on the Determination Date for such distribution, the Conversion
Rate in effect at the opening of business on the day following such
Determination Date shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such Determination Date plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on such
Determination Date plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following such Determination Date. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include Common Stock held in the treasury of the Parent but shall include Common Stock issuable in respect of scrip certificates issued in lieu of fractions of Common Stock. The Parent will not issue any rights, options or warrants in respect of Common Stock held in the treasury of the
Parent. Upon the expiration of any right, option or warrant to purchase Common
Stock the issuance of which resulted in an adjustment to the Conversion Rate pursuant to this paragraph (2) of SECTION 2(B), if any such right, option or warrant shall expire and shall not have been exercised, the Conversion Rate shall immediately upon such expiration be recomputed to the Conversion Rate which would have been in effect had the adjustment of the Conversion Rate made upon the issuance of such right, option or warrant been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such right, option and warrant actually exercised.

                  (3)   In case outstanding Common Stock shall be subdivided
into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (4)   In case the Parent shall, by dividend or otherwise,
distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, or other property (including securities, but excluding (i) any rights, options or warrants referred to in paragraph (2)
of this SECTION 2(B), (ii) any dividend or distribution paid exclusively in cash, (iii) any dividend or distribution referred to in paragraph (1) of this
SECTION 2(B) and (iv) any merger or consolidation to which SECTION 2(H) applies
(the "DISTRIBUTED PROPERTY"), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the Determination Date for such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (7) of this SECTION 2(B))
of the Common Stock on such Determination Date less the then

                                      -4-

fair market value (as determined in good faith by the Board of Directors of the
Parent in accordance with the provisions of this paragraph 4 of SECTION 2(B)) of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such
Determination Date; provided, however, that if the Distributed Property consists of shares of capital stock of a Subsidiary, the Parent may, at its option and in lieu of the foregoing adjustment to the Conversion Rate, elect to make adequate provision so that the holder of this Instrument shall have the right to receive upon conversion the amount of such shares of capital stock that such holder of this Instrument would have received if such holder of this Instrument had converted such Instrument on the record date. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (4) by reference to the actual or when issued trading market for any securities constituting such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share pursuant to paragraph (7) of this SECTION 2(B).

      In the event the Parent implements a stockholder's rights plan (a "RIGHTS
PLAN"), upon conversion of this Instrument into Common Stock, to the extent that the Rights Plan is still in effect upon such conversion, the holder of this
Instrument will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan.
Any distribution of rights or warrants pursuant to the Rights Plan in compliance with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this SECTION 2(B).

      Rights or warrants distributed by the Parent to all holders of Common
Stock entitling the holders thereof to subscribe for or purchase shares of the
Parent's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events
("TRIGGER EVENT"): (i) are deemed to be transferred with such shares of Common
Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this SECTION 2(B) (and no adjustment to the Conversion Rate under this SECTION 2(B) will be required) until the occurrence of the earliest Trigger
Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion
Rate shall be made under this SECTION 2(B). If any such right or warrant, including any such existing rights or warrants distributed prior to the original issue date of this Instrument, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger
Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this section was made, (x) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion
Rate shall be readjusted upon such final redemption or repurchase to give effect to

                                      -5-

such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and
(y) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

                  (5)   In case the Parent shall, by dividend or otherwise,
distribute to all holders of its Common Stock cash (excluding any cash that is distributed as part of a distribution referred to in paragraph (4) of SECTION
2(B)) in an aggregate amount that, combined with (I) the aggregate amount of any other cash distributions to all holders of its Common Stock made exclusively in cash within the twelve (12) months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph
(5) of SECTION 2(B) has been made and (II) the aggregate of any cash plus the fair market value (as determined by the Parent's Board of Directors, whose determination shall be conclusive and described in a board resolution) of consideration payable in respect of any tender offer by the Parent or any of its subsidiaries for all or any portion of the Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (6) of SECTION 2(B) has been made (the "combined cash and tender amount"), exceeds ten percent (10%) of the product of the current market price per share of the Common Stock
(determined as provided in paragraph (7) of this SECTION 2(B)) on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date
(the "aggregate current market price"), then, and in each such case, immediately after the close of business on such date for determination, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the current market price per share of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined cash and tender amount over ten percent (10%) of such aggregate current market price divided by (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the current market price per share of the Common Stock on such date for determination.

                  (6)   In case of a tender offer made by the Parent or any
Subsidiary of the Parent for all or any portion of the Common Stock shall expire and such tender offer or exchange (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Parent's Board of Directors, whose determination shall be conclusive and described in a board resolution), that combined together with (I) the aggregate of the cash plus the fair market value (as determined by the Parent's Board of
Directors, whose determination shall be conclusive and described in a board resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer by the
Parent or any Subsidiary of the Parent for all or any portion of the Common
Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment

                                      -6-

pursuant to this paragraph (6) of SECTION 2(B) has been made and (II) the aggregate amount of any cash distributions to all holders of the Parent's Common
Stock within twelve (12) months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (5)
of SECTION 2(B) has been made (the "combined tender and cash amount") exceeds ten percent (10%) of the product of the current market price per share of the
Common Stock (determined as provided in paragraph (7) of this SECTION 2(B)) as of the last time (the "EXPIRATION TIME") tenders or exchange could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered or exchange shares) as of the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration
Time, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate immediately prior to close of business on the date of the Expiration Time by a fraction (i) the numerator of which shall be equal to (A) the product of (I) the current market price per share of Common Stock on the date of the Expiration Time multiplied by (II) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less (B) the combined tender and cash amount, and (ii) the denominator of which shall be equal to the product of (A) the current market price per share of the Common Stock as of the
Expiration Time multiplied by (B) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) as of the Expiration
Time less the number of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to and any such maximum, being referred to as the "PURCHASED SHARES").

                  (7)   For the purpose of any computation under paragraphs (2),
(4), (5) or (6) of this SECTION 2(B), the current market price per share of
Common Stock on any date shall be calculated by the Parent and be deemed to be the average of the daily Closing Prices for the ten (10) consecutive Trading
Days before the earlier of (i) the day in question and (ii) the day before the
"ex" date with respect to the issuance or distribution requiring such computation or, if such Closing Prices are not available, then such current market price shall be deemed to be such value as is determined in good faith by the Board of Directors of the Parent, whose determination shall be conclusive and described in a board resolution. For purposes of this paragraph, the term
"ex date", when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

                  (8)   No adjustment in the Conversion Rate shall be required
unless such adjustment (plus any adjustments not previously made by reason of this paragraph (8)) would require an increase or decrease of at least one percent (1%) in such rate; provided, however, that any adjustments which by reason of this paragraph (8) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this SECTION 2 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  (9)   The Company may make such increases in the Conversion
Rate, for the remaining term of this Instrument or any shorter term, in addition to those required by paragraphs (1), (2), (3), (4), (5) and (6) of this Section
2(b) as it considers to be advisable in order to avoid or diminish any income tax to any holders of Common Stock resulting from any dividend or

                                      -7-

distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

            (c)   Whenever the Conversion Rate is adjusted as provided in
SECTION 2(B), the Company shall or shall cause the Parent to compute the adjusted Conversion Rate in accordance with SECTION 2(B) and shall promptly prepare a certificate which will be signed by the chief financial officer of the
Parent setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and the Company shall or shall cause the Parent, within 15 Business Days following such adjustment, to deliver such certificate to the holder of this Instrument.

            (d)   In case:

                  (1)   the Parent shall declare a dividend or other
distribution on its Common Stock that would require any adjustment pursuant to
SECTION 2(B); or

                  (2)   the Parent shall authorize the granting to the holders
of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                  (3)   of any reclassification of the Common Stock of the
Parent, or of any consolidation, merger or share exchange to which the Parent is a party and for which approval of any shareholders of the Parent is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of the Parent; or

                  (4)   of the voluntary or involuntary dissolution, liquidation
or winding up of the Parent; or

                  (5)   the Parent or any Subsidiary shall commence a tender
offer for all or a portion of the Parent's outstanding Common Stock (or shall amend any such tender offer);

then the Company shall or shall cause the Parent to deliver to the holder of this Instrument, at least twenty (20) days (or ten (10) days in any case specified in clause (1) or (2) above) prior to the applicable record, expiration or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, (y) the date on which the right to make tenders under such tender offer expires or (z) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up.
Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (1) through (5) of this SECTION 2(D).

                                      -8-

            (e)   The Company shall cause the Parent at all times to reserve and keep available, free from preemptive rights, out of its authorized but unissued
Common Stock, for the purpose of effecting the conversion of this Instrument, the full number of shares of Common Stock then issuable upon the conversion of this Instrument, without regard to any limitations on conversion.

            (f)   Except as provided in the next sentence, the Company will pay any and all taxes and duties that may be payable in respect of the issue or delivery of Common Stock on conversion of the Instrument. The Company shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that of the holder of this Instrument, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the
Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

            (g)   The Company shall cause, and shall ensure that Parent causes, all Common Stock which may be delivered upon conversion of this Instrument, upon such delivery, to have been duly authorized and validly issued and will be fully paid and nonassessable (and shall be issued out of the Parent's authorized but unissued shares of Common Stock) and, except as provided in SECTION 2(F), the
Company will pay all taxes, liens and charges with respect to the issue thereof.

            (h)   In case of any recapitalization or reclassification of the
Common Stock (other than a change in par value, or as a result of a subdivision or combination covered by paragraph (3) of SECTION 2(B)), or any consolidation of the Parent with any other Person, any merger of the Parent into another
Person or of another Person into the Parent (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of the outstanding Common Stock), or any conveyance, sale, transfer or lease of all or substantially all of the properties and assets of the Parent (collectively, a
"CAPITAL REORGANIZATION"), the Parent or the Person formed by such Capital
Reorganization, as the case may be, shall execute and deliver to the holder of this Instrument a supplemental agreement providing that such holder has the right thereafter, during the period this Instrument shall be convertible as specified in SECTION 2(A), to convert this Instrument only into the kind and amount of securities, cash and other property receivable upon such Capital
Reorganization by a holder of the number of shares of Common Stock of the Parent into which this Instrument might have been converted immediately prior to such
Capital Reorganization, assuming such holder of Common Stock of the Parent (i)
is not a Person with which the Parent consolidated, into which the Parent merged or which merged into the Parent or to which any conveyance, sale, transfer or lease was made, as the case may be (a "CONSTITUENT PERSON"), or an Affiliate of a Constituent Person and (ii) failed to exercise its rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Capital Reorganization (provided that if the kind or amount of securities, cash and other property receivable upon such Capital Reorganization is not the same for each share of Common Stock of the Parent held immediately prior to such
Capital Reorganization by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purpose of this SECTION 2(H) the kind and amount of securities, cash and other property receivable upon such
Capital Reorganization by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the
Non-electing Shares). Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such

                                      -9-

supplemental agreement, shall be equivalent to the adjustments provided for in this SECTION 2. The above provisions of this SECTION 2(H) shall similarly apply to successive Capital Reorganizations. If this Section 2(h) applies to any event or occurrence, then the other provisions of SECTION 2(B) shall not apply.

            (i)   The Company will cause the Parent to take all necessary
actions to list the Common Stock required to be issued and delivered upon conversion of this Instrument, on each national securities exchange on which outstanding Common Stock of the Parent is listed or quoted, or if the Common
Stock is not then listed on any securities exchange, to qualify the Common Stock for quotation on the Nasdaq National Market or such other inter-dealer quotation system, if any, on which the Common Stock is then quoted. The Company represents and warrants that, as of the date hereof, the Common Stock is qualified for quotation on the Nasdaq National Market.

3.    EVENTS OF DEFAULT.

            (a)   "EVENT OF DEFAULT", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1)   default in the payment of principal on this Instrument
when due on the Maturity Date or on any Repurchase Date; or

                  (2)   default in the payment of any interest on this
Instrument when it becomes due and payable, including without limitation on any
Repurchase Date; or

                  (3)   default in the performance, or breach, of any other
covenant of the Company (other than a covenant the default in the performance or breach of which is specifically dealt with elsewhere in this SECTION 3(A)) and, in the case only of defaults and breaches which are capable of being cured, continuance of such default or breach for a period of 40 days after there has been given, by registered or certified mail, to the Company by the holder of this Instrument a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "NOTICE OF DEFAULT"
hereunder; or

                  (4)   commencement of an involuntary case, petition or other
proceeding against the Company or Parent seeking liquidation, receivership, examinership, reorganization, assignment, adjustment or composition of or in respect to the Company or Parent or other relief with respect to it or its debts under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, examiner, liquidator, custodian or other similar official of it or any substantial part of its assets, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 60 consecutive days or anything analogous thereto occurring in the case of the Company pursuant to the laws of the jurisdiction where the Company is incorporated and constituted; or

                  (5)   the commencement by the Company or Parent of a voluntary
case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other

                                      -10-

similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or to be wound up, or the consent by the Company or Parent to the entry of a decree or order for relief in respect of the Company or Parent in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against either the Company or
Parent, or the filing by either the Company or Parent of a petition or answer or consent seeking reorganization or similar relief under any applicable Federal or
State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, examiner, liquidator, assignee, trustee, sequestrator or other similar official of the
Company or Parent or of any substantial part of the property of the Company or
Parent, or the making by either the Company or Parent of an assignment for the benefit of creditors, or the admission by either the Company or Parent in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or Parent in furtherance of any such action or anything analogous thereto occurring in the case of the Company pursuant to the laws of the jurisdiction where the Company is incorporated and constituted; or

                  (6)   the failure by the Company to duly observe or perform
any of the covenants on the part of the Company in the Convertible Cash Note [or the failure by the Parent to duly observe or perform any of the covenants on the part of the Parent in the Convertible Cash Note issued by the Parent,]2 and, in the case only of defaults and breaches which are capable of being cured, continuance of such default or breach for a period of 40 days after there has been given to the Company by the holder of this Instrument a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under this Instrument; or

                  (7)   the liquidation, examinership, winding up or dissolution
of the Company or Parent and in the case of the Company, its receivership or examination.

            (b)   If an Event of Default (other than an Event of Default
specified in SECTIONS 3(A)(4) or 3(A)(5)) occurs and is continuing, then in every such case the holder of this Instrument may declare the principal hereof to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal and all accrued interest thereon shall become immediately due and payable. If an Event of Default specified in SECTIONS
3(A)(4) or 3(A)(5) occurs and is continuing with respect to the Company or
Parent, the principal of, and accrued interest on, this Instrument shall ipso facto become immediately due and payable without any declaration or other act of the holders.

4.    CONSOLIDATION, MERGER, ETC.

(a) The Company shall not (so far as it is able) consolidate with or merge into any other Person, or (so far as it is able) register the transfer of any shares in its share register with respect to any such consolidation or merger, or directly or indirectly, convey, transfer, sell or lease

-------------------------------

     2 If the Parent issues a Convertible Cash Note, then that Note should also be added to this provision.

                                      -11-

all or substantially all of its properties and assets to any Person, and the
Company shall not permit any Person to consolidate with or merge into the
Company or, directly or indirectly, convey, transfer, sell or lease all or substantially all of its properties and assets to the Company, unless:

                  (1)   in case the Company shall consolidate with or merge into
another Person or convey, transfer, sell or lease all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or sale, or which leases, all or substantially all the properties and assets of the Company shall be a corporation, limited liability company, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume, if other than the Company , by an agreement supplemental hereto, executed and delivered to the holder of this Instrument in form satisfactory to the holder, the due and punctual payment of the principal of and any interest on this Instrument and the performance or observance of every covenant of this Instrument on the part of the Company to be performed or observed, including the conversion rights provided herein;

                  (2)   immediately after giving effect to such transaction, no
Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

            (b)   Upon any consolidation of the Company with, or merger of the
Company into, any other Person, or transfer of a controlling interest in the
Company, or any conveyance, transfer, sale or lease of all or substantially all of the properties and assets of the Company in accordance with SECTION 4(A), the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer, sale or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Instrument with the same effect as if such successor
Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Instrument.

5.    SUBORDINATION.

            (a)   The Company covenants and agrees, and the holder of this
Instrument by its acceptance hereof likewise covenants and agrees, that this
Instrument is subject to the provisions of this SECTION 5; and each Person holding this Instrument, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

      The payment of the principal of, premium, if any, and interest on this
Instrument shall, to the extent and in the manner hereinafter set forth, be subordinated to the prior payment in full, in cash or in such other form of payment as may be acceptable to the holders of Senior Indebtedness, of all
Senior Indebtedness, whether outstanding at the date of original issuance of this Instrument or thereafter incurred or created.

      No provision of this SECTION 5 shall prevent the occurrence of any default or Event of Default under this Instrument.

                                      -12-

            (b)   PAYMENTS TO HOLDERS. No payment shall be made with respect to the principal of, or premium, if any, or interest on this Instrument, if:

                  (1)   a default in the payment of principal, premium, if any,
or interest or other payment due on Senior Indebtedness occurs and is continuing beyond any applicable period of grace (a "PAYMENT DEFAULT"); or

                  (2)   a default, other than a Payment Default, occurs and is
continuing with respect to Designated Senior Indebtedness that then permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the holder of this Instrument and the Company receive a written notice of such default (a "PAYMENT BLOCKAGE NOTICE") from a representative of Designated Senior Indebtedness or a holder of Designated
Senior Indebtedness (a "NON-PAYMENT DEFAULT") and each such period during which payments in respect of this Instrument are so prohibited is referred to as a
"PAYMENT BLOCKAGE PERIOD."

      The Company may and shall resume payments on this Instrument in the case of a Payment Default, on the date upon which such default is cured or waived or ceases to exist. The Company may and shall resume payments on this Instrument, and the applicable Payment Blockage Period shall terminate, in the case of a
Non-Payment Default, on the earliest to occur of the following dates: (w) the date upon which such Non-Payment Default is cured or waived or otherwise ceases to exist; (x) 179 days after the date of receipt by the holder of this
Instrument of such Payment Blockage Notice (provided the Senior Indebtedness shall not theretofore have been accelerated and provided further, that upon the rescission (if any) of such acceleration, payments in respect of this Instrument shall resume as and to the extent set forth below); (y) the date on which the
Senior Indebtedness shall have been discharged or paid in full; or (z) the date on which such Payment Blockage Period shall have been terminated by written notice to the Company or the holder of this Instrument from the holder of Senior
Indebtedness who delivered the Payment Blockage Notice or its representative, and after which, in the case of clauses (w) through (z), the Company shall resume making any and all required payments in respect of this Instrument, including any payments not made during the Payment Blockage Period.

      At any time (i) after the occurrence of a Payment Default and until the conditions described in the first sentence of the previous paragraph are satisfied, or (ii) after the receipt of a Payment Blockage Notice by the holder of this Instrument and the Company and until the termination of the Payment
Blockage Period, the holder of this Instrument shall have no right to accelerate the maturity of the amounts due under this Instrument or otherwise demand payment thereof, enforce any claim with respect to the amounts due under this
Instrument, institute or attempt to institute any bankruptcy or insolvency proceedings against the Company or the Company's property without the prior written consent of each holder of Senior Indebtedness, until the first to occur of (a) acceleration of the Senior Indebtedness; or (b) commencement of judicial enforcement of any rights or remedies under the documents evidencing the Senior
Indebtedness of applicable law with respect to the Senior Indebtedness or the documents evidencing the Senior Indebtedness, or commencement of a proceeding of the nature described in SECTIONS 3(A)(4) or 3(A)(5) above (each, an "INSOLVENCY
PROCEEDING"), except to the extent (but only to such extent) that the commencement of a legal action may be required to toll the running of any applicable statute of limitation.

                                      -13-

      No new period of payment blockage may be commenced pursuant to a Payment
Blockage Notice unless at least 365 days shall have elapsed since the Company's receipt of the immediately prior Payment Blockage Notice. No default (whether or not such event of default is on the same issue of Designated Senior
Indebtedness) that existed or was continuing on the date of delivery of any
Payment Blockage Notice to the holder of this Instrument shall be, or be made, the basis for a subsequent Payment Blockage Notice.

      If payment of this Instrument is accelerated because of an Event of
Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

      Notwithstanding the foregoing, in the event that the holder of this
Instrument receives any payment or distribution of assets of the Company of any kind in contravention of any term of this SECTION 5, whether in cash, property or securities, including, without limitation, by way of setoff or otherwise, before all Senior Indebtedness is paid in full, in cash or such other form of payment as may be acceptable to the holders of Senior Indebtedness, then such payment or distribution shall be held by the recipient or recipients in trust for the benefit of, and shall promptly be paid over or delivered to, the holders of Senior Indebtedness or their respective representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to make payment in full, in cash or such other form of payment as may be acceptable to the holders of Senior Indebtedness, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of such Senior Indebtedness.

            (c)   BANKRUPTCY AND DISSOLUTION, ETC. Upon any payment by the
Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors or members upon any dissolution, winding-up, liquidation, reorganization, receivership, examinership or other proceeding of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, examinership, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, in cash or in such other form of payment as may be acceptable to the holders of Senior Indebtedness, before any payment is made on account of the principal or premium, if any, and interest on this Instrument; and upon any such dissolution, winding-up, liquidation or reorganization or bankruptcy, insolvency, receivership, examinership or other such proceedings, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of this Instrument would be entitled, except for the provisions of this SECTION 5, shall (except as aforesaid) be paid by the Company or by any receiver, examiner, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holder of this Instrument if received by it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their respective representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all
Senior Indebtedness in full in cash or in such other form of payment as may be acceptable to the holders of Senior Indebtedness after giving effect to any concurrent payment or distribution to

                                      -14-

or for the holders of Senior Indebtedness, before any payment or distribution is made to the holder of this Instrument.

      Notwithstanding the foregoing, in the event that the holder of this
Instrument receives any payment or distribution of assets of the Company of any kind in contravention of any term of this Instrument, whether in cash, property or securities, including, without limitation, by way of setoff or otherwise, before all Senior Indebtedness is paid in full, in cash or such other form of payment as may be acceptable to the holders of Senior Indebtedness, then such payment or distribution shall be held by the recipient or recipients in trust for the benefit of, and shall promptly be paid over or delivered to, the holders of Senior Indebtedness or their respective representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to make payment in full, in cash or such other form of payment as may be acceptable to the holders of Senior Indebtedness, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of such Senior Indebtedness.

      For purposes of SECTION 5(B) hereof and this SECTION 5(C), the words
"cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated (at least to the extent provided in this
SECTION 5 with respect to this Instrument) to the payment of all Senior
Indebtedness which may at the time be outstanding. The consolidation of the
Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in SECTION 4 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this SECTION 5(C) if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated
in SECTION 4.

            (d)   SUBROGATION. Subject to the payment in full in cash, or in such other form of payment as may be acceptable to the holders of Senior
Indebtedness, of all Senior Indebtedness, the rights of the holder of this
Instrument shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this SECTION 5 (equally and ratably with the holders of all indebtedness of the
Company which by its express terms is subordinated to other indebtedness of the
Company to substantially the same extent as this Instrument is subordinated and is entitled to like rights of subrogation) to the rights of the holders of
Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of, and premium, if any, and interest on this Instrument shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holder of this Instrument would be entitled except for the provisions of this SECTION 5, and no payment over pursuant to the provisions of this
SECTION 5, to or for the benefit of the holders of Senior Indebtedness by holders of this Instrument, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the holder of this Instrument, be deemed to

                                      -15-

be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the holder of this Instrument pursuant to the subrogation provisions of this
SECTION 5, which would otherwise have been paid to the holders of Senior
Indebtedness shall be deemed to be a payment by the Company to or for the account of this Instrument. It is understood that the provisions of this SECTION
5 are and are intended solely for the purposes of defining the relative rights of the holder of this Instrument, on the one hand, and the holders of the Senior
Indebtedness, on the other hand.

      Nothing contained in this SECTION 5 or elsewhere in this Instrument is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the holder of this Instrument, the obligation of the Company, which is absolute and unconditional, to pay to the holder of this Instrument the principal of, and premium, if any, and interest on the Instrument as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of this Instrument and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of this Instrument from exercising all remedies otherwise permitted by applicable law upon default under this Instrument, subject to the rights, if any, under this SECTION 5 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

      Upon any payment or distribution of assets of the Company referred to in this SECTION 5, the holder of this Instrument shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation, reorganization, receivership or examinership proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the holder of this Instrument, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this SECTION
5.

            (e)   NOTICE. The Company shall give prompt written notice to the holder of this Instrument of any fact known to the Company which would prohibit the making of any payment of monies due in respect of this Instrument pursuant to the provisions of this SECTION 5.

      The holder of this Instrument shall be entitled to rely on the delivery to it of a written notice by a Person representing itself to be a holder of Senior
Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the holder of this Instrument determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this SECTION 5, the holder of this
Instrument may request such Person to furnish evidence to the reasonable satisfaction of the holder of this Instrument as to the amount of Senior
Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this SECTION 5, and if such evidence is not furnished the holder of this Instrument may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                                      -16-

            (f)   NO IMPAIRMENT OF SUBORDINATION. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Instrument, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

      Without in any way limiting the generality of the foregoing paragraph, the holders of the Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the holder of this Instrument, without incurring responsibility to the holder of this Instrument, and without impairing or releasing the subordination provided in this Instrument or the obligations of the holder of this Instrument to the holders of the Senior Indebtedness, do any one or more of the following: (a) change the manner, place, or terms of payment
(including any change in the rate of interest) or extend the time of payment of, or renew, amend, modify, alter, or grant any waiver or release with respect to, or consent to any departure from, any Senior Indebtedness or any instrument evidencing the same or any agreement evidencing, governing, creating, guaranteeing or securing any Senior Indebtedness; (b) sell, exchange, release, or otherwise deal with any property pledged, mortgaged or otherwise securing
Senior Indebtedness; (c) release any Person liable under or in respect of the
Senior Indebtedness; (d) fail or delay in the perfection of liens securing the
Senior Indebtedness; (e) exercise or refrain from exercising any rights against
Company and any other Person; or (f) amend, or grant any waiver or release with respect to, or consent to any departure from, any guarantee for all or any of the Senior Indebtedness.

            (g)   CERTAIN CONVERSIONS DEEMED PAYMENT. For the purposes of this
SECTION 5 only, (1) the issuance and delivery of junior securities in accordance with SECTION 1 or upon conversion of this Instrument in accordance with SECTION
2 shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest on this Instrument or on account of the purchase or other acquisition of this Instrument, and (2) the payment, issuance or delivery of cash (including cash paid for fractional shares upon conversion of this Instrument in accordance with SECTION 2), property or securities (other than junior securities) upon conversion of this Instrument in accordance with SECTION 2 shall be deemed to constitute payment on account of the principal of this Instrument. For the purposes of this SECTION 5, the term
"junior securities" means (a) shares of any stock of any class of the Company and (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, this Instrument is so subordinated as provided in this SECTION 5.
Nothing contained in this SECTION 5 or elsewhere in this Instrument is intended to or shall impair, as among the Company, its creditors other than holders of
Senior Indebtedness and the holder of this Instrument, the right, which is absolute and unconditional, of the holder of this Instrument to convert this
Instrument in accordance with SECTION 2.

      6.    DEFINITIONS. Unless otherwise defined in this Instrument, the following capitalized terms shall have the following respective meanings when used herein:

      "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the

                                      -17-

purposes of this definition, "control", when used with respect to any specified
Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "AVERAGING PERIOD" means the period of five consecutive Trading Days ending on the second Trading Day immediately prior to the Maturity Date.

      "AVWAP" means the arithmetic average of the daily volume weighted average prices for the Common Stock as reported by Bloomberg L.P. for each Trading Day in the Averaging Period.

      "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in the City of New York or
San Francisco, California are authorized or obligated by law or executive order to close or be closed.

      "CLOSING PRICE" means, with respect to the Common Stock of the Parent, for any day, the reported last sale price per share on the Nasdaq National Market, or, if the Common Stock is not admitted to trading on the Nasdaq National
Market, on the principal national securities exchange or inter-dealer quotation system on which the Common Stock is listed or admitted to trading, or if not admitted to trading on the Nasdaq National Market, or listed or admitted to trading on any national securities exchange or inter-dealer quotation system, the closing bid price per share in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Parent for that purpose.

      "COMMON STOCK" means the Common Stock, par value $0.001 per share, of the
Parent authorized at the date of this instrument as originally executed. Subject to the provisions of SECTION 2, shares issuable on conversion of this Instrument shall include only Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof;
PROVIDED, HOWEVER, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of this Instrument shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

      "CONVERTIBLE CASH NOTE" has the meaning given to such term in the Purchase
Agreement.

      "DESIGNATED SENIOR INDEBTEDNESS" means the Company's obligations under any
Senior Indebtedness with a principal amount in excess of Ten Million Dollars
($10,000,000) in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the
Company is a party) expressly provides that such Senior Indebtedness shall be
"Designated Senior Indebtedness" for purposes of this Instrument (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of
Designated Senior Indebtedness).

      "DETERMINATION DATE" means, in the case of a dividend or other distribution, including the issuance of rights, options or warrants, to shareholders, the date fixed for the determination of

                                      -18-

shareholders entitled to receive such dividend or other distribution and, in the case of a tender offer, the last time that tenders could have been made pursuant to such tender offer.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "FTC" has the meaning given to the term in SECTION 2(A)(4).

      "INDEBTEDNESS" means, with respect to any Person:

            (a)   All obligations, contingent or otherwise, of such Person (i)
      for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii)
      evidenced by a note, debenture, bond or written instrument (including a purchase money obligation), (iii) in respect of leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase such leased property; or (iv) in respect of letters of credit (including reimbursement obligations with respect thereto), local guarantees or bankers' acceptances;

            (b)   All obligations secured by a mortgage, pledge, lien,
      encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability;

            (c)   To the extent not otherwise included, all obligations of such
      Person under interest rate and currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements;

            (d)   All obligations of others of the type described in clauses
      (a), (b), or (c) above assumed by or guaranteed in any manner by such
      Person or in effect guaranteed by such Person through an agreement to purchase, contingent or otherwise (and the obligations of such Person under any such assumptions, guarantees or other such arrangements); and

            (e)   All obligations, contingent or otherwise, of such Person under or in respect of any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kinds described in any of the preceding clauses (a), (b),
      (c) or (d).

      "INSTRUMENT" has the meaning given to such term in the first paragraph hereof and also refers to any Instrument executed and delivered by the Company upon partial conversion or in exchange or replacement of this Instrument pursuant to SECTIONS 2 or 7(D) hereof.

                                      -19-

      "PERSON" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

      "RIGHTS PLAN" has the meaning given to such term in SECTION 2(B)(4).

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SENIOR INDEBTEDNESS" means, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with, (i) Indebtedness of the
Company, or with respect to which the Company is a guarantor, to banks, commercial finance lenders, insurance companies, or other lending institutions regularly engaged in the business of lending money, which is for money borrowed, whether or not secured, (ii) Indebtedness of the Company secured by assets of the Company, or (iii) any such Indebtedness or any debentures, notes or other evidence of Indebtedness issued in exchange for such Indebtedness identified in clause (i) or (ii) of this sentence, in each case to the extent incurred on an arm's length basis with non-Affiliates of the Company.

      "SUBSIDIARY" shall mean (a) any corporation of which more than 50% of the issued and outstanding equity securities having ordinary voting power to elect a majority of the board of directors of such corporation is at the time directly or indirectly owned or controlled by the Company, (b) any partnership, joint venture, limited liability company or other association of which more than 50%
of the equity interests having the power to vote, direct or control the management of such partnership, joint venture, limited liability company or other association is at the time directly or indirectly owned and controlled by the Company, and (c) any other entity included in the financial statements of the Company on a consolidated basis.

      "TRADING DAY" means (i) if the Common Stock is admitted to trading on the
Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; (ii) if the Common Stock is listed or admitted for trading on the
New York Stock Exchange or any other national securities exchange, a day on which such exchange is open for business; or (iii) if the Common Stock is not admitted to trading on the Nasdaq National Market or listed or admitted for trading on any national securities exchange or any other system of automated dissemination of quotation of securities prices, a day on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

      "U.S. DOLLARS" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

7.    RIGHT TO REQUIRE REPURCHASE.

            (a)   In the event that a Change in Control (as hereinafter defined)
shall occur, then the holder of this Instrument shall have the right, at such holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all or part of this

                                      -20-

Instrument (as provided hereinbelow) on the date (the "REPURCHASE DATE") that is
20 Business Days (or such longer period as required by applicable law) after the date on which the Company gives notice of such Change of Control to the holder of this Instrument, at a purchase price equal to the Repurchase Price (as hereinafter defined). The Company agrees to give the holder of this Instrument notice, in the manner provided in SECTION 8(C), of any Change in Control, promptly and in any event within three (3) Business Days after the occurrence thereof.

            (b)   To exercise a repurchase right, the holder shall deliver to the Company on or before the 5th Business Day prior to the Repurchase Date, together with this Instrument, written notice of the holder's exercise of such right, which notice shall set forth the name of the holder, the principal amount of this Instrument to be repurchased (and, if this Instrument is to be repurchased in part, the portion of the principal amount thereof to be repurchased) and a statement that an election to exercise the repurchase right is being made thereby. Such written notice shall be irrevocable, except that the right of the holder to convert this Instrument (or the portion hereof with respect to which the repurchase right is being exercised) shall continue until the close of business on the Business Day prior to the Repurchase Date.

            (c)   In the event a repurchase right shall be exercised in
accordance with the terms hereof, the Company shall pay or cause to be paid to the holder the Repurchase Price in cash on the Repurchase Date in the manner set forth in the introductory paragraph to this Instrument.

            (d)   If this Instrument is to be repurchased only in part, it shall be surrendered to the Company at the Designated Office (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, duly executed by the holder hereof), and the
Company shall execute and deliver to the holder, without service charge, a new
Instrument containing terms and conditions identical to those contained herein and in a principal amount equal to and in exchange for the unrepurchased portion of the principal of this Instrument.

            (e)   For purposes of this SECTION 7:

                  (1)   the term "beneficial owner" shall be determined in
accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act;

                  (2)   a "CHANGE IN CONTROL" shall be deemed to have occurred
at the time, after the original issuance of this Instrument, of:

            (i)   the acquisition by any Person (including, for purposes of this
SECTION 7, any group of two or more persons or entities acting together as contemplated by Section 14(d) of the Exchange Act) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company or the Parent entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Company or the Parent entitled to vote generally in the elections of directors (any shares of voting stock of which such Person is the beneficial owner that are not then outstanding being deemed outstanding for purposes of calculating such percentage) other than any

                                      -21-

such acquisition by the Company or the Parent or any employee benefit plan of the Company or the Parent; or

            (ii)  any consolidation or merger of the Company or the Parent with or into, any other Person, any merger of another Person with or into the Company or the Parent, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the assets of the Company or the Parent to another
Person (other than (a) any such transaction pursuant to which holders of capital stock of the Company (or if applicable, of the Parent) immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving Person immediately after such transaction and (b) any merger (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding
Common Stock or (y) which is effected solely to change the jurisdiction of incorporation of the Company or the Parent and results in a reclassification, conversion or exchange of outstanding Common Stock into solely shares of common stock);

            (iii) "REPURCHASE PRICE" means the sum of (a) 100% of the principal amount of this Instrument to be repurchased pursuant to this SECTION 7 and (b)
accrued and unpaid interest on this Instrument to the date of payment.

8.    OTHER.

            (a)   No provision of this Instrument shall alter or impair the
obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, on this Instrument at the times, places and rate, and in the coin or currency, herein prescribed or to cause the conversion of this
Instrument as herein provided.

            (b)   The Company will give prompt written notice to the holder of this Instrument of any change in the location of the Designated Office.

            (c)   Any notice hereunder to the Company or to the holder of this
Instrument shall be given in the manner set forth in Section 10.1 of the
Purchase Agreement and shall be given to the Company in care of the Parent pursuant to such Section 10.1.

            (d)   This Instrument and the Common Stock issuable upon conversion of this Instrument have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction. Neither this Instrument nor the Common Stock issuable upon conversion of this Instrument nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of (a "TRANSFER") in the absence of such registration or unless such transaction is exempt from, or not subject to, registration. The holder by its acceptance of this Instrument or the Common
Stock issuable upon conversion of this Instrument agrees that it shall not offer, sell, assign, transfer, pledge, encumber or otherwise dispose of this
Instrument or any portion thereof or interest therein (other than with respect to a Transfer of the Common Stock issuable upon conversion of this Instrument
(i) pursuant to a registration statement that is effective at the time of such
Transfer or (ii) pursuant to an exemption from the registration requirements of the Securities Act).

                                      -22-

            (e)   Upon receipt by the Company of evidence reasonably
satisfactory to it of the loss, theft, destruction or mutilation of this
Instrument, and in the case of loss, theft or destruction, receipt of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Instrument, if mutilated, the Company will deliver a new Instrument of like tenor and dated as of such cancellation, in lieu of such
Instrument.

            (f)   The holder represents that it is an "accredited investor"
within the meaning of Rule 501 of the Securities Act. The holder has been advised that this Instrument has not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless it is registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Subject to
SECTION 8(G), the holder is aware that the Company is under no obligation to effect any such registration or to file for or comply with any exemption from registration. The holder has not been formed solely for the purpose of making this investment and is acquiring the Instrument for its own account for investment, and not with a view to, or for resale in connection with, the distribution thereof.

            (g)   The shares of Common Stock issuable upon conversion of this
Instrument are subject to that certain Registration Rights Agreement, dated as of July 15, 2002, between the Parent and the holder of this Instrument.

            (h)   The Company (i) will take all such actions as may be necessary or appropriate to cause the Parent to validly and legally issue and deliver fully paid and non-assessable shares of Common Stock upon conversion of this
Instrument; and (ii) will not take any action and will cause the Parent not to take any action which results in any adjustment of the Conversion Rate, if after giving effect to such action, the total number of shares of Common Stock issuable after the conversion of all of the outstanding principal amount of this
Instrument would exceed the total number of shares of Common Stock authorized by the Parent's certificate of incorporation and available for the purpose of issuance upon such conversion.

            (i)   In the case of an Event of Default, the Company, to the extent permitted by law, waives presentment, demand, notice, protest and all other demands or notices in connection with the enforcement of this Instrument.

            (j)   In case any one or more of the provisions contained in this
Instrument shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Instrument, but this Instrument shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

            (k)   No failure on the part of the holder to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the holder from time to time.

                                      -23-

            (l)   Any provision of this Instrument may be amended, waived or modified upon the written consent of Company and the holder of this Instrument.
The holder of this Instrument by its acceptance hereof acknowledges and agrees that the subordination provisions of this instrument are for the benefit of the holders of the Senior Indebtedness and that, accordingly, no provision of
SECTION 5 hereof may be amended or otherwise modified without the prior written consent of each holder of Senior Indebtedness at such time outstanding.

        (M) THIS INSTRUMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING
EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

        (N) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS INSTRUMENT
MAY BE BROUGHT ONLY IN THE COURTS OF THE COUNTY OF LOS ANGELES, IN THE STATE OF
CALIFORNIA OR ANY COURT OF THE UNITED STATES OF AMERICA FOR THE CENTRAL DISTRICT
OF CALIFORNIA, AND, EACH OF THE COMPANY AND THE HOLDER OF THIS INSTRUMENT HEREBY
ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND
UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF THE COMPANY
AND THE HOLDER OF THIS INSTRUMENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING
ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON
CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH
ACTION OR PROCEEDING IN SUCH JURISDICTION. EACH OF THE COMPANY AND THE HOLDER OF
THIS INSTRUMENT IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF SUCH
COURTS IN ANY SUCH ACTION OR PROCEEDING.

            (o)   The Company agrees to pay to the holder of this Instrument all expenses (including, without limitation, the reasonable fees and disbursements of counsel) incurred by the holder solely with respect to the enforcement of this Instrument and the collection of any and all amounts owed to the holder hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                                      -24-

      IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed as a deed.

      Dated: ________, 2002

                                       Signed, sealed and delivered by
                                       __________________, for and on behalf of
                                       CATAPULT COMMUNICATIONS INTERNATIONAL
                                       LIMITED pursuant to a power of attorney
                                       dated ___________, 2002

                                       -------------------------------
                                       [NAME]

                                      -25-

                       CONVERSION NOTICE

      The undersigned holder of this Instrument hereby irrevocably exercises the option to convert this Instrument, or any portion of the principal amount hereof
(which is an integral multiple of $1,000) below designated, into Common Stock in accordance with the terms of this Instrument, and directs that such shares, together with a check in payment for any fractional share and any Instrument representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If Common Stock is to be registered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

                                           Dated: _____________________

                                           TEKELEC

                                           By:___________________________
                                           Name:
                                           Title:

If shares are to be registered in the name of a Person other than the holder, please print such Person's name and address:

-------------------------
Name

-------------------------
Address

-------------------------
Social Instrument or other Taxpayer Identification Number, if any

If only a portion of the Instrument is to be converted, please indicate:

1. Principal amount to be converted: $___________

2. Principal amount of Instrument representing unconverted principal amount to be issued:

         Amount: $________